As filed with the Securities and Exchange Commission on May ___, 2007
Registration No. 333-140444

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM SB-2
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ADVANCED BIOTHERAPY, INC.
(Name of Small Business Issuer in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	141 West Jackson Boulevard, Suite 2182 Chicago, Illinois 60604 (312) 427-1912	51-0402415 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Christopher Capps
Chief Executive Officer
ADVANCED BIOTHERAPY, INC.
141 West Jackson Boulevard, Suite 2182
Chicago, Illinois 60604
(312) 427-1912
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of Communications to:
Joel Weinstein, Esq.
RUTTER HOBBS & DAVIDOFF INCORPORATED
1901 Avenue of the Stars, Suite 1700
Los Angeles, California 90067-4301
(310) 286-1700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act regulation statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(4)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.001 per share, issuable upon exercise of rights	874,812,720 shares(1)	$0.015	$13,122,191(2)	$1,404.07(5)
Common Stock, par value $.001 per share	35,839,326 shares(3)	$0.06(4)	$2,150,360(4)	$230.09(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(2)	Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued pursuant to this registration statement.

(3)	This number represents the number of shares that may be offered by Selling Stockholders.

(4)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the bid and asked price of the Registrant’s Common Stock as reported on the OTC Bulletin Board on May 23, 2007 (i.e., $0.___) with respect to the 35,839,326 shares to be registered pursuant to the Company’s filing made on May 24, 2007, and the $0.015 exercise price for the basic subscription rights and oversubscription privileges with respect to an additional 874,812,720 shares of Common Stock to be registered hereunder.

(5)	Previously paid with the Form SB-2 filed on February 5, 2007.

(6)	Offset by $207.85 previously paid with the Form SB-2 filed on February 5, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information contained in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities or to solicit an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ____________, 2007

P R O S P E C T U S

Advanced Biotherapy, Inc.

Rights Offering for Shares of Common Stock

Offering of Common Stock by Selling Stockholders

We are distributing to you, at no charge, ten (10) non-transferable rights for each share of common stock you owned of record on June ___, 2007. You will be entitled to purchase one (1) share of common stock for $0.015 in cash for every right you are granted. Each right also will carry with it an oversubscription privilege to subscribe for shares of common stock that are not purchased by other holders of rights. The rights may not be sold or transferred.

As of the record date, there were 946,561,870 shares of common stock outstanding. Certain stockholders holding in the aggregate 859,080,598 shares of common stock have consented not to participate in the rights offering. If all rights are exercised, we will issue a total of 874,812,720 shares of common stock and the estimated net proceeds of the rights offering will be $12,972,000.

The rights expire at 5:00 p.m., New York City time, on July 12, 2007, unless the exercise period is extended by us. Rights holders who do not exercise their rights prior to the expiration of the rights offering will lose any value represented by their rights. You should carefully consider whether to exercise your rights prior to the expiration of the rights offering. The manner in which rights may be exercised is described in detail under the heading “The Rights Offering - Method of Subscription - Exercise of Rights.” If you intend to exercise your rights, you should be careful to comply with these procedures. Additional information about the rights offering may be found under “Questions and Answers about the Rights Offering” beginning on page ___.

This Prospectus also relates to 35,839,326 shares (the “Selling Stockholder Shares”) of common stock, par value $.001 per share, of Advanced Biotherapy, Inc. The Selling Stockholder Shares may be offered by stockholders of the Company (“Selling Stockholders”) as described herein. None of the proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders will be received by us.

We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. American Stock Transfer & Trust Company is acting as subscription agent and Georgeson Inc. is acting as information agent for the rights offering. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services.

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Our common stock is traded on the OTC Bulletin Board under the symbol “ADVB.”

An investment in our common stock involves significant risks. We urge you to carefully read the “Risk Factors” section beginning on page __ before you make your investment decision.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Of These Securities Or Determined If This Prospectus Is Accurate Or Complete. Any Representation To The Contrary Is A Criminal Offense.

The date of this Prospectus is ___________, 2007

We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or of any sale of common stock. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

NOTICE TO CALIFORNIA RESIDENTS: The offering by the Selling Stockholders (as distinguished from the rights offering by the Company) is limited to suitable investors only. Each purchaser of shares in California from a Selling Stockholder must meet one of the following suitability standards: (a) not less than $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus estimated $65,000 gross income during the current tax year; (b) not less than $500,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile); (c) not less than $1,000,000 net worth (inclusive of home, home furnishings and automobiles); or (d) $200,000 gross annual income.

NOTICE TO OHIO RESIDENTS: This Prospectus shall not constitute an offer to sell or a solicitation of any offer to buy these securities. The Company has been notified by the Ohio Division of Securities that it may not offer shares in the rights offering and the shares of the Selling Stockholders may not be registered for resale to residents of the State of Ohio.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q: What is a right?

A: Each right entitles its holder to purchase one share of our common stock at an exercise price of $0.015 per share.

Q: What was the record date for the rights offering?

A: The record date for the rights offering, which was the date used to determine the stockholders entitled to receive rights, was June ___, 2007.

Q: How many rights am I receiving?

A: You are receiving ten (10) rights for each share of our common stock that you hold on the record date. We will issue up to 874,812,720 shares in the rights offering.

Q: How much does a right cost?

A: We are distributing rights at no charge to stockholders of our common stock as of the close of business on the record date.

Q: What is my oversubscription privilege?

A: Each rights holder who elects to exercise its basic subscription rights in full may also subscribe for additional shares at the same $0.015 per share exercise price if any shares are not purchased by other holders of basic subscription rights as of the expiration date.

Q: What if there are an insufficient number of shares to satisfy the oversubscription requests?

A: If an insufficient number of shares is available to fully satisfy the oversubscription privilege requests, the available shares will be distributed proportionately among rights holders who exercised their oversubscription privilege based on the respective number of shares each rights holder oversubscribed for under the oversubscription privilege. Any excess subscription payments will be returned, without interest or deduction, promptly after expiration of the rights offering.

Q: When do the rights expire?

A: The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on July 12, 2007, unless the exercise period is extended by us. We currently do not intend to extend the exercise period. See “The Rights Offering - Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Q: Am I required to exercise my rights?

A: No. If you choose not to fully exercise your rights, however, your relative ownership in us will be diluted. Rights holders who do not exercise their rights prior to the expiration of the rights offering will lose any value represented by their rights.

Q: What happens if I do not exercise my rights?

A: If you do not exercise your rights prior to the expiration of the rights offering, your rights will expire.

Q: May I transfer my rights if I do not want to purchase any shares?

A: No. The rights are non-transferable. The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on July 12, 2007, unless the exercise period is extended by us as described above. See “Q: When do the rights expire?”

Q: When will I receive my rights certificate?

A: Promptly after the date of this prospectus, the subscription agent will send a rights certificate to each holder of our common stock that is registered on our stockholder registry maintained at American Stock Transfer & Trust Company, the transfer agent for our common stock. If you own your shares of common stock through a broker, bank or other nominee, you will not receive an actual rights certificate. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate certificate. It is not necessary to have a physical rights certificate in order to effect a sale of your rights or to elect to exercise your rights. See “Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, bank or other nominee?”

Q: How do I exercise my rights?

A: You may exercise your rights by properly completing and signing your rights certificate. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase (including any amounts in respect of the oversubscription rights). You must deliver your rights certificate to American Stock Transfer & Trust Company, which is acting as the subscription agent for the rights offering. The subscription agent will not accept a facsimile transmission of your completed rights certificate. We recommend that you send your rights certificate by overnight courier or, if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the subscription agent, (2) cashier's check drawn upon a U.S. bank or express money order payable to the subscription agent or (3) wire transfer of funds to the account maintained by the subscription agent for the purpose of the rights offering. See “The Rights Offering - Method of Subscription - Exercise of Rights” and “Method of Payment of Exercise Price.” If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.”

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any Notices of Guaranteed Delivery to American Stock Transfer & Trust Company, which is acting as our subscription agent, by hand delivery, mail or overnight courier to:

By Hand Delivery: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY 10038	By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

Q: When will I receive the shares I am purchasing by exercising my rights?

A: If you properly exercise your rights, you will be deemed to own the shares immediately after the expiration of the rights offering. We will issue share certificates as soon as practicable thereafter. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of rights if necessary to comply with securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, bank or other nominee?

A: If you hold shares of our common stock through a broker, bank or other nominee, you will need to have your broker, bank or other nominee act for you if you wish to exercise your rights. If you wish to exercise your rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. See “The Rights Offering - Beneficial Owners.”

Q: Will I be charged a sales commission or a fee if I exercise my rights?

A: We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or other nominee.

Q. If I want to exercise my rights, will it be easier for me to do so if I hold my rights in my own name or through my broker, bank or other nominee?

A. We believe that it will be easier to exercise rights held through a broker, bank or other nominee rather than in your own name. Your broker, bank or other nominee should be experienced in effecting transfers of securities and in completing the documentation necessary to exercise your rights. Your broker, bank or other nominee will provide you with the means to exercise your rights. Once you have indicated to your broker, bank or other nominee your decision to exercise your rights, your broker will take care of all of the necessary documentation. Your broker, bank or other nominee may also use the facilities of The Depository Trust Company, or DTC, to effect the exercise of your rights in a timely manner.

Q: How was the $0.015 exercise price determined?

A: The Company entered into a Share Purchase And Debt Restructure Agreement (“Restructure Agreement”) dated as of August 28, 2006, with Richard P. Kiphart, a director of the Company and the holder of approximately 79% of the Company’s then outstanding convertible notes and other promissory notes (“notes”). Prior to entering into the Restructure Agreement, an independent committee of the Company’s Board of Directors entered into discussions with Mr. Kiphart about his proposal submitted to the Board of Directors to acquire new shares of Company common stock and to convert all his Company notes into shares of common stock. Mr. Kiphart’s proposal provided for the purchase of new shares at a purchase price of $0.015 per share and the conversion of his Company notes at a reduced conversion price of $0.015 per share. The Board of Directors approved that share and conversion price and the Restructure Agreement. The Board of Directors considered the recent trading price for our common stock, and other factors, including the likely adverse outcome for the Company and its stockholders if Mr. Kiphart’s proposal were not accepted by the Board of Directors. As a condition to the closing of the Restructure Agreement, the Board of Directors received an opinion from an independent investment banking firm that the proposal to acquire $6.5 million of new shares at $0.015 per share and the conversion of all Company notes at the reduced conversion price of $0.015 per share was fair to the stockholders from a financial point of view. The Company received $6.5 million of new capital pursuant to the Restructure Agreement in consideration for 433,333,331 new shares of common stock at $0.015 per share. The $0.015 exercise price is not intended to bear a direct relationship to our assessment of the value of an investment in the Company. As a result, the exercise price should not be considered an indication of the value of our Company or of our common stock.

Q: How will you use the proceeds from the rights offering?

A: If all rights are exercised, our gross proceeds from the rights offering will be approximately $13,122,191. We expect to use the net proceeds from the rights offering to acquire a revenue-generating business and for general corporate purposes. See “Use of Proceeds.”

Q: If I exercise my rights in the rights offering, may I withdraw the exercise?

A: Yes. Once you have exercised your rights, you may withdraw your exercise at any time prior to the deadline for withdrawal, but not thereafter, by following the procedures described under “The Rights Offering - Withdrawal of Exercise of Rights,” subject to applicable law. The deadline for withdrawal is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for withdrawal will be on July 11, 2007.

Q: May you terminate the rights offering?

A: Yes. We currently have no intention of terminating the rights offering, but we have reserved the right to terminate the rights offering if unforeseen circumstances occur between the date of this prospectus and the scheduled expiration of the rights offering.

Q: If the rights offering is terminated, will my payment be refunded to me?

A: Yes. If the rights offering is terminated, the subscription agent will return as soon as practicable all exercise payments, without interest. See “The Rights Offering - Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Q: How many shares of Advanced Biotherapy common stock will be outstanding after the rights offering?

A: The number of shares of our common stock that will be outstanding immediately after the completion of the rights offering will be approximately 1,821,374,590 shares, exclusive of outstanding options and warrants.

Q: Have you or your board of directors made a recommendation as to whether I should exercise my rights?

A: No. Neither we nor our board of directors has made any recommendation as to whether you should exercise your rights. You should make those decisions based upon your own assessment of your best interests. As of the date of this prospectus, none of our directors has definitively indicated an intention with respect to participation in the rights offering. Furthermore, Richard P. Kiphart and Christopher W. Capps, the Chairman of the Board and the Chief Executive Officer, respectively, as well as certain other Company directors have consented not to participate in the rights offering, because, in October 2006, they acquired shares of our common stock at the same $0.015 price per share. If our one participating director and our advisory board members exercise all of their rights, we would issue approximately 306,453,680 shares to these individuals, representing approximately 35% of the shares issuable upon exercise of the rights offered in the rights offering. Our advisory board members and the eligible director may exercise some or all of their rights.

Q: What are the material U.S. federal income tax consequences of the rights offering to me?

A: You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

Q: What should I do if I have other questions?

A: If you have any questions about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, please contact Georgeson Inc., which is acting as our information agent, at:

17 State Street, 10th Floor
New York, NY 10004

Banks and brokerage firms, please call (212) 440-9800.
All others, please call toll-free (866) 785-7394.

For a more complete description of the rights offering, see “The Rights Offering.”

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form SB-2 (which includes exhibits) that we filed with the Securities and Exchange Commission, or the SEC, covering the rights and the shares of common stock to be issued upon exercise of the rights and the shares of common stock to be offered by the Selling Stockholders. This Prospectus does not contain all information contained in the registration statement, certain parts of which are omitted in accordance with the SEC’s rules and regulations. With respect to any document referred to in this prospectus, you should review the document itself for a thorough understanding of its contents. The registration statement and amendments thereto can be read and reviewed on the SEC’s website located at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

The following summary highlights selected information from this prospectus but may not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus. This investment involves a high degree of risk and we encourage you to read “Risk Factors” beginning on page __. Certain terms used in this Prospectus are explained in “Glossary of Certain Terms” which starts on page ___.

The Company

Advanced Biotherapy, Inc. is a corporation organized and existing under the laws of the State of Delaware, headquartered in Chicago, Illinois.

Prior to our debt restructure and equity placement in 2006, our Company focused on the development of biologic therapeutic antibodies for treating a range of autoimmune diseases based on an anti-cytokine platform technology. Our activities have consisted primarily of research, development and non-United States investigational human clinical trials. Such development stage activities have resulted in an accumulated deficit of $20,829,491 at March 31, 2007. Based upon our historical activities, we are a development stage biotechnology company holding patents based on the anti-cytokine platform. Management currently does not plan to continue the Company’s research and development projects or to pursue new patent applications.

Our autoimmune disease technology focuses on an anti-cytokine platform. The Company’s primary cytokine target has been interferon-gamma. Cytokines are soluble components of the immune system that are largely responsible for regulating the immune response. When overproduced, as in certain autoimmune diseases, interferons and cytokines can lead to immune system disturbance and inflammation resulting in localized tissue damage and pathology seen in autoimmune diseases (ADs). To date, the Company has not achieved its plans to enter into out-licensing agreements with pharmaceutical companies that seek to use the Company’s patents to develop biologic drugs designed to reduce the levels of certain cytokines that may effectively treat a range of autoimmune diseases.

Our patented technology is based upon the work of Dr. Simon Skurkovich and Dr. Boris Skurkovich who first suggested that autoimmune disease may be the result of augmented cytokine production. We conducted several investigational clinical trials at major institutes of the Medical Academy of Sciences in Russia, in which we evaluated the efficacy of a series of investigational antibodies, raised against certain cytokines, in autoimmune diseases such as rheumatoid arthritis (RA), multiple sclerosis (MS), certain autoimmune skin diseases, and a disease of the eye.

Development Stage Activities

We have been in the development stage since our formation in 1985. We have generated little revenue in the past years and have suffered recurring losses from operations, resulting in an accumulated deficit of $20,829,491 at March 31, 2007.

Business Strategy

The Company’s business development plan for 2007 principally focuses on the following three specific elements:

1.	Evaluation of possible acquisition candidates;

2.	Acquisition of a control or non-control position in a revenue-generating company through investment in equity, of convertible debt or an asset acquisition; and

3.	Licensing agreements with selected pharmaceutical companies seeking opportunities related to our patents.

As described above, one of the Company’s objectives, although not its primary objective, is to establish a collaborative relationship with one or more pharmaceutical or biotechnological companies that could result in the generation of licensing, milestone and royalty payments to the Company. As of the date hereof, the Company has not entered into any agreement to acquire a revenue generating company, nor has it entered into any agreement with a pharmaceutical or biotechnological company, or any such licensing arrangements.

The Company had $5,982,456 in cash at March 31, 2007. This amount of cash is adequate to meet the Company’s projected cash requirements for the next 12 months. Based upon the Company’s current business plan, management believes that for the 12-month period ending March 31, 2008, the earned interest on the Company’s cash and investments will be sufficient to fund approximately 55% to 65% of its ordinary operating expenses, including legal fees incurred in maintaining its patents, but excluding fees and costs associated with our stockholder rights offering. The remaining 35% to 45% of funds for our operating expenses is expected to come from the Company’s existing principal amount of cash and investments and proceeds raised from the Company’s rights offering. The Company does not have a source of revenue to continue its operations beyond the current available funds.

Government Regulation

The Company’s development stage products would require regulatory approval from the United States Food and Drug Administration (“FDA”) prior to marketing of such products. The Company is not sufficiently funded to allow it to complete the product development process, obtain FDA approval, or market its products. The Company plans to consider opportunities for joint ventures or licensing or similar arrangements with large pharmaceutical companies to provide the funding necessary for obtaining FDA approval. However, there can be no assurance that the Company will enter into any such arrangements, obtain the appropriate regulatory approvals, or develop, market, or distribute commercially viable products.

Patent Status

On December 25, 2001, the Company was issued United States Patent No. 6,333,032 for the use of interferon-gamma antibodies as a monotherapy to treat five diseases of autoimmune etiology: Multiple Sclerosis, Rheumatoid Arthritis, Juvenile Rheumatoid Arthritis, Psoriatic Arthritis and Ankylosing Spondylitis. The Company’s patented treatment also uses various methods to neutralize or block specific combinations of cytokines and their receptors. In addition, the Company was issued United States Patent No. 6,534,059, issued March 18, 2003, covering the use of interferon gamma antibodies for treatment of corneal transplant rejection. On March 8, 2005, the Company was issued United States Patent No. 6,863,890 for use of antibodies to Tumor Necrosis Factor-alpha (TNF-a), Interferon-Gamma (IFN-g) and Interferon-alpha (IFN-a) for the treatment of AIDS. On March 1, 2005, the Company was issued United States Patent No. 6,861,056 for use of antibodies to IFN-g and standard therapy for treatment of uveitis. The Company also has been issued United States Patent Nos. 5,626,843, 5,888,511, 6,846,486 and 7,115,263 and Australia Patent Nos. 730498 and 2002318175. The Company has also been issued Europe Patent No. 1401496, which is validated in Great Britain and Italy. In addition, the Company has eleven United States utility patents pending filed between November 26, 2002, and October 2, 2006. The Company also has two applications pending in each of Europe, Hong Kong and Canada, as well as a pending application in Japan. The Company has one PCT application pending.

Proceeds of Offering

We will not receive any proceeds from the sale of shares by the Selling Stockholders. However, if all the rights were exercised, we would receive aggregate gross proceeds of $13,122,191.

Common Stock

Our Common Stock is offered on the OTC Bulletin Board under the symbol “ADVB.” The last reported closing price of the Common Stock on April 17, 2007, was $0.04.

The Rights Offering

Rights
We are distributing to stockholders of record of our common stock as of the close of business, New York time, on June ___, 2007, at no charge, ten (10) non-transferable rights for each share of our common stock they hold on the record date. Each right entitles its holder to purchase one share of our common stock at an exercise price of $0.015. We will issue up to a total of 874,812,720 shares in the rights offering.

Basic Subscription Rights	Each right will entitle the holder to purchase one share of our common stock at the $0.015 per share exercise price.

Exercise Price	$0.015 per share.

Oversubscription Privilege
Each rights holder who elects to exercise its basic subscription rights in full may also subscribe for additional shares at the same $0.015 exercise price per share if any shares are not purchased by other holders of basic subscription rights as of the expiration date. If an insufficient number of shares is available to fully satisfy the oversubscription privilege requests, the available shares will be distributed proportionately among rights holders who exercised their oversubscription privilege based on the respective number of shares each rights holder oversubscribed for under the oversubscription privilege.

Record Date	June ___, 2007, which was the date used to determine the stockholders entitled to receive rights.

Expiration
The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on July 12, 2007, unless the exercise period is extended by us. We currently do not intend to extend the exercise period.

Effect of Rights Offering
On the record date for the rights offering, Richard P. Kiphart beneficially owned approximately 82% of our outstanding common stock. If all of the rights covered by this prospectus are exercised, Mr. Kiphart's beneficial ownership percentage will become approximately 42%. See “Risk Factors - Risks Relating to Our Common Stock.”

Non-Transferability of Rights	The rights are non-transferable. You may not seek to sell your rights. The rights do not have a trading market.

Procedures for Exercise
You may exercise your rights by properly completing and signing your rights certificate. You must deliver your rights certificate to American Transfer & Trust Company, which is acting as the subscription agent for the rights offering. The subscription agent will not accept a facsimile transmission of your completed rights certificate. This delivery must be accompanied by full payment of the exercise price for each share you wish to purchase (including any amounts in respect of the oversubscription privilege). If you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. See “The Rights Offering - Method of Subscription - Exercise of Rights.”

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.”

Exercise by Beneficial Holders
If you hold shares of our common stock through a broker, bank or other nominee, you will need to have your broker, bank or other nominee act for you if you wish to exercise your rights. If you wish to exercise your rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. See “The Rights Offering - Beneficial Owners.”

Issuance of Common Stock
If you properly exercise your rights, you will be deemed to own the shares immediately after the expiration of the rights offering. We will issue share certificates as soon as practicable thereafter. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of rights if necessary to comply with securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

No Recommendation	Neither we nor our board of directors has made any recommendation as to whether you should exercise your rights. You should make those decisions based upon your own assessment of your best interests.

U.S. Federal Income Tax Consequences of Rights Offering	You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, or lapse of the rights in light of your particular circumstances.

Subscription agent	American Stock Transfer & Trust Company.

Information Agent	Georgeson Inc.

Risk Factors	An investment in our common stock involves significant risks. You should read “Risk Factors” beginning on page ___ before you exercise your rights.

For additional information concerning the rights offering, see “The Rights Offering,” beginning on page ____.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the risks and uncertainties described below, and the other information included in this prospectus, before deciding to invest in our common stock. Any of the risk factors described therein or set forth below could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price of our common stock could decline and you could lose a part or all of your investment.

Risks Relating to Our Common Stock

There is a limited public market for our common stock; our stock price is subject to volatility and our common stock is quoted on the OTC Bulletin Board, which limits the liquidity and could negatively affect the value of our common stock.

There is a limited public market for our stock and an active trading market for our common stock may not be sustained in the future. Our stock price is highly volatile, so that investment in our stock involves substantial risk. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of particular companies. Economic and other external factors may have a significant effect on the market price of our common stock. Fluctuations or decrease in the trading price of our common stock may adversely affect the liquidity of the trading market for our common stock. This lack of liquidity may adversely affect our ability to raise capital through future equity financing.

The stock price of our common stock is subject to volatility.

Our stock price may be affected by numerous factors, many of which are beyond our control such as:

•	our business development plan

•	acquisition of a revenue generating business

•	operational results and cash flow of a revenue generating business

•	material public announcements

•	developments or disputes as to our patent or other proprietary rights.

•	unsatisfactory clinical trial results

•	market reaction to announcements by other biotechnology or pharmaceutical companies

•	initiation, termination or modification of agreements with collaborative partners

•	general market conditions

If any of these factors causes us to fail to meet the expectations of securities analysts or investors, or if adverse conditions prevail or are perceived to prevail with respect to our business, the price of our common stock would likely drop significantly.

We do not expect to pay dividends on our common stock in the foreseeable future.

We did not pay dividends on our common stock in the past and do not expect to pay cash dividends on our common stock in the foreseeable future. Our payment of any dividends in the future will be at the discretion of our board of directors and will depend upon various factors, including future earnings, operations, capital requirements, our general financial condition and the general financial condition of our subsidiaries. In addition, under Delaware law, unless a corporation has available surplus it cannot declare or pay dividends on its capital stock.

Future sales of our common stock or the perception that sales could occur may depress our stock price.

Upon the full exercise of rights in our rights offering, approximately 1,821,374,590 shares of our common stock will be issued and outstanding. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after the rights offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and a price that we deem appropriate.

By virtue of the registration statement of which this document is a part, all shares purchased in the rights offering will be freely tradable without restriction under the Securities Act except for any such shares held at any time by any of our “affiliates” as such term is defined under Rule 144 promulgated under the Securities Act. Certain other outstanding shares may be resold under Rule 144 under the Securities Act, depending on their holding period and subject to significant restrictions in the case of shares held by persons deemed to be our affiliates.

Richard P. Kiphart and other stockholders hold a significant number of shares of our common stock. Sales by one or more of these stockholders could cause significant fluctuation in our stock price. In the future, we may determine to raise capital through offerings of our common stock, securities convertible into our common stock or rights to acquire these securities or our common stock. In any case, the result could ultimately be dilutive to our common stock by increasing the number of shares outstanding. We cannot predict the effect this dilution may have on the price of our common stock.

Upon completion of the rights offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register all of the shares of common stock reserved for issuance upon exercise of certain stock options to purchase up to 7,560,000 shares of common stock and other shares of common stock to be issued or reserved for issuance under an equity incentive plan that the Company may in the future adopt. Any such Form S-8 registration statement will automatically become effective upon filing. Accordingly, shares of common stock registered under any such registration statement and issued upon exercise of such stock options will be available for sale with the option market, unless such shares of common stock are subject to vesting restrictions.

Our stockholders likely will incur dilution as a result of actions recently approved by our Board of Directors regarding our common stock.

Our Board of Directors recently approved an amendment to our Certificate of Incorporation (“Amendment”) that would increase our authorized shares of common stock from 2,000,000,000 shares to 2,500,000,000 shares, and to adopt an equity incentive plan (“2007 Equity Plan”) for directors, employees and consultants under which 60,000,000 shares of common stock would be reserved. No shares have been awarded or options granted under the 2007 Equity Plan. Both the Amendment and the 2007 Equity Plan are subject to stockholder approval, which the Company intends to seek after completion of the rights offering.

Richard P. Kiphart is able to significantly influence our business and affairs.

On the record date for the rights offering, Richard P. Kiphart beneficially owned approximately 82% of our outstanding common stock. If all of the rights covered by this prospectus are exercised, Mr. Kiphart's beneficial ownership percentage will become approximately 42%. Mr. Kiphart currently can control our business and affairs, and can significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Our common stock is considered a penny stock, which may make it difficult to obtain timely and accurate quotes for the stock or execute trades in it.

The rules of the Securities and Exchange Commission define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prescribed by the Securities and Exchange Commission, to provide the customer with additional information, including the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

Risks Relating to the Rights Offering

Stockholders who do not fully exercise their rights will have their interests diluted by stockholders who do exercise their rights.

The Company recently sold an aggregate 433,333,331 shares of common stock for $6.5 million, at $0.015 per share to Richard P. Kipart, Christopher W. Capps and five other investors, of which Mr. Kiphart acquired 92.5% of the $6.5 million in new shares. The rights offering, if fully exercised, will result in our issuance of an additional 874,812,720 shares of our common stock. If you choose not to fully exercise your rights prior to the expiration of the rights offering, your relative ownership interest in us will be diluted further.

The exercise price for the rights offering was set pursuant to the Share Purchase and Debt Restructure Agreement dated as of August 28, 2006, between the Company and Richard P. Kiphart, and does not reflect a determination of our value.

Each right entitles its holder to purchase one share of our common stock at an exercise price of $0.015 per share. This exercise price is the same price per share paid by Richard P. Kiphart and other investors pursuant to the Restructure Agreement. The exercise price does not reflect a determination of our value or the value of our common stock.

The price of our common stock may decline before or after the expiration of the rights offering.

We cannot assure you that the public trading market price of our common stock will not decline below the exercise price after you elect to exercise your rights. If that occurs and you do not withdraw your exercise prior to the deadline for withdrawal, you will have committed to buy shares at a price above the prevailing market price, and you will suffer an immediate unrealized loss on those shares as a result. Moreover, we cannot assure you that following the exercise of rights you will be able to sell your shares at a price equal to or greater than the exercise price.

Following the deadline for withdrawal, your exercise of rights may not be revoked.

Once you have exercised your rights, you may withdraw your exercise at any time prior to the deadline for withdrawal, but not thereafter, subject to applicable law. The deadline for withdrawal is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for withdrawal will be on July 11, 2007. Following the deadline for withdrawal, your exercise may not be revoked in whole or in part for any reason, including a decline in our common stock price, even if we have not already issued the shares to you. Therefore, even if circumstances arise after you have exercised your rights pursuant to the rights offering that change your mind about investing in our common stock, you will nonetheless be legally bound to proceed.

You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokers, banks or other nominees acting on their behalf, who desire to purchase common stock in the rights offering must act promptly to ensure that all required certificates and payments are actually received by the subscription agent, American Stock Transfer & Trust Company, prior to the expiration of the rights offering. The time period to exercise rights is limited. If you or your broker fails to complete and sign the required rights certificate, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

If you use a personal check to pay for the shares, it may not clear in time.

Any personal check used to pay for shares must clear prior to the expiration date and the clearing process may require seven or more business days. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received and clears by that time.

Sales by Selling Stockholders to investors in the State of California are limited to investors meeting certain suitability standards, and, therefore, not all California investors are qualified.

The offering by the Selling Stockholders was approved in the State of California on the basis of a limited offering qualification which provides that offering and sales may be made only to investors who meet certain suitability standards as described in this prospectus. Each purchaser of the shares in California from a Selling Stockholder must meet one of the following suitability standards: (a) not less than $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus estimated $65,000 gross income during the current tax year; (b) not less than $500,000 liquid net worth (a net worth exclusive of home, furnishings and automobile); (c) not less than $1,000,000 net worth (inclusive of home, home furnishings and automobiles); or (d) $200,000 gross annual income. As a result of our reliance on the limited offering qualification, we are not required to demonstrate compliance with some or all of the merit regulations of the California Department of Corporations.

As a result of our application for a limited offering qualification, we were notified by the California Department of Corporations that the exemptions for secondary trading available under California Corporations Code Section 25104(h) will be withheld by the Department; however, there may be other exemptions available for sales by a bona fide owner for his or her own account without advertisement and without being effected by or through a broker/dealer in a public offering.

Risks Relating to the Company

We have a history of operating losses.

For the three months ended March 31, 2007, the Company realized a net loss of $60,412, and for the fiscal year ended December 31, 2006, we realized a net loss of $7,418,882. At March 31, 2007, we had an accumulated deficit of $20,829,491. Currently, the Company’s only source of income is from interest earned on its cash and investments. The Company had $5,982,456 in cash at March 31, 2007. Based upon the Company’s current business plan, management believes that for the 12-month period ending March 31, 2008, the earned interest on our cash and investments will be sufficient to fund approximately 55% to 65% of ordinary operating expenses including legal fees incurred in maintaining its patents on its intellectual property, but excluding fees and costs related to our stockholder rights offering. The remaining 35% to 45% of funds for our operating expenses is expected to come from the Company’s existing principal amount of cash and investments and proceeds raised from the Company’s rights offering. The Company does not have a source of revenue to continue its operations beyond the current available funds.

We do not have any of our own products in FDA clinical trials, and we do not have regulatory approvals required to market our products.

Our products are in the development stage, have not been subjected to clinical studies in the United States (except for preliminary initiation of Phase I clinical trials at Georgetown Medical University since terminated), have limited clinical data based upon studies conducted in Russia, have not been cleared for marketing by the FDA or foreign regulatory authorities, and cannot be commercially distributed in the United States and/or in foreign markets unless and until such clearance is obtained. We have discontinued our research and development projects, and we have no current plans to recommence those projects.

The development, manufacture and sale of drug products are subject to extensive and rigorous regulation by federal, state, local and foreign governmental authorities. In particular, products for human health are subject to substantial preclinical and clinical testing and other approval requirements by the FDA and comparable foreign regulatory authorities. The process for obtaining the required regulatory approvals from the FDA and other regulatory authorities takes many years and is very expensive. There can be no assurance that any product for which we may license our patents will prove to meet all of the applicable standards to receive marketing approval. There can be no assurance that any such approvals will be granted on a timely basis, if at all. If regulatory approval of a product were ever to be obtained, such approval may involve substantial restrictions and limitations on the use of the product.

Our research and development and marketing efforts will be dependent on collaborations and if our collaborations are not successful, we may not be able to successfully develop and market products.

At present, we have no collaboration agreements with other companies. If we pursue and enter into any such agreement, these agreements may be expected to call for our partners to control the supply of bulk or formulated drugs for commercial use or for use in clinical trials, design and execution of clinical studies, the process of obtaining regulatory approval to market the product, and/or marketing and selling of any approved product.

In each of these areas, our partners may not support fully our research and commercial interests since our program may compete for time, attention and resources with the internal programs of our corporate collaborators. As such, we cannot be sure that our corporate collaborators, if any, will share our perspectives on the relative importance of our program, that they will commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Research and development activities, including future clinical trials, are inherently uncertain and we may be unable to obtain or maintain regulatory approval for any products.

Preclinical testing and clinical trials must demonstrate that a product candidate is safe and efficacious. The results from preclinical testing and early clinical trials may not be predictive of results obtained in subsequent clinical trials, and we cannot be sure that these clinical trials will demonstrate the safety and efficacy necessary to obtain regulatory approval for any product candidates. A number of companies in the biotechnology industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials.

We cannot be sure that we or our licensees, if any, would be permitted by regulatory authorities to undertake clinical trials for any of our anti-cytokine platform technology, or that if such trials are conducted, any product candidates will prove to be safe and efficacious or will receive regulatory approvals.

Manufacturing difficulties could materially impair our competitive position and our possibility of conducting clinical trials.

We lack the facilities to manufacture our products and do not have an adequate supply of product to begin clinical studies in the United States.

If we are unable to protect our patents, we may not be able to develop products or compete successfully.

We have eight issued United States patents, two patents issued in Australia and one patent issued in Europe. Our success and ability to compete effectively will depend, in part, on the strength of our patents and the ability to obtain protection for our products, if any, in U.S. and foreign markets. No assurance can be given that any patents issued to us will not be challenged, invalidated, or circumvented. Litigation, which could result in substantial cost to us, may also be necessary to enforce any patents issued to us and/or determine the scope and validity of other parties' proprietary rights.

We have eleven United States utility patent applications pending. The United States patent position of pharmaceutical companies involves many complex legal and technical issues and has recently been the subject of much litigation. There is no clear policy establishing the breadth of claims or the degree of protection afforded under such patents. As a result, there can be no assurance that any of our patent applications will be approved, except where claims under an application have already been examined and allowed, nor that we will develop additional proprietary products that are patentable. There can be no assurance that any United States patents issued to us will provide us with any competitive advantages or will not be challenged by third parties or that patents issued to others will not have an adverse effect on our ability to conduct our business. We could incur substantial costs in asserting our patent rights and in defending patent infringement suits against us or our executives relating to ownership of, or rights to, patents and other intellectual property of third parties. Such disputes could substantially delay our drug development or commercialization.

Furthermore, we cannot be certain that we were the first chronologically to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions because prior to November 29, 2000, patent applications in the United States were maintained in secrecy until issue, and are only published now following certain rules, and because publication of discoveries in the scientific and patent literature often lag behind actual discoveries. In the event that a third party has also filed a patent application for any of its inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office (PTO) to determine priority of the invention, which could result in substantial cost to us, even if the eventual outcome is favorable to us. In the event of an adverse decision as to priority of invention, we would not be entitled to a patent on the invention at issue in the interference proceeding. The PTO or a private party could also institute reexamination proceedings involving us in connection with one or more of our patents, and such proceedings could result in an adverse decision as to the validity or scope of the patents. In addition, there can be no assurance that our patents would be held valid by a court of law of competent jurisdiction. Any such adverse decision likely would have a material adverse affect on our patent rights and our ability to license our patents.

We face substantial competition and others may discover, develop, acquire or commercialize products before or more successfully than our licensees, if any, may do.

We are not actively engaged in the development or commercialization of any products other than to seek potential licensing agreements, if any. A number of companies are pursuing the development of novel products which target the same diseases as we have targeted. These competitors have substantially greater capital resources, research and development staffs and facilities than we do. They may develop and introduce products and processes competitive with those of our licensees, if any. They represent significant short-term and long-term competition for us. For certain of our products, an important factor in competition may be the timing of market introduction of these competitive products. This timing will be based on the effectiveness with which our licensees, if any, or the competition can complete clinical trials and approval processes and supply quantities of these products to market. Competition among products approved for sale will be based on, among other things, efficacy, safety, reliability, price, marketing capability and patent position.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute “forward-looking statements” related to management’s expectations about future conditions. When we use words like “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should” or similar expressions, or the negative of these terms, or when we discuss our strategy or plans, we are making forward-looking statements.

Forward-looking statements are not guarantees of future results, levels of activity, performance or achievements. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Our performance and results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth above and in this Prospectus. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the Securities and Exchange Commission. Risks that we anticipate are discussed in more detail in the section entitled “Risk Factors” beginning at page __. Other unanticipated occurrences besides those listed in this Prospectus could also adversely affect us.

USE OF PROCEEDS

If all the rights were exercised, we would receive aggregate gross proceeds of $13,122,191 before payment of expenses of the rights offering. We expect to use the net proceeds from the rights offering together with cash on hand and other available funds, if any, to make an acquisition of a revenue-generating business and for working capital purposes.

We will not receive any proceeds from the sale of common stock held by Selling Stockholders covered by this Prospectus. See the “Selling Stockholders” section of this Prospectus, which follows, for more information.

DETERMINATION OF OFFERING PRICE

The Company entered into a Share Purchase And Debt Restructure Agreement (“Restructure Agreement”) dated as of August 28, 2006, with Richard P. Kiphart, a director of the Company and the holder of approximately 79% of the Company’s then outstanding convertible notes and other promissory notes (“notes”). Prior to entering into the Restructure Agreement, an independent committee of the Company’s Board of Directors entered into discussions with Mr. Kiphart about his proposal submitted to the Board of Directors to acquire new shares of Company common stock and to convert all his Company notes into shares of common stock. Mr. Kiphart’s proposal provided for the purchase of new shares at a purchase price of $0.015 per share and the conversion of his Company notes at a reduced conversion price of $0.015 per share. The Board of Directors approved that share and conversion price and the Restructure Agreement. The Board of Directors considered the recent trading price for our common stock, and other factors, including the likely adverse outcome for the Company and its shareholders if Mr. Kiphart’s proposal were not accepted by the Board of Directors. As a condition to the closing of the Restructure Agreement, the Board of Directors received an opinion from an independent banking firm that the proposal to acquire $6.5 million of new shares at $0.015 per share and the conversion of all Company notes at the reduced conversion price of $0.015 per share was fair to the stockholders from a financial point of view. The Company received $6.5 million of new capital pursuant to the Restructure Agreement in consideration for an aggregate 433,333,331 new shares of common stock at $0.015 per share. The $0.015 exercise price is not intended to bear a direct relationship to our assessment of the value of an investment in the Company. As a result, the exercise price should not be considered an indication of the value of our Company or of our common stock.

DILUTION

At March 31, 2007, we had a net tangible book value of $6,248,585 or approximately $0.007 per share. The deficit in net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of common stock outstanding at March 31, 2007.

After giving effect to the sale of the 874,812,720 shares of common stock offered in the rights offering hereby (assuming full exercise of all rights) and after deducting the estimated offering expenses, our pro forma net tangible book value as of March 31, 2007 would have been $19,223,585, or approximately $0.011 per share, representing an immediate dilution of $0.004 per share or approximately 26.7% in respect of shares of common stock purchased pursuant to this rights offering. The following table illustrates this per share dilution:

Subscription Price		$0.015
Net tangible book value per share before offering	$0.007
Increase in net tangible book value per share from stockholders exercising rights	$0.004
Pro forma net tangible book value per share after rights offering		$0.011
Dilution to stockholders exercising rights(1)		$0.004

(1)	Dilution is determined by subtracting the pro forma net tangible book value per share from the subscription price paid by an investor for a share of common stock in the rights offering.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock of the Selling Stockholders at May 4, 2007, and as adjusted to give effect to the sale of the Selling Stockholder Shares offered hereby. The Selling Stockholder Shares are being registered to permit public secondary trading of the Selling Stockholder Shares, and the Selling Stockholders may offer the Selling Stockholder Shares for resale from time to time. See “Plan of Distribution.”

The Restructure Agreement provides that we will file a registration statement under the Securities Act of 1933, as amended, registering the shares of common stock acquired by the Selling Stockholders upon conversion of Company debt into shares of common stock, or payment of Company debt in shares of common stock, as applicable.

The information presented below is based on data furnished to us by the Selling Stockholders. The number of Selling Stockholder Shares that may be actually sold by the Selling Stockholders will be determined by the Selling Stockholders. Because each Selling Stockholder may sell all, some or none of the shares of common stock that it owns, no estimate can be given as to the number of shares of common stock that will be owned by the Selling Stockholders upon termination of the offering.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Being Offered (1)(2)
Edmond Buccellato	10,068,211	9,057,600
Michael Buccellato	1,996,133	1,496,133
Hal Danzer	3,467,750	3,274,580
Linda Li	1,045,867	1,045,867
Matthew Lorimer	698,667	698,667
Scott Porter	1,953,812	1,953,812
Charles J. Tighe and Phyllis J. Tighe, Trustees of the Tighe Family Trust	2,390,211	2,071,133
Simon Skurkovich	10,260,840	9,875,400
Boris Skurkovich	2,585,384	800,000
Carol Dorros	2,765,555	800,000
Samuel Skurkovich	3,811,325	800,000
Leonard Millstein	1,413,250	800,000
Ellen Millstein	1,150,000	800,000
Melvin Millstein	1,328,805	800,000
Tony Weber	1,045,867	1,045,867
Lyle Gregory	520,267	520,267
Total		35,839,326

(1) Represents the number of Selling Stockholder Shares acquired by the Selling Stockholder upon conversion of, or payment by the Company of, Company debt at $0.015 per share.

(2) Assuming all Selling Stockholder Shares to be registered are sold in the offering, then the percent of the common stock owned after the offering would be less than 1%.

THE RIGHTS OFFERING

Background of the Rights Offering

We are undertaking the rights offering in order to provide our stockholders with the opportunity to make an additional investment in us and to reduce the significant dilution of their proportionate ownership interest caused by the new capital investment and debt conversion pursuant to the Restructure Agreement. We also are undertaking the rights offering to raise additional capital for a possible acquisition of a revenue-generating business and for working capital.

In connection with the Restructure Agreement, Richard P. Kiphart (“Noteholder”) agreed, among other things, that for a period of one year following the closing, not to approve, or permit the Company to approve, any merger or consolidation of the Company unless the Company shall be the surviving corporation, or any transaction which enables Company stockholders to exercise appraisal rights under Delaware law, or any exchange, reclassification or cancellation of shares of our common stock, including a reverse stock split, provided that the one-year restrictive period may be shortened upon approval by the holders of a majority of the outstanding shares of Company common stock not held by the Noteholder, his affiliates and family members, or upon approval by the Special Committee, as provided in the Restructure Agreement. See “Restructure Agreement.”

The Rights

We are distributing to stockholders of record of our common stock as of the close of business, New York City time, on June ___, 2007, at no charge, ten (10) non-transferable rights for each share of our common stock they hold on the record date. Each right entitles its holder to purchase one share of our common stock at an exercise price of $0.015 per share. If you elect to exercise your basic subscription rights in full, you also may subscribe, at the same exercise price, for additional shares of our common stock under your oversubscription privilege to the extent that other rights holders do not exercise their basic subscription rights in full. If a sufficient number of shares of our common stock is unavailable to fully satisfy the oversubscription privilege requests, the available shares of common stock will be sold prorata among rights holders who exercised their oversubscription privilege based on the number of shares each rights holders subscribed for under the oversubscription privilege.

We will issue up to a total of 874,812,720 shares in the rights offering. Richard P. Kiphart, Christopher W. Capps, John R. Capps, David Valentine, Matthew Gooch and three other stockholders have consented to not participate in the rights offering. At May 4, 2007, those stockholders held an aggregate of 859,080,598 shares of the 946,561,870 outstanding shares of our common stock.

Dividing Your Rights

You will receive a rights certificate that represents your rights. You may request that the subscription agent divide your rights certificate into parts if, for instance, you are the record holder for a number of beneficial holders of our common stock. The subscription agent will not divide your rights certificate so that you would receive fractional rights.

Record Date

The record date for the rights offering, which was the date used to determine the stockholders entitled to receive rights, was June ___, 2007.

Exercise Price

The exercise price is $0.015 per share.

Expiration of the Rights Offering and Extensions, Amendments and Termination

The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on July 12, 2007, unless the exercise period is extended by us. We currently do not intend to extend the exercise period. If you choose not to fully exercise your rights, your relative ownership in us will be diluted. Rights holders who do not exercise their rights prior to the expiration of the rights offering will lose any value represented by their rights. We may extend the expiration date by giving oral or written notice to the subscription agent and information agent prior to the scheduled expiration of the rights offering. If we elect to extend the exercise period, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day prior to the most recently announced expiration date.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering.

If you do not exercise your rights prior to the expiration of the rights offering, your rights will expire and will be null and void. We will not be required to satisfy your attempt to exercise rights if the subscription agent receives your rights certificate and payment of the exercise price relating to your exercise after your rights expire, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below.

In addition, while we have no intention of terminating the rights offering, we have reserved the right to terminate the rights offering in the event that unforeseen circumstances occur between the date of this prospectus and the scheduled expiration of the rights offering. If the rights offering is terminated, the subscription agent will return as soon as practicable all exercise payments, without interest.

Subscription Rights

Your subscription rights entitle you to a basic subscription right and an oversubscription privilege.

Basic Subscription Rights

With your basic subscription rights, you may purchase one share of our common stock per subscription right, upon delivery of the required documents and payment of the exercise price of $0.015 per share. You are not required to exercise all of your subscription rights unless you wish to purchase shares under your oversubscription privilege. We will deliver to the recordholders who purchase shares in the rights offering certificates representing the shares purchased with a holder’s basic subscription rights as soon as practicable after the rights offering has expired.

Oversubscription Privilege

In addition to your basic subscription rights, you may subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the exercise price of $0.015 per share before the expiration of the rights offering. You may only exercise your oversubscription privilege if you exercised your basic subscription rights in full and other holders of the subscription rights do not exercise their basic subscription rights in full.

Pro Rata Allocation

If there are not enough shares of our common stock to satisfy all subscriptions made under the oversubscription privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those oversubscribing privilege holders. “Pro rata” means in proportion to the number of shares of our common stock that you and the other subscription rights holders have subscribed for by exercising your oversubscription privileges. We will allocate the remaining shares among all other holders exercising their oversubscription privileges.

Full Exercise of Basic Subscription Rights

You may exercise your oversubscription privilege only if you exercise your basic subscription rights in full. To determine if you have fully exercised your basic subscription rights, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own collectively with your spouse. If you wish to exercise your oversubscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to fully exercise your basic subscription rights with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription rights owned collectively with your spouse to exercise your individual oversubscription privilege.

When you complete the portion of your subscription rights certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription rights as to shares of our common stock that you hold in that capacity. You must exercise your oversubscription privilege at the same time you exercise your basic subscription rights in full.

Return of Excess Payment

If you exercised your oversubscription privilege and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering. We will deliver to the recordholders who purchase shares in the rights offering certificates representing the shares of our common stock that you purchased as soon as practicable after the expiration date of the rights offering and after all pro rata allocations have been completed.

Method of Subscription - Exercise of Rights

You may exercise your basic subscription rights and oversubscription privileges by delivering the following to the subscription agent, at or prior to 5:00 p.m. New York City time on July 12, 2007, the expiration date of the rights offering:

•  Your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation. You must deliver your rights certificate to American Stock Transfer & Trust Company, which is acting as the subscription agent for the rights offering. The subscription agent will not accept a facsimile transmission of your completed rights certificate.

•  Your full payment of the exercise price for each share subscribed for under your basic subscription rights and oversubscription privileges, if applicable.

•  If you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described below under “The Rights Offering - Guaranteed Delivery Procedures.”

Method of Payment of Exercise Price

Your payment of the exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by:

•  check, bank draft, or certified check drawn upon a U.S. bank payable to the subscription agent;

•  cashier's check drawn upon a U.S. bank or express money order payable to the subscription agent; or

•  wire transfer of funds to the account maintained by the subscription agent for the purpose of the rights offering at:

JPMorgan Chase Bank
55 Water Street
New York, New York 10005
ABA No. #021000021
Account: 323-213251
Reference Agent for American Stock Transfer & Trust Company

The subscription agent will accept payment by non-certified check drawn on personal or business accounts, certified check, cashier's check, express money order or wire transfer of funds.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•  clearance of any uncertified check;

•  receipt by the registered agent of any certified check or bank draft drawn upon a U.S. bank or of any express money order; or

•  receipt of collected funds in the subscription amount above.

We will retain any interest earned on the payments held by the subscription agent before your shares have been issued to you or your payment is returned to you because your exercise has not been satisfied for any reason.

Delivery of Rights Certificate and Payment

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any notices of guaranteed delivery to American Stock Transfer & Trust Company, which is acting as our subscription agent, by mail or overnight courier to:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY 10038

Payment of the exercise price by wire transfer may be made as provided above under “The Rights Offering - Method of Payment of Exercise Price.”

If you have questions about whether your completed rights certificate or payment has been received, you may call the information agent at (866) 785-7394.

Your delivery to an address other than the address set forth above will not constitute valid delivery.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that uncertified checks may take at least seven to ten business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. We urge you to consider using a certified or other cashier’s check, money order or wire transfer of funds to avoid missing the opportunity to exercise your basic subscription rights and oversubscription privileges should you decide to exercise your basic subscription rights and oversubscription privileges.

Calculation of Rights Exercised

If you do not indicate the number of rights being exercised, or do not forward full payment of the total exercise price for the number of rights you are exercising, then you will be deemed to have exercised your rights with respect to the maximum number of rights that may be exercised using the total amount that you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares of our common stock with your overpayment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deductions, as soon as practicable after the expiration date of the rights offering.

Your Funds Will Be Held by the Subscription Agent Until Shares of Common Stock Are Issued

The subscription agent will hold your payment of the exercise price in a segregated account with other payments received from other rights holders until we issue your shares to you upon consummation of the rights offering.

Signature Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution if you are exercising your rights, unless:

•  your rights certificate provides that shares are to be delivered to you as record holder of those rights; or

•  you are an eligible institution.

In addition, your signature on your rights certificate must be guaranteed by an eligible institution if you are withdrawing a previous exercise of your rights.

An “eligible institution” is a “financial institution,” which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following:

•  the Securities Transfer Agents Medallion Program;

•  the New York Stock Exchange, Inc. Medallion Signature Program; or

•  the Stock Exchanges Medallion Program.

Notice to Nominees or Beneficial Holders

If you are a broker, bank or other nominee holder who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners or the shares for whom you are the nominee and whose address is in the U.S. of the rights offering as soon as possible to learn their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials.

Beneficial Owners

If you hold shares of our common stock through a broker, bank or other nominee, you will need to have your broker, bank or other nominee act for you if you wish to exercise your rights. If you wish to exercise your rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should promptly contact the broker, bank or other nominee and request that a separate rights certificate be issued to you.

If you hold certificates of our common stock directly and would prefer to have your broker, bank or other nominee act for you, you should promptly contact your broker, bank or other nominee and request it to effect the transactions for you. If you wish to exercise your rights, you should complete and return to your broker, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials.

We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Instructions for Completing Your Rights Certificate

You should read and follow the instructions accompanying the rights certificate carefully.

You are responsible for the method of delivery of your rights certificates with your exercise price payment to the subscription agent. We recommend that you send your rights certificate by overnight courier, or if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the subscription agent prior to the expiration of the rights offering. Since uncertified personal checks may take at least seven to ten days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier’s check, money order or wire transfer of funds.

Withdrawal of Exercise of Rights

Your exercise of rights may be validly withdrawn at any time prior to the deadline for withdrawal, but not thereafter, subject to applicable law. The deadline for withdrawal is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for withdrawal will be on July 11, 2007. Following the deadline for withdrawal, your exercise of rights may not be revoked in whole or in part for any reason, including a decline in our common stock price, even if we have not already issued the shares to you. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the subscription agent prior to the deadline for withdrawal at its address set forth above under “The Rights Offering - Delivery of Rights Certificate and Payment.” Any notice of withdrawal must (1) specify the name of the person that exercised the rights, which exercise is to be withdrawn, (2) contain the number of rights exercised, which exercise is to be withdrawn, and (3) be signed by the holder of the rights in the same manner as the original signature on the rights certificate by which the rights were exercised (including any required signature guarantees). Any rights the exercise of which have been properly withdrawn will be deemed not to have been exercised for purposes of the rights offering.

Withdrawals of exercises of rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights the exercise of which have been properly withdrawn will thereafter be deemed not exercised for purposes of the rights offering; provided, however, that rights may be re-exercised by again following one of the appropriate procedures described herein at any time prior to the expiration of the rights offering.

Determinations Regarding the Exercise or Withdrawal of Exercise of Your Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise or withdrawal of exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time period as we may determine. We may reject the exercise or withdrawal of exercise of any of your rights because of any defect or irregularity in the exercise or withdrawal, and we may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise or withdrawal of exercise of rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion.

Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate or notice of withdrawal, as the case may be, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise or withdrawal of exercise of rights if it is not in accordance with the terms of the rights offering or in proper form. We and the subscription agent will also not accept your exercise of rights if we or the subscription agent believe, in our sole discretion, that our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

Guaranteed Delivery Procedures

If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent prior to the expiration of the rights offering, you may exercise your rights by the following guaranteed delivery procedures:

•  deliver to the subscription agent prior to the expiration of the rights offering the exercise price payment for each share you elected to purchase and subscribed for pursuant to the exercise of rights and oversubscription privileges in the manner set forth above under “The Rights Offering - Method of Payment of Exercise Price”;

•  deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

•  deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Form of Instructions as to Use of Advanced Biotherapy, Inc. Rights Certificates, which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•  your name;

•  the number of rights represented by your rights certificate and the number of shares of our common stock you are purchasing under your basic subscription rights and the number of shares of our common stock for which you are subscribing under your oversubscription privilege, if any; and

•  your guarantee that you will deliver to the subscription agent a rights certificate evidencing the rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “The Rights Offering - Delivery of Rights Certificate and Payment.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission at (718) 234-5001. To confirm facsimile deliveries, you may call (877) 248-6417.

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Banks and brokerage firms should call Georgeson Inc. at (212) 440-9800 to request additional copies of the form of Notice of Guaranteed Delivery. All other persons should call toll-free at (866) 785-7394.

Issuance of Our Common Stock

If you properly exercise your rights, you will be deemed to own the shares immediately after the expiration of the rights offering. We will issue share certificates as soon as practicable thereafter. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of rights if necessary to comply with securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

Questions About Exercising Rights

If you have any questions about or require assistance regarding the procedure for exercising your subscription rights or oversubscription privileges, including the procedure if you have lost your rights certificate or would like additional copies of this prospectus, the Form of Instructions as to Use of Advanced Biotherapy, Inc. Rights Certificates or the Notice of Guaranteed Delivery, please contact Georgeson Inc., which is acting as our information agent, at:

17 State Street, 10th Floor
New York, NY 10004

Banks and brokerage firms, please call: (212) 440-9800.

All others, please call toll-free: (866) 785-7394.

Subscription Agent and Information Agent

We have appointed American Stock Transfer & Trust Company to act as subscription agent and Georgeson Inc. to act as information agent for the rights offering. We will pay all customary fees and expenses of the subscription agent and the information agent related to the rights offering. We also have agreed to indemnify the subscription agent and the information agent from liabilities that they may incur in connection with the rights offering.

Non-Transferability of Rights

You may not sell, give away or otherwise transfer the basic subscription rights or the oversubscription privilege.

Commissions, Fees and Other Expenses

All commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the exercise of rights will be for your account, and none of these commissions, fees or expenses will be paid by us or the subscription agent.

Procedures for DTC Participants

We expect that your exercise of your rights may also be made through the facilities of The Depository Trust Company, or DTC. If your rights are held of record through DTC, you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the exercise price for each share you are purchasing pursuant to your exercise of rights.

No Board Recommendation

Neither we nor our board of directors has made any recommendation as to whether you should exercise your rights. You should make those decisions based upon your own assessment of your best interests. However, if you do not exercise your rights, your percentage ownership interest in us will be diluted. As of the date of this prospectus, Richard P. Kiphart, Christopher W. Capps, John R. Capps, David Valentine, Matthew Gooch and three other stockholders have consented not to participate in the rights offering. None of our other directors or executive officers has definitively indicated an intention with respect to participation in the rights offering. If all of our other directors, executive officers and advisory board members exercise all of their rights, we would issue approximately 305,453,680 shares to these individuals, representing approximately 35% of the shares issuable upon exercise of the rights offered in the rights offering. Some of our executive officers and directors may exercise some or all of their rights.

Shares of Common Stock Outstanding after the Rights Offering

On the record date for the rights offering, there were 946,561,870 shares of our common stock outstanding. This number does not include shares that we are required to issue upon the exercise of outstanding stock options or warrants. Following the rights offering and assuming the exercise of all the rights, the number of outstanding shares of our common stock will be 1,821,374,590.

U.S. Federal Income Tax Consequences of Rights Offering

You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances.

PLAN OF DISTRIBUTION

Rights Offering

We intend to distribute rights certificates and copies of this prospectus to those persons who were holders of our common stock on June ___, 2007, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus is a part.

We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and, except as discussed above, no commissions, fees or discounts will be paid in connection with the rights offering. American Stock Transfer & Trust is acting as subscription agent and Georgeson Inc. is acting as information agent for the rights offering. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services.

We will pay all customary fees and expenses of the subscription agent and the information agent related to the rights offering. We also have agreed to indemnify the subscription agent and the information agent from liabilities that they may incur in connection with the rights offering.

Selling Stockholders

Sales of the Selling Stockholder Shares are for the Selling Stockholders’ own accounts. We will not receive any proceeds from the sale of the Selling Stockholder Shares offered hereby. The Selling Stockholders may sell the Selling Stockholder Shares from time to time, as market conditions permit on the OTC Bulletin Board, or otherwise, through brokerage transactions, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Selling Stockholder Shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Selling Stockholder Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The aforementioned methods of sale may not be all-inclusive.

Any broker-dealer acquiring the Selling Stockholder Shares in the over-the-counter market from the holder may sell the Selling Stockholder Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market, at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The Selling Stockholders and any broker-dealers that act in connection with the sale of Selling Stockholder Shares hereunder may be deemed to be “underwriters” within the meaning of the Securities Act; any commissions received by them and profits on any resale of the Selling Stockholder Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses of the Selling Stockholders and applicable transfer taxes, are payable by such parties, as the case may be.

In order to comply with certain states’ securities laws, if applicable, the Selling Stockholder Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Selling Stockholder Shares may not be sold unless the Selling Stockholder Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Under applicable rules and regulations under Regulation M under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to our common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and without limiting the foregoing, each Selling Stockholder will be subject to the applicable provisions of the Securities Act and Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Selling Stockholder Shares by the Selling Stockholders. The foregoing may affect the marketability of the Selling Stockholder Shares.

Sales by Selling Stockholders to investors in the State of California are limited to investors meeting certain suitability standards, and, therefore, not all California investors are qualified.

The offering by the Selling Stockholders was approved in the State of California on the basis of a limited offering qualification which provides that offering and sales may be made only to investors who meet certain suitability standards as described in this prospectus. Each purchaser of the shares in California from a Selling Stockholder must meet one of the following suitability standards: (a) not less than $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus estimated $65,000 gross income during the current tax year; (b) not less than $500,000 liquid net worth (a net worth exclusive of home, furnishings and automobile); (c) not less than $1,000,000 net worth (inclusive of home, home furnishings and automobiles); or (d) $200,000 gross annual income. As a result of our reliance on the limited offering qualification, we are not required to demonstrate compliance with some or all of the merit regulations of the California Department of Corporations.

As a result of our application for a limited offering qualification, we were notified by the California Department of Corporations that the exemptions for secondary trading available under California Corporations Code Section 25104(h) will be withheld by the Department; however, there may be other exemptions available for sales by a bona fide owner for his or her own account without advertisement and without being effected by or through a broker/dealer in a public offering.

The State of Ohio has refused to register the shares of common stock offered by the Company to residents of Ohio under the rights offering and the shares of common stock for sale by the Selling Stockholders.

The Division of Securities of the State of Ohio (“Division of Securities”) notified the Company that the Company may not offer or sell its shares in the rights offering to investors in the State of Ohio. The Division of Securities asserts that, under Ohio law, the Division must reject the Company’s application to register its shares. As a result, stockholders who reside in the State of Ohio will not be able to participate in the rights offering. The Division of Securities also will not permit the registration of the shares held by the Selling Stockholders. Consequently, the Selling Stockholders will not be able to offer or sell their shares to residents of the State of Ohio, absent an exemption from registration under Ohio law.

LEGAL PROCEEDINGS

The Company is not the subject of any pending legal proceeding; and to the knowledge of management, no proceedings are presently contemplated against the Company by any federal, state or local governmental agency.

Further, to the knowledge of management, no director or executive officer is party to any action in which such director or executive officer has an interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and nature of all positions and offices held by all directors and executive officers of the Company as of May 21, 2007, and the period or periods during which each such director or executive officer served in his or her respective positions.

Name	Age	Position Held	Director /Officer Since
Richard P. Kiphart	65	Chairman of the Board, Director (3)(4)	June 2002
Christopher W. Capps	24	President and Chief Executive Officer, Director (3)	November 2006
Thomas J. Pernice	45	Treasurer and Secretary, Director (1)(2)(3)(4)(5)	April 2001
Michael G. Bansley	71	Chief Financial Officer (non-director)	October 2006
Boris Skurkovich, M.D.	52	Director (4)	December 1986
Joseph A. Bellanti, M.D.	72	Director (2)(5)	October 2003
Keith Gregg	43	Director (1)(5)	November 2005
John R. Capps	57	Director (2)(3)(4)	November 2006
Matthew Gooch	32	Director (1)(3)(4)	November 2006
David Valentine	37	Director (1)(2)(3)	November 2006

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Executive Committee of the Board of Directors.
(4) Member of the Nominating Committee of the Board of Directors.
(5) Member of the Special Committee of the Board of Directors.

Term of Office

Each director serves for a term of one year or until his successor is duly elected and qualified. The Company's officers are appointed by the Board of Directors and hold office at the discretion of the Board.

Biographical Descriptions of Directors and Officers

Joseph A. Bellanti, M.D. - Since October 2003, Dr. Bellanti has served as a member of the Board of Directors. Dr. Bellanti joined the faculty of Georgetown University School of Medicine in 1963, and continued to serve on that faculty where he is currently Professor of Pediatrics and Microbiology-Immunology and Director of the International Center for interdisciplinary Studies of Immunology at Georgetown University Medical Center. In addition to teaching medical students and residents, as well as his continuing direct patient care of children and adults exhibiting the full spectrum of allergic and immunologic disorders, Dr. Bellanti has been actively engaged in research dealing with antimicrobial immunity and immunologically-mediated diseases and has published more than 400 scientific articles and abstracts. He is editor of the well-known textbook “Immunology,” published by W.B. Saunders Co. He is currently editor-in-chief of the Allergy and Asthma Proceedings. For his achievements in allergy and immunology, Dr. Bellanti has received numerous awards, including the Golden Cane Award in 2002. He is the recipient of many national and international honors. He received his M.D. degree from the University of Buffalo, trained in immunology at the University of Florida School of Medicine and continued his studies as a research virologist at Walter Reed Army Institute of Research, Washington, D.C.

Christopher W. Capps - Mr. Capps has served as President and Chief Executive Officer of Advanced Biotherapy, Inc. (the “Company”) since August 2006. Since September 2005, Mr. Capps (24) has also served as President and CEO of KVG Partners, a private equity firm. Mr. Capps received his B.A. in history from Southern Methodist University.

John R. Capps - Mr. Capps has been the President and CEO of Plaza Motor Company for 25 years. Plaza Motor Company is part of the Ashbury Automotive Group, which is a publicly owned Group on the New York Stock Exchange. Mr. Capps has worked in the automotive industry since his graduation from Stanford University in 1972. He is the father of Christopher W. Capps, President and Chief Executive Officer of the Company.

Matthew Gooch - Mr. Gooch joined William Blair & Company in 1997 and currently coordinates the firm’s special situations and restructuring activities. Mr. Gooch is a CFA charter holder and a graduate of Emory University (B.A.) and University of Chicago (M.B.A.), having earned high honors from both institutions.

Keith Gregg - is the Managing Partner of BioPharm Development Group, LLC, a retained, global life sciences corporate strategy, business development and licensing firm. He has over 21 years of diverse experience in start-up and high growth biopharmaceutical companies, including in-licensing, out-licensing, and business collaborations. Mr. Gregg is also a founding member of HALO Holdings, LLC which assists non-life science companies in their corporate strategy, operations, and identification of growth avenues. Prior to BioPharm, Mr. Gregg’s industry experience included key positions at Praxis Biologics, Molecular Oncology, Univax Biologics, NABI, and Mazier Partners. Mr. Gregg received his MBA from the University of Maryland and a BS in Biomedical Engineering and Mathematics from Vanderbilt University. Mr. Gregg also completed post-graduate business strategy work at The Wharton School.

Richard P. Kiphart - Since August 28, 2006, Mr. Kiphart has served as Chairman of the Board. Since June 2002, Mr. Kiphart has served as a member of the Board of Directors. He currently serves as Chairman of the Board of Saflink (SFLK Nasdaq) and a member of the Board of Directors of First Data Corp. (FDC-NYSE). Mr. Kiphart is the Head of Corporate Finance for the Investment Firm of William Blair & Company, L.L.C. Mr. Kiphart has been with William Blair for over 36 years. Mr. Kiphart received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

Thomas J. Pernice - Since April 2001, Mr. Pernice has served as the Treasurer and Secretary of the Company and as a member of the Board of Directors. He is Chief Executive Officer and Founder of Modena Holding Corporation since 1999, a consulting company specializing in business development strategies. He has served for more than nine years as a Presidential appointee in three U.S. Presidential Administrations; first as a White House Staff member in the Reagan Administration, a Senior White House Staff member in the Bush 41 Administration and most recently as a Senior Advisor in the Bush 43 Administration to the U.S. Department of Energy. After his career in government, Mr. Pernice served for eight years as a Vice President for the conglomerate of publicly and privately held business interests of David H. Murdock. Mr. Pernice earned a Bachelor of Arts degree in Broadcast Journalism from the University of Southern California in 1984.

Boris Skurkovich, M.D. - Since 1986, Dr. Skurkovich has served as a member of the Board of Directors, and from that same date until December 2000, he was a Vice President of the Company. He completed a clinical and research fellowship at the Maxwell Finland Laboratory for Infectious Diseases, Boston City Hospital, Boston, Massachusetts, and presently is, and has been a professor at Brown Medical School since 1989. He has collaborated with his father, Simon Skurkovich, on the development of the Company's treatment of autoimmune diseases. Dr. Skurkovich received his M.D. from the Moscow State Medical Institute.

David Valentine has been President and Managing Partner of Broadreach Financial Group LLC, a financial advisory firm, and Managing Partner of the Broadreach Steward Fund LLC, a private equity fund, since 2006. Previously, Mr. Valentine was a portfolio manager at Magnetar Capital LLC, a multi-billion dollar hedge fund based in Evanston, Illinois. Mr. Valentine serves on the Boards of Directors of Ambiron Trustwave LLC and Lime Energy, Inc., where he also serves on the Audit Committees. He also serves on the Board of Directors of Inovomed, Inc. and Friends of the Global Fight against AIDS, Malaria and Tuberculosis. He is a 1993 graduate of Washington & Lee University. Mr. Valentine is the son-in-law of Richard P. Kiphart, Chairman of the Board of Directors of the Company.

Michael G. Bansley - Mr. Bansley is a principal in the Chicago, Illinois accounting firm of Bansley, Brescia Co., P.C., which he founded on 1980. He graduated from Marquette University in 1957. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

Audit Committee

Matthew Gooch, Keith Gregg, Thomas J. Pernice and David Valentine serve on the Company’s Audit Committee. Although the Company’s securities are not quoted on Nasdaq, the Company has elected to apply the Nasdaq Marketplace Rules regarding the definition of “independence” for the members of the Audit Committee. Under the Nasdaq Marketplace Rules, directors Keith Gregg and Thomas J. Pernice qualify as “independent.” Based upon current Nasdaq Marketplace Rules, Matthew Gooch, Keith Gregg, Thomas J. Pernice and David Valentine have financial sophistication, although none of the committee members may currently qualify as a “financial expert” for purposes of SEC rules, adopted pursuant to the Sarbanes-Oxley Act of 2002. Since the Company is a development stage company, the Board of Directors believes that the current members of the Audit Committee have sufficient knowledge of financial statement preparation, analysis and evaluation, even if none of them qualify as a “financial expert.”

Family Relationships

The only known family relationships between any directors are John R. Capps, father to Christopher W. Capps, and David Valentine, son-in-law of Richard P. Kiphart.

Involvement in Certain Legal Proceedings

During the past five years, no present director or executive officer of the Company has been the subject matter of any of the following legal proceedings:

(a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) any criminal convictions;

(c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law.

Further, no such legal proceedings are known to be contemplated by governmental authorities against any director or executive officer.

Advisory Board - Biographical Descriptions of Members

Edmond F. Buccellato - Mr. Buccellato served as Chairman of the Board from October 2002 to August 28, 2006, and as President and Chief Executive Officer from April 2001 to August 28, 2006. Mr. Buccellato served as President and Chief Operating Officer of the Company from September 1, 2000 to December 12, 2000, and he served as Chief Executive Officer from 1995 to August 31, 2000. He served as a member of the Board of Directors from 1995 to November 6, 2006. He presently serves on the Advisory Board. He is a shareholder of Buccellato & Finkelstein, a public accountancy firm. Mr. Buccellato received his undergraduate degree from California State University at San Diego, and his graduate degree from the University of Southern California.

Lawrence Loomis - From 1986 until November 6, 2006, Mr. Loomis served as a member of the Board of Directors of the Company. He presently serves on the Advisory Board. During the past five years, Mr. Loomis has been the major shareholder and President of New Horizons Diagnostics. Founded in 1980, NHD, under the direction of Mr. Loomis, has developed rapid test methods for small and large molecules. Methods include: luminescence, fluorescence, fiber optics, and colloidal gold immunoassays. He also directed development of tests for the rapid screening of water and food for microbial contamination. Mr. Loomis received his undergraduate degree in math, chemistry and biology from New York University and his graduate degree in chemistry from City University.

Simon Skurkovich, M.D. - Dr. Skurkovich is the founder of Advanced Biotherapy, Inc., and presently serves on its Advisory Board. From 1985 until September 2000, Dr. Skurkovich served as Chairman of the Board of the Company. He has been granted 28 patents in the United States and Europe. He is the creator of immune preparations from human blood against antibiotic resistant bacteria that saved thousands of lives in the Soviet Union and Eastern Europe. In Russia, he was professor and Chief of the Immunology Laboratory of the Institute of Hematology and Blood Transfusion and was awarded gold and silver medals for his scientific discoveries. His laboratory was also awarded the nation's highest honor, the Lenin Prize, for his patented work. Dr. Skurkovich received an M.D., Ph.D. and a Doctorate in Medical Sciences (D.Sc.) from Pirogov State Medical Institute in Moscow. He is the pioneer of anticytokine therapy, which opened the way to a new understanding of the pathogenesis and treatment of autoimmune diseases and thus helped bring treatments that have improved the health of many people. He has written more than 240 articles for scientific publications. In 1974, he published in the journal Nature a new explanation for the pathogenesis and treatment of autoimmune diseases, which has been the basis for successful clinical trials and is now well accepted around the world.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the common stock ownership, including options to purchase stock, of each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's Common Stock, each director individually and all officers and directors of the Company as a group as of May 4, 2007. Each person has sole voting and investment power with respect to the shares of Common Stock shown, unless otherwise noted, and all ownership is of record and beneficial. As of May 4, 2007, the Company had approximately 946,561,870 shares of Common Stock outstanding.

Name and Address of Owner	Number of Shares Beneficially Owned	Percentage of Total

Richard P. Kiphart c/o Wm. Blair & Company 222 W. Adams St. Chicago, IL 60606	771,103,400(1)	81.46%

Michael P. Krasny, Trustee of the Michael P. Krasny Revocable Trust u/t/a dated 7/1/93 c/o Sawdust Investment Management Corp. 1622 Willow Road, Suite 200 Northfield, IL 60093	62,052,200	6.56%

Boris Skurkovich, M.D. 18 Blaisdell Ave. Pawtucket, RI 01860	10,627,264(2)	1.12%

John R. Capps 11830 Olive Blvd. St. Louis, MO 63141	3,333,333	*

Matthew Gooch C/o Wm. Blair & Company 222 West Adams St. Chicago, IL 60606	3,333,333	*

David Valentine 311 S. Wacker Drive, No. 5500 Chicago, IL 60606	3,333,333	*

Christopher W. Capps 141 West Jackson Blvd., Suite 2182 Chicago, IL 60604	2,666,667	*

Thomas J. Pernice 141 W. Jackson Blvd., Suite 2182 Chicago, IL 60604	2,657,443(3)	*

Joseph A. Bellanti, M.D. 6007 Corewood Lane Bethesda MD 20816	855,000(4)	*

Keith Gregg 205 Powell Place Brentwood, TN 37027	850,000(5)	*

All officers and directors as a group (10)	798,759,823(6)	86.67%

(1)
Shares held in the name of Richard P. Kiphart include options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share and options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share.

(2)
Shares held in the name of Boris Skurkovich include shares held in his name (2,595,384), and shares held in the name of Carol Marjorie Dorros (2,765,555) and Samuel Aaron Skurkovich (3,811,325) and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares at an exercise price of $0.42 per share, options to purchase up to 450,000 shares of Common Stock at an exercise price of $0.16 per share, options to purchase up to 25,000 shares at $0.20 per share, and options to purchase up to 930,000 shares of Common Stock at an exercise price of $0.03 per share.

(3)
Shares held in the name of Thomas J. Pernice include warrants assigned by Cappello Capital Corp. to purchase up to 1,042,443 shares of Common Stock at an exercise price of $0.15 per share, options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share, options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 1,530,000 shares of Common Stock at an exercise price of $0.03 per share.

(4)
Shares held in the name of Joseph A. Bellanti comprise options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20, and options to purchase up to 830,000 shares of Common Stock at an exercise price of $0.03 per share.

(5)
Shares held in the name of Keith Gregg include options to purchase up to 830,000 shares of Common Stock at an exercise price of $0.03 per share, and a warrant to purchase up to 20,000 shares of Common Stock at an exercise price of $0.10 which vested December 31, 2006, but do not include a warrant to purchase up to 40,000 shares of Common Stock at an exercise price of $0.10, which vests in two remaining equal installments beginning December 31, 2007.

(6)	Includes 1,062,443 shares of Common Stock underlying warrants, and 4,840,000 shares of Common Stock underlying options.

*	Represents less than 1% of the outstanding shares of Company Common Stock.

DESCRIPTION OF SECURITIES

Common Stock and Preferred Stock

The Company’s authorized capital stock consists of 2,000,000,000 authorized shares of common stock, $.001 par value, and 20,000,000 authorized shares of preferred stock, $.001 par value (“Preferred Stock”). The Certificate of Incorporation, as amended (collectively “Certificate”) authorizes a class of preferred stock commonly known as a “blank check” preferred stock. The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without further approval of the Company’s stockholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. Such shares of Preferred Stock, if and when issued, may have rights, powers and preferences superior to those of the Common Stock.

The holders of Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors and, except as otherwise required by law, or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, exclusively possess all voting power. The holders of Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. Subject to any preferential rights of any outstanding series of Preferred Stock designated by the Board of Directors from time to time, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders.

The Certificate provides that directors may be removed with or without cause, and only upon the affirmative vote of holders of at least 66-2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, subject to any rights of holders of Preferred Stock; provided, however, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of Common Stock will be required for approval of such action.

The Certificate contains provisions requiring the affirmative vote of the holders of at least 66-2/3% of the voting power of the voting stock, to amend certain provisions of the Certificate, or to amend any provision of the Bylaws; provided, however, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of Common Stock will be required for approval of such action.

As of May 4, 2007, there were approximately 1500 holders of record of our Common Stock. This number does not include those beneficial owners whose securities are held in street name. We estimate that the total number of record and beneficial stockholders is more than 3,500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES AND LIABILITIES

The Certificate of the Company provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (which term includes any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith and such indemnification will inure to the benefit of the indemnitee's heirs, executors and administrators.

There is no pending material litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the provisions of the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE COMPANY

Advanced Biotherapy, Inc. is a corporation organized and existing under the laws of the State of Delaware, headquartered in Chicago, Illinois.

Prior to our debt restructure and equity placement in 2006, our Company focused on the development of biologic therapeutic antibodies for treating a range of autoimmune diseases based on an anti-cytokine platform technology. Our activities have consisted primarily of research, development and non-United States investigational human clinical trials. Such development stage activities have resulted in an accumulated deficit of $20,829,491 at March 31, 2007. Based upon our historical activities, we are a development stage biotechnology company holding patents based on the anti-cytokine platform. Management currently does not plan to continue the Company’s research and development projects or to pursue new patent applications. (See “The Company - Business Objectives” below.)

Our autoimmune disease technology focuses on an anti-cytokine platform. The Company’s primary cytokine target has been interferon-gamma. Cytokines are soluble components of the immune system that are largely responsible for regulating the immune response. When overproduced, as in certain autoimmune diseases, interferons and cytokines can lead to immune system disturbance and inflammation resulting in localized tissue damage and pathology seen in autoimmune diseases (ADs). To date, the Company has not achieved its plans to enter into out-licensing agreements with pharmaceutical companies that seek to use the Company’s patents to develop biologic drugs designed to reduce the levels of certain cytokines that may effectively treat a range of autoimmune diseases.

Our patented technology is based upon the work of Dr. Simon Skurkovich and Dr. Boris Skurkovich who first suggested that autoimmune disease may be the result of augmented cytokine production. We conducted several investigational clinical trials at major institutes of the Medical Academy of Sciences in Russia, in which we evaluated the efficacy of a series of investigational antibodies, raised against certain cytokines, in autoimmune diseases such as rheumatoid arthritis (RA), multiple sclerosis (MS), certain autoimmune skin diseases, and a disease of the eye.

On December 25, 2001, the Company was issued United States Patent No. 6,333,032 for the use of interferon-gamma antibodies as a monotherapy to treat five diseases of autoimmune etiology: Multiple Sclerosis, Rheumatoid Arthritis, Juvenile Rheumatoid Arthritis, Psoriatic Arthritis and Ankylosing Spondylitis. The Company’s patented treatment also uses various methods to neutralize or block specific combinations of cytokines and their receptors. In addition, the Company was issued United States Patent No. 6,534,059, issued March 18, 2003, covering the use of interferon gamma antibodies for treatment of corneal transplant rejection. On March 8, 2005, the Company was issued United States Patent No. 6,863,890 for use of antibodies to Tumor Necrosis Factor-alpha (TNF-a), Interferon-Gamma (IFN-g) and Interferon-alpha (IFN-a) for the treatment of AIDS. On March 1, 2005, the Company was issued United States Patent No. 6,861,056 for use of antibodies to IFN-g and standard therapy for treatment of uveitis. The Company also has been issued United States Patent Nos. 5,626,843, 5,888,511, 6,846,486 and 7,115,263 and Australia Patent Nos. 730498 and 2002318175. The Company has also been issued Europe Patent No. 1401496, which is validated in Great Britain and Italy. In addition, the Company has eleven United States utility patents pending filed between November 26, 2002, and October 2, 2006. The Company also has two applications pending in each of Europe, Hong Kong and Canada, as well as a pending application in Japan. The Company has one PCT application pending.

The Company’s development stage products would require regulatory approval from the United States Food and Drug Administration (“FDA”) prior to marketing of such products. The Company is not sufficiently funded to allow it to complete the product development process, obtain FDA approval, or market its products. The Company plans to consider opportunities for joint ventures or licensing or similar arrangements with large pharmaceutical companies to provide the funding necessary for obtaining FDA approval. However, there can be no assurance that the Company will enter into any such arrangements, obtain the appropriate regulatory approvals, or develop, market, or distribute commercially viable products.

Currently, the Company’s only source of income is from interest earned on its cash and investments. (See “The Company - Business Objectives” below.)

Business Objectives

The Company had $5,982,456 in cash at March 31, 2007. This amount of cash is adequate to meet the Company’s projected cash requirements for the next 12 months. Based upon the Company’s current business plan, management believes that for the 12-month period ending March 31, 2008, the earned interest on the Company’s cash and investments will be sufficient to fund approximately 55% to 65% of its ordinary operating expenses, including legal fees incurred in maintaining its patents, but excluding fees and costs associated with our stockholder rights offering. The remaining 35% to 45% of funds for our operating expenses is expected to come from the Company’s existing principal amount of cash and investments and proceeds raised from the Company’s rights offering. The Company does not have a source of revenue to continue its operations beyond the current available funds.

The Company’s business development plan for 2007 principally focuses on the following three specific elements:

1. Evaluation of possible acquisition candidates;

2. Acquisition of a control or non-control position in a revenue generating company through investment in equity, of convertible debt, or an asset acquisition; and

3. Licensing agreements with selected pharmaceutical companies seeking opportunities related to our patents.

As described above, one of the Company’s objectives, although not its primary objectives, is to establish a collaborative relationship with one or more pharmaceutical or biotechnological companies that could result in the generation of licensing, milestone and royalty payments to the Company.

As of the date hereof, the Company has not entered into any agreement to invest in or acquire a revenue generating company, nor has it entered into any agreement with a pharmaceutical or biotechnological company, or any licensing arrangements.

The amount spent on research and development (including consulting (non-cash) expenses) by the Company for the fiscal years ended December 31, 2006, 2005 and 2004 was $166,220, $827,317 and $730,007, respectively.

Technical Background

The Company’s main biotechnology platform involves the use of antibodies directed against certain selected cytokines. An antibody is a protein secreted by cells in the blood and is part of the body’s natural defense system against foreign invaders such as viruses, bacteria, or other foreign substances. Antibodies selectively bind to their targets, producing such effects as the neutralization of toxins and the marshaling of the immune system against infectious microorganisms and certain other cells. The Company’s development-stage antibody treatment removes or neutralizes specific interferons (IFNs) and other cytokines. These are soluble components of the immune system that are largely responsible for regulating the immune response and inflammation. During certain autoimmune diseases (ADs), such as rheumatoid arthritis (RA), multiple sclerosis (MS), type I diabetes and psoriasis, certain IFNs and other cytokines are overproduced by the body, disturbing immune system regulation. It is now generally agreed that this loss of homeostasis contributes significantly to the localized damage to organs and tissues characteristic of AD.

The biological mechanism for autoimmunity, in which the immune system directs an attack against the body’s own tissues, is still unclear, though many ADs are associated with identifiable antigens of the Human Leukocyte Antigen (HLA) complex, specifically, the Class II proteins.

The cells which constitute the immune system are not confined to one location or organ, so there is a need for them to communicate with each other in order for the various components (e.g., macrophages, T-cells, B-cells and others) to function in a coordinated manner. Cytokines are the agents that effect this communication. The cytokines include IFNs (alpha, beta and gamma), interleukins (IL), tumor necrosis factors (TNF-alpha and TNF-beta) and others. Cytokine interactions with cells can result in cell proliferation, suppression, or differentiation and may also result in the synthesis of other cytokines by the target cell. There is substantial data in the literature supporting the idea that upon immune system activation, the cytokines spring into action in a coordinated manner that can best be described as a cascade.

The cytokine cascade is extremely complex and it appears that the overproduction of certain pro-inflammatory cytokines, particularly IFN-gamma and TNF-alpha, underlies the pathology of AD. The Company’s research and development has been conceptually based on the postulate that in certain autoimmune conditions, a global effect may be achieved by removing or reducing one of more of the agents in the cascade.

Both TNF-alpha and IFN-gamma work in synthesis to induce HLA class II antigens in a variety of cell types. Induction of these antigens is thought to be associated with autoimmune pathology. The induction of activated T-cells requires that these specific HLA class II antigens be expressed, and this induction is a component of the resulting tissue destruction and inflammation in autoimmune disorders. The Company’s investigational clinical trials indicated that IFN-gamma is responsible for the activation of killer T-cells that produce many inflammatory cytokines. These clinical trials indicated that reduction of IFN-gamma or TNF-alpha would, therefore, be expected to inhibit activation of killer T-cells and, therefore, reduce or inhibit the autoimmune reaction. The Company’s drug development strategy therefore has centered on the blocking of IFN-gamma, TNF-alpha, and sometimes both together in patients with Th1-mediated ADs.

Clinical Studies / Rheumatoid Arthritis (Ra) and Psoriatic Arthritis (PA)

In an effort to demonstrate clinical proof of principle that IFN-gamma antibodies are well tolerated and show efficacy, two investigational clinical trials were sponsored in Russia with 67 patients with RA (62) and PA (5). An open-label trial was conducted using both anti-IFN-gamma and anti-TNF-alpha antibodies separately. Anti-IFN-gamma and anti-TNF-alpha both showed efficacy, but patients receiving anti-IFN-gamma maintained a longer period of remission. After this preliminary study, a double-blind, randomized, placebo-controlled trial was conducted in RA patients. The patients received intramuscular injections of antibodies to IFN-gamma, TNF-alpha, or placebo for 5 consecutive days as they did in the open-label trial. No other treatments were administered. They were clinically assessed daily for 7 days, then weekly up to the 28th day. Clinical, laboratory, and ultrasound indices were used to evaluate treatment efficacy.

The results indicated that anti-IFN-gamma therapy provided rapid and statistically significant reduction of joint pain, swelling, and inflammation. The thickness of the inflamed synovial membrane assessed by ultrasound decreased significantly only with anti-IFN-gamma (both by the 7th and the 28th days). Some patients receiving anti-IFN-gamma achieved remission of 4-60 months, and one receiving anti-TNF-alpha, 7 months. The results of these studies have been published in the journals International Journal of Immunotherapy (14:23-32, 1998) and Scandinavian Journal of Rheumatology (30:203-207, 2001).

Clinical Studies / Multiple Sclerosis (MS)

The Company sponsored two trials in Russia of 83 MS patients on the use of anti-cytokine therapy. The first was an open-label trial with patients with secondary progressive MS. Following promising results in this trial, a double-blind, placebo-controlled trial was conducted in a study design similar to that used in RA. The preliminary study compared anti-IFN-gamma and anti-TNF-alpha with placebo. Only patients with MS who received antibodies to IFN-gamma showed statistically significant improvement compared to the placebo group—a significant increase in the number of patients without confirmed disability progression. Positive clinical changes in this group at six months were supported by MRI data showing a decrease in the number of active enhancing lesions. After 12 months of follow-up, the anti-IFN-gamma patients still showed significant improvement relative to the placebo group on a number of endpoints, including disease progression and the number of active MRI lesions.

Clinical Studies / Corneal Transplant Rejection

In a clinical trial sponsored in Russia, 13 patients experiencing corneal transplant rejection were administered anti-IFN-gamma antibodies in eye drop form. Patients were chosen from those for whom standard treatment with steroids, antibiotics, anti-inflammatory drugs and vitamins produced no improvement after rejection. In all patients prior to treatment, vision was limited to distinguishing hand movement in front of the eyes. Standard treatment was stopped, and the Company’s antibodies were given at 2-3 drops three times a day for 7-10 days. Patients were observed for 3-6 months. Two to three days after the start of treatment, transplant transparency improved, edema dropped, and visual acuity increased. At the end of the first week, the transplants became almost fully transparent and inflammation of the patients’ eyes (13 eyes) disappeared. Improvement was sustained for about 6 months in all 13 patients including 2 patients given re-treatment. All patients experienced improvement in vision. The results of this study have been reported in the peer-reviewed journal American Journal of Ophthalmology (133, 829-830, 2002).

Subsequent to the completion of the trials for RA and MS, the Company was issued United States Patent No. 6,333,032 and, after completion of the trials for Corneal Transplant rejection, the Company was issued United States Patent No. 6,534,059.

Clinical Studies / Autoimmune Skin Diseases

Company-sponsored pilot studies in Russia of patients with various autoimmune skin diseases were conducted using anti-IFN-gamma. Seven patients with psoriasis vulgaris treated with antibodies showed complete clearing of psoriatic plaques by weeks 2 to 3. The results in many cases were dramatic. Remission was maintained for the 4 to 6 month period of observation. Of 17 patients with alopecia areata treated with antibodies to IFN-gamma, 11 patients with progressive-stage disease experienced partial, but ongoing or fully restored hair growth in the treated lesions by 4-6 months. Patients with total baldness had some brow and eyelash hair growth but only vellus hair in the scalp by week 12 after the completion of therapy. In a small group of patients with vitiligo receiving intradermal or intramuscular injections of anti-IFN-gamma around their lesions, abnormal redness of the skin disappeared after therapy and areas of normal-colored skin were observed in the treated area. The distinct border between the depigmented and normal skin also diminished on day 10 after a short-course of the antibodies.

Clinical Studies / Juvenile Rheumatoid Arthritis-Associated Uveitis

A group of children in Russia, diagnosed with juvenile rheumatoid arthritis-associated uveitis were treated with anti-IFN-gamma. When the antibodies were combined with standard therapy, exacerbation of the disease symptoms were halted more quickly and remission lasted longer than in patients not receiving anti-IFN-gamma.

Clinical Studies / Herpes Simplex Virus Type 1

The Company completed a pilot investigational study using antibodies to IFN-gamma in the treatment of patients suffering from Genital Herpes at the Department of Skin and Venereal Diseases, Russian State Medical University, Moscow, Russia. Patients with recurrent herpes simplex virus type 2 (HSV-2) genital lesions were treated topically for several days with our investigational antibodies to interferon-gamma. Our principal investigators reported that itching and pain were relieved within hours of the application of the antibody, and the eroded area of the skin epithelialized within 3-4 days. Research indicates that the HSV-2 causing recurrent genital lesions may belong to a special category of viruses, such as HIV and certain other viruses, in which interferons promote rather than stop viral replication. The Company also completed a pilot investigational study in Herpes type 1 with similar results.

Clinical Studies / FDA Approved Phase 1 Trials

During 2004, the Company sponsored a Phase I FDA approved clinical trial at the Georgetown University Medical Center. The study was designed to investigate the clinical effect of treating AIDS patents who have become resistant to highly active anti-retroviral therapy (HAART), with an inhibitor to TNF alpha. This study was intended to test the safety and possibly show a clinical effect of this inhibitor aimed at helping restore normal immune system function in AIDS patients with advanced disease.

Government Regulation

The Company's therapeutic approach based on an anti-cytokine platform technology is subject to extensive federal, state, county and local laws and regulations controlling the development, testing, manufacture and distribution of medical treatments. The type of antibody-based products described in the sections entitled “CLINICAL STUDIES” above will be subject to regulation as therapeutics or devices by the FDA, as well as varying degrees of regulation by a number of foreign governmental agencies. In order to comply with the FDA regulations regarding the manufacture and marketing of such products, the Company would likely incur substantial costs relating to laboratory and clinical testing of new products, and for the preparation and filing of documents in the formats required by the FDA. The Company also does not plan to use its capital or raise additional capital for such costs. The Company does not plan to unilaterally pursue the FDA approval necessary to commercially market its products.

The Company's clinical trials were at a very early stage and the Company has not received approval from the FDA or any other governmental agency for the manufacturing or marketing of any products under development. Consequently, the commencement of manufacturing and marketing of any products in the U.S. is, in all likelihood, a number of years away. The FDA may also require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which the Company’s licensee, if any, will have the exclusive right to exploit them.

Competition

The Company has encountered and will encounter significant competition from firms currently engaged in the biotechnology industries. The majority of these companies are and will be substantially larger than the Company, and have substantially greater resources and operating histories. The Company is aware of other competitors seeking treatments for ADs such as MS and RA.

Product Liability Exposure

The Company does not maintain any product liability insurance, because it has no products in pre-clinical or in FDA clinical trials as of May 4, 2007.

Glossary of Certain Terms

Antibody	A protein in the blood that is generated by B-lymphocytes or plasma cells in reaction to foreign proteins or antigens. Antibodies neutralize antigens and may result in immunity to the antigens.

Antigen	substance (usually foreign) that induces the formation of antibodies.

Autoimmune disease	A disease in which the body produces an immune response to some constituent of its own tissue. Such diseases include MS, RA, systemic lupus erythematosis, and AIDS.

Cytokine
A soluble substance produced by cells of the immune system to communicate with other immune system cells. These include colony-stimulating factors, interferons, interleukins, and tumor necrosis factors. Cytokines can be either pro or anti-inflammatory in nature. Also referred to as soluble mediators.

Immune response
The events that occur in humans and other vertebrate animals when the body is invaded by foreign protein. It is characterized by the production of antibodies and may be stimulated by an infectious organism or parasite (bacteria, yeast, fungi, protozoa, etc.), transplanted material, vaccine, sperm or even the host's own tissue.

Immune system	The cells and tissues that collectively recognize and eliminate invading foreign substances like microorganisms, parasites, and tumor cells from the body.

Interferon-gamma	A glycoprotein inflammatory cytokine induced in different cell sites and in response to an appropriate stimulus.

Lymphocyte
A type of white blood cell arising from tissue of the lymphoid systems. There are two types of lymphocytes: B cells and T cells. These cells are capable of being stimulated by an antigen to produce a specific antibody to that antigen and to proliferate to produce a population of such antibody-producing cells.

Macrophage
A motile white cell type found in vertebrate tissue, including connective tissue, the spleen, lymph nodes, liver, adrenal glands and pituitary, as well as in the endothelial lining of blood vessels and the sinusoids of bone marrow, and in the monocytes. They display phagocytic activity and process antigens for presentation to lymphocytes, which then prepare antigen-specific antibodies.

Placebo	An indifferent substance in the form of a medicine given for the suggestive effect.

Protein
Any group of complex nitrogenous organic compounds of high molecular weight that has amino acids as their basic structural units. Proteins are found in all living matter and are required for the growth and repair of tissue.

T-Cell
A type of lymphocyte that matures in the thymus gland. These cells are responsible for the cellular immunity processes, such as direct cell binding to an antigen, thus destroying it. T lymphocytes also act as regulators of the immune response as helper T cells, or suppressor T cells.

Tumor Necrosis Factor (TNF)	A substance that is capable of killing tumor cells and eliciting inflammatory responses. It is produced by host monocytes and macrophages and is also referred to as cachectin.

Patent Status and Protection of Proprietary Technology

On March 8, 2005, the Company was issued United States Patent No. 6,863,890 for use of antibodies to Tumor Necrosis Factor-alpha (TNF-a), Interferon-Gamma (IFN-g) and Interferon-alpha (IFN-a) for the treatment of AIDS. On March 1, 2005, the Company was issued United States Patent No. 6,861,056 for use of antibodies to IFN-g and standard therapy for treatment of uveitis. The Company has been issued United States Patent No. 6,333,032 for the use of interferon-gamma (IFN-gamma) antibodies as a monotherapy to treat five diseases of autoimmune etiology: Multiple Sclerosis, Rheumatoid Arthritis, Juvenile Rheumatoid Arthritis, Psoriatic Arthritis and Ankylosing Spondylitis. The Company believes that these patents give the Company patent protection for a new anti-cytokine approach to treating different autoimmune diseases. The Company’s patented treatment also uses various methods to neutralize or block specific combinations of cytokines and their receptors. In addition, the Company was issued United States Patent No. 6,534,059 covering the use of interferon gamma antibodies for treatment of corneal transplant rejection. The Company also has been issued United States Patent Nos. 5,626,843, 5,888,511, 6,846,486, 7,115,263 and Australian Patent Nos. 730498 and 2002318175. The Company has also been issued Europe Patent No. 1401496, which is validated in Great Britain and Italy. The Company also has eleven United States utility patents pending filed between November 26, 2002, and October 2, 2006. The Company also has two applications pending in each of Europe, Hong Kong and Canada, as well as a pending application in Japan. The Company has one PCT application pending. The ultimate degree of patent protection that will be afforded to biotechnology products and processes, including ours, in the United States and other markets remains uncertain and is dependent upon the scope of protection decided upon by the patent offices, courts and lawmakers in these countries. There is no certainty that our existing patents, or others, if obtained, will afford us substantial protection or commercial benefit.

Dependence Upon Key Personnel

The Company relies on the services and expertise of its officers and directors. The business plan and future success of the Company would likely be adversely affected in the event that Richard P. Kiphart or any of the executive officers were incapacitated or the Company otherwise loses their services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the matters discussed herein are by their nature forward-looking. See “Forward-Looking Statements” at page ____ for a more detailed discussion and disclaimer about our forward-looking statements. Investors are cautioned that forward-looking statements made by the Company, including those made in this Annual Report, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Reference is made in particular to forward-looking statements regarding capital sources, plan of operations and expenses. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Future operating results and the Company’s stock price may be affected by a number of factors. See “Risk Factors” at page ____.

Overview

The Company had $5,982,456 in cash at March 31, 2007. This amount of cash is projected to be adequate to meet the Company’s projected minimum cash requirements for operations for the next 12-month period ending March 31, 2008, of approximately $350,000 to $400,000, excluding fees and costs for our stockholders rights offering. Currently, the Company’s only source of income is from interest earned on its cash and investments. Based upon the Company’s current business plan, management believes that for the 12-month period ending March 31, 2008, the earned interest will be sufficient to fund approximately 55% to 65% of our projected operating expenses including legal fees incurred in maintaining its patents on its intellectual property, but excluding fees and costs for our stockholders’ rights offering, and other non-recurring expenses. The remaining 35% to 45% of funds is expected to come from the Company’s existing principal amount of cash and investments and proceeds raised from the Company’s rights offering. The Company, however, does not have a source of revenue to continue its operations beyond the currently available funds.

All of the Company’s long-term debt had been converted or paid in full as of October 11, 2006, except for one investor who, as of March 31, 2007, holds $8,099 principal convertible debt that matured September 2004.

Commencing in 2005, due to a lack of funds, the Company initiated reductions in certain research and development projects and planned to postpone certain patent applications and other patent matters. Management has decided to cease all research and development projects and new patent applications. It is expected that the Company’s current position regarding use of its funds for research and development and patent matters will continue during the next 12 months, unless otherwise determined by the Board of Directors.

The Company’s business development plan for 2007 principally focuses on the following three specific elements, among other steps:

1. Evaluation of possible acquisition candidates;

2. Acquisition of a control or non-control position in a revenue generating company through investment in equity or convertible debt, or an asset acquisition; and

3. Licensing agreements with selected pharmaceutical companies seeking opportunities related to our patented scientific approaches.

As of May 21, 2007, the Company has not entered into any agreement with a pharmaceutical or biotechnological company, or any licensing arrangements.

We have a history of operating losses and have not generated any revenue. At March 31, 2007, we had an accumulated deficit of $20,829,491. The amount of time required to reach sustained profitability is highly uncertain.

Subject to the acquisition of a revenue-generating business which is one of the objectives of the Company’s business plan for 2007, the Company does not expect to purchase any significant equipment and there are no expected significant changes in the number of the Company’s employees.

Results of Operations

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7. There have been no operations since incorporation.

Liquidity and Capital Resources.

At March 31, 2007, the Company had $5,982,456 in cash and 946,561,870 shares of Common Stock issued and outstanding.

Three Months Ended March 31, 2007 Compared to 2006.

For the three months ended March 31, 2007, the Company realized a net loss of $60,412 compared to a net loss of $534,413 for the three months ended March 31, 2006. The Company had decreases in expenses and increases in interest income over the three months ended March 31, 2006, consisting primarily of the following: decreased interest expense of $166,204, decreased consulting, research and development (non-cash) of $151,700, decreased business development of $39,500, decreased administrative salaries and benefits of $93,916, and increased interest and dividend income of $78,294, offset by increased professional fees of $43,395, increased shareholder relations and transfer fees of $7,500, and increased general and administrative expenses of $18,862.

Fiscal 2006 Compared to Fiscal 2005 (As Restated)

For the year ended December 31, 2006, the Company realized a net loss of $7,418,882 compared to a net loss of $2,158,352 for the year ended December 31, 2005. The net loss increase over fiscal year 2005 resulted primarily from an increase in interest expense of $5,773,890 related to the Company’s reduction of the conversion price of its outstanding convertible debt including accrued interest and the recognition of the difference in the fair market value on the date of conversion of such debt into shares of Common Stock and the new $0.015 conversion rate. The Company also had increases in expenses over the year ended December 31, 2005, consisting primarily of the following: increased professional fees of $199,488, directors’ fees of $47,027, and general and administrative expenses of $65,442 and loss on impairment or abandonment of patents of $63,677, offset by increased interest income of $66,022. The Company had decreases in expenses over the year ended December 31, 2005, consisting primarily of the following: decreased research and development expenses of $268,017, business development expenses of $42,000, consulting, research and development (non-cash), and other expenses of $517,884, administrative salaries and benefits of $144,793, insurance of $54,770, and travel and entertainment of $23,190, and a decrease of $145,400 in forgiveness of debt.

DESCRIPTION OF PROPERTY

The Company pays no rent for the use of a portion of office space in Chicago, Illinois leased in the name of Augustine Capital Management. No formal agreement memorializes this month-to-month arrangement.

The Company owns a nominal amount of lab equipment, office equipment and furniture, all of which have been entirely or substantially written off as depreciated assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2006, the Company paid Edmond F. Buccellato, the Company’s former Chief Executive Officer and Chairman of the Board, an aggregate of 6,522,466 in shares of Company common stock in payment of his accrued but unpaid salary in the sum of $55,500 and payment of the Company’s accounts payable of $42,337 owed to the accounting firm of Buccellato and Finkelstein, of which Mr. Buccellato is a principal. Simon Skurkovich, M.D., former Chairman Emeritus and Director of Research and Development, and current member of the advisory committee of the Company, was paid 14,675,400 in shares of common stock of the Company in payment of accrued but unpaid salary of $147,500, and a note payable in the sum of $127,631. During 2006, the Company paid $13,110 to Amy Buccellato for administrative services rendered. Ms. Buccellato is the daughter of Edmond F. Buccellato.

During 2006, the Company paid an aggregate $6,800 in rent, payable $1,700 monthly, for the use of office space from Buccellato & Finkelstein, Inc., of which former Chief Executive Officer and Director Edmond F. Buccellato is a shareholder. During 2006, the Company paid to Buccellato & Finkelstein, Inc., $7,828 in reimbursements for medical and dental insurance for Edmond F. Buccellato and Amy Buccellato.

During the second quarter of 2006, the Company agreed to transfer U.S. Application No. 10/096,127 to Director Keith Gregg in satisfaction of the Company’s obligation to pay certain consulting fees to him.

RESTRUCTURE AGREEMENT

The following is only a summary of the material provisions of the Share Purchase and Debt Restructure Agreement, dated as of August 28, 2006 (“Agreement”), between the Company and Richard P. Kiphart (“Noteholder”). A copy of the Agreement may be obtained from the Securities and Exchange Commission or upon request to our principal office.

Agreement. The purpose of the Agreement was to generate new capital for the Company through the sale of new shares to the Noteholder, and to restructure the Company’s long-term and short-term debt into equity, among other purposes. The closing of the transactions (“Transactions”) contemplated by the Agreement has occurred.

Sale of Company Shares. The Company sold an aggregate of 433,333,331 shares of Company common stock, $0.001 par value per share, at $0.015 per share to the Noteholder, family members of the Noteholder, Christopher W. Capps, the Company’s new President and Chief Executive Officer, and prospective board members, for the aggregate sum of $6,500,000.

Adjustment of Conversion Price. Pursuant to the Agreement, the Company agreed to adjust the conversion price of all outstanding Convertible Notes, including, without limitation, its 2002 Convertible Notes due June 1, 2006, the 2003 Convertible Notes due September 30, 2007, and the 2005 Convertible Notes due September 30, 2009. Additionally, the Company adjusted the conversion price of all its other convertible notes, and authorized the holders of its other promissory notes to exchange the principal and accrued interest thereon for shares of Company common stock at the rate of one share for each $0.015 of Company indebtedness.

Conversion by Noteholder. The Noteholder agreed to convert all of his Convertible Notes and other Company promissory notes into shares of common stock at the same $0.015 per share conversion price. The Noteholder acquired approximately 360,988,667 shares of Company common stock upon conversion of his Convertible Notes and other promissory notes.

Conversion of Company Debt into Equity. The other holders (“other holders”) of convertible notes and other promissory notes and indebtedness owed by the Company, including accrued unpaid salaries, agreed to convert the principal amount thereof, together with accrued interest thereon, into shares of Company common stock, at the price of $0.015 per share, except for one holder who was paid approximately $15,460 in cash. The other holders received 97,891,526 aggregate shares of Company common stock upon conversion of their Company debt into shares of common stock.

Stockholder Rights Offering. As a condition to the Company’s entering into the Agreement, the Noteholder agreed to cause the Company to commence a stockholder rights offering for shares of Company common stock, to be offered to the Company’s stockholders at a price of $0.015 per share, excluding the Noteholder, Christopher W. Capps, and other investors who acquired Company common stock as part of the new capital raised by the Company. The Agreement provides that each stockholder will be granted basic subscription rights to purchase up to ten (10) shares of Company common stock for each one (1) share then held at $0.015 per share. The rights offering is subject to the registration rules and procedures of the Securities and Exchange Commission and applicable state securities agencies, as more specifically set forth in the Agreement. It is expected that the Company also will include in its registration statement to be filed with respect to the rights offering the shares of common stock, to be issued to former officers, to whom the Company owed accrued salaries, and certain holders of accounts payable, as provided in the Agreement, as well as holders of shares entitled to piggy-back registration rights previously granted by the Company.

Stock Options. The Noteholder and the Board of Directors approved the grant of new stock options to members of the Board of Directors, the Advisory Board and certain consultants to purchase an aggregate of 7,560,000 shares of common stock at an exercise price of $0.03 per share.

Fairness Opinion. The Board of Directors has received a written opinion from an independent investment banking firm, that the total consideration to be received by the Company as contemplated by the Agreement is fair, from a financial point of view, to the Company’s stockholders.

Special Committee. In accordance with the Agreement, a special committee consisting of three directors, Thomas J. Pernice, Keith Gregg and Joseph A. Bellanti, M.D., was appointed whose responsibility will be to oversee, monitor and enforce compliance of the Agreement by the Noteholder and the Company. The Special Committee, among other powers, has the right to review and discuss with management compliance by the Company and the Noteholder of their respective obligations under the Agreement; to investigate, review and analyze any matter brought to its attention; to engage advisors, including attorneys, accountants and other consultants, to assist in the discharge of the Committee’s responsibilities, including enforcement of the Agreement; to approve and execute any modification or amendment of the Agreement, as it deems reasonable or appropriate, and to take such other actions as it deems necessary or appropriate in connection with the foregoing. The Company is responsible for the fees and expenses of the Special Committee, including its outside advisors. The Special Committee will be initially comprised of three members of the Board of Directors. The membership, term and termination of the Special Committee will be described in the Agreement. The Company agrees to indemnify and hold harmless members of the Special Committee against claims by the Noteholder or any stockholder of the Company.

Other Provisions. The Noteholder agreed to release his claims against the Company and its directors, officers and representatives, arising prior to the closing of the Transactions, except for claims arising from fraud or willful misconduct, or failure to comply with the Agreement. The Noteholder further agreed, for a period of one year from the closing, not to approve, or permit the Company to approve, any merger or consolidation of the Company unless the Company shall be the surviving corporation, or any transaction which enables Company stockholders to exercise appraisal rights under Delaware law, or any exchange, reclassification or cancellation of Company shares of common stock, including a reverse stock split, provided that the one-year restrictive period may be shortened upon approval by the holders of a majority of the outstanding shares of Company common stock not held by the Noteholder, his affiliates and family members, or upon approval by the Special Committee, as provided in the Agreement.

Changes in Control. As a result of acquiring the new shares and converting his Convertible Notes and other promissory notes, the Noteholder holds approximately 82% of all issued and outstanding shares of Company common stock as of November 30, 2006, subject to the rights offering. Accordingly, the Noteholder acquired an aggregate number of shares of the Company common stock which results in a change in control with respect to the stock ownership of the Company such that the Noteholder holds the majority of the issued and outstanding shares of Company common stock. As a result of his share ownership, and percentage interest, the Noteholder will be able to elect all of the directors who comprise the Board of Directors, which represents a change in the majority control of the Board of Directors. He agrees to elect the members of the Special Committee as directors of the Company until the termination of the Special Committee.

Amendment to Certificate of Incorporation. Effective October 6, 2006, the Company amended its Certificate of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000 from 200,000,000 shares of common stock. The Company currently has authorized 2,020,000,000 shares of capital stock, consisting of 2,000,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, none of which has been issued.

MARKET FOR REGISTRANT'S COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the Over-The-Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “ADVB.” The table below shows the high and low bid quotations of the Company's Common Stock during the first quarter of 2007 and each of the four quarters of the 2006 and 2005 calendar years, and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The quotation information has been obtained from Commodity Systems, Inc., available through Yahoo! Finance.

2007 Fiscal Quarter Ended:	High Bid	Low Bid
March 31	$0.06	$0.03

2006 Fiscal Quarter Ended:	High Bid	Low Bid
March 31	$0.16	$0.07
June 30	$0.09	$0.03
September 30	$0.10	$0.02
December 31	$0.14	$0.04

2005 Fiscal Quarter Ended:	High Bid	Low Bid
March 31	$0.19	$0.17
June 30	$0.21	$0.20
September 30	$0.20	$0.18
December 31	$0.16	$0.13

As of May 4, 2007, the Company had approximately 1500 holders of record of its Common Stock. This number does not include those beneficial owners whose securities are held by brokers or in street name. The total number of record and beneficial stockholders is estimated to be more than 3500.

The Company has never paid a cash dividend on its Common Stock and has no present intention to declare or pay cash dividends on the Common Stock in the foreseeable future. The Company intends to retain any earnings that it may realize in the future to finance its operations. Future dividends, if any, will depend on earnings, financing requirements and other factors, and the payment of cash dividends, if any, will be at the sole discretion of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company since January 1, 2005, through December 31, 2006, for the Chief Executive Officer of the Company and the Company’s other executive officers who were compensated during the year ended December 31, 2006 (the “Named Executive Officers”):

Summary Compensation Table
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation (#)	Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Christopher Capps Chief Executive Officer	2006		$0		$0		$0	$0	N/A		$0		$0		$0
Michael Bansley Chief Financial Officer(3)	2006		$0		$0		$0	$0	N/A		$0		$10,112		$0
Edmond F. Buccellato Chief Executive Officer (1)(4)(5)(6)	2006 2005	$ $	32,500 134,000	$ $	0 0	$ $	0 0	$18,600		$ $	0 0	$ $	142,337 0	$ $	193,437 134,000
Simon Skurkovich Chairman Emeritus, Director of Research & Development (2)(4)(5)(6)	2006 2005	$ $	55,000 49,500	$ $	0 0	$ $	0 0	$24,600		$ $	0 0	$ $	149,500 0	$ $	229,100 49,500

(1) During 2006, Mr. Buccellato was issued shares of common stock in lieu of payment of $55,000 in accrued but unpaid salary and in lieu of $42,337 in debt owed to Buccellato & Finkelstein, of which Mr. Buccellato is a principal. In addition, he was paid $45,000 in consulting fees.

(2) During 2006, Dr. Skurkovich was issued shares of common stock in lieu of payment of $147,500 in accrued but unpaid salary. In addition, he was paid $2,000 in consulting fees to the Company.

(3) During 2006, Michael Bansley, the Company’s Chief Financial Officer, did not receive any compensation directly from the Company, although the Company paid Bansley, Brescia & Co., P.C., the amount of $10,112.75 for accounting services. Mr. Bansley is a shareholder of that accounting firm.

(4) During 2005, the salaries for Mr. Buccellato and Dr. Skurkovich were set by the Compensation Committee at $180,000, respectively. They received actual compensation of $134,000 and $49,500, respectively.

(5) During January 2005, the Company granted stock options to purchase 25,000 shares of the Company’s Common Stock at $0.20 per share to each director for services rendered during the year ended December 31, 2004. For the 2004 fiscal year, the estimated fair value of such options was accrued at $4,500 per director using the Black Scholes option price method.

(6) During August 2006, the Company granted options to purchase up to 930,000 shares of Common Stock and 1,230,000 shares of Common Stock, at an exercise price of $0.03 per share, to Mr. Buccellato and Dr. Skurkovich, respectively, which stock options are also reflected in the “Director Compensation” table.

During fiscal year 2006, William M. Finkelstein, the Company’s former Chief Financial Officer, did not receive any compensation directly from the Company. Mr. Finkelstein and Mr. Buccellato are shareholders of Buccellato & Finkelstein, Inc. In August 2006, the Company issued 2,822,467 shares of common stock in payment of $42,337 owed to Buccellato & Finkelstein for accounting services and tax preparation, which shares were registered to Edmond Buccellato and are reflected in the Summary Compensation Table above.

There are no retirement, pension, or profit sharing plans for the benefit of the Company's officers and directors. The Company has previously granted non-qualified stock options and warrants for the benefit of officers and directors.

The stockholders approved our 2000 Omnibus Equity Incentive Plan (“OEI Plan”) at the Company’s Annual Stockholders Meeting on December 13, 2001. In March 2007, the Board of Directors approved the termination of the OEI Plan. (See “Risk Factors - Risks Relating to Our Common Stock” regarding approval by the Board of Directors of a new equity incentive plan, which plan is subject to stockholder approval.) The purpose of the OEI Plan was to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-term objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The OEI Plan provided for awards in the form of restricted shares, stock units, incentive and nonstatutory stock options and stock appreciation rights. However, only non-statutory stock options were granted pursuant to the OEI Plan. The OEI Plan has been, and will continue to be, administered by the Board of Directors, unless the Board delegates administration to a committee, with respect to stock options granted pursuant to the OEI Plan prior to its termination in March 2007.

Option/SAR Grants to Executive Officers

None of the Named Executive Officers received or exercised any stock options or SARs during the 2006 fiscal year.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Simon Skurkovich, M.D.	300,000 623,000 10,000 20,000 30,000 450,000 25,000 1,230,000			$ $ $ $ $ $ $ $	0.10 0.10 0.25 0.21 0.42 0.16 0.20 0.03	12/01/2010 12/31/2010 12/31/2011 12/31/2012 01/03/2014 02/07/2010 01/03/2014 08/27/2016
Edmond Buccellato	50,000 50,000 105,453 10,000 20,000 30,000 1,500,000 25,000 930,000			$ $ $ $ $ $ $ $ $	0.20 0.10 0.10 0.25 0.21 0.42 0.16 0.20 0.03	12/01/2010 12/01/2010 12/31/2010 12/31/2011 12/31/2012 02/07/2010 01/03/2014 12/31/2014 08/27/2016
Christopher Capps	0
Michael Bansley	0

(1) All options were exercisable as of January 31, 2006.

Compensation of Directors

Directors did not receive any cash compensation for serving as members of the Board of Directors for the year ended December 31, 2006.

The following table sets forth the compensation paid by the Company to the directors during the year ended December 31, 2006:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Bellanti (1)	0	0	$16,600	0	0	0	$18,600
Christopher W. Capps	0	0	0	0	0	0	0
John R. Capps	0	0	0	0	0	0	0
Matthew Gooch	0	0	0	0	0	0	0
Keith Gregg (2)	0	0	16,600	0	0	0	16,600
Richard P. Kiphart (3)	0	0	0	0	0	0	0
Thomas J. Pernice (4)	0	0	30,600	0	0	0	30,600
Boris Skurkovich, M.D. (5)	0	0	18,600	0	0	0	18,600
David W. Valentine	0	0	0	0	0	0	0
Edmond F. Buccellato**	0	0	18,600	0	0	0	18,600
Lawrence Loomis**	0	0	18,600	0	0	0	18,600
Simon Skurkovich, M.D.**	0	0	24,600	0	0	0	24,600

**Resigned from the Board of Directors effective November 6, 2006.

(1) Joseph A. Bellanti, M.D. held options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 830,000 shares of Common Stock at an exercise price of $0.03 per share (at December 31, 2006, aggregate 855,000 stock options).

(2) Keith Gregg held options to purchase 830,000 shares of Common Stock at an exercise price of $0.03 per share, and warrants to purchase 20,000 shares of Common Stock at an exercise price of $0.10 per share, excluding warrants to purchase up to 40,000 shares of Common Stock at an exercise price of $0.10 which vest in two remaining equal installments beginning December 31, 2007 (at December 31, 2006, aggregate 890,000 stock options and warrants).

(3) Richard P. Kiphart held options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share and options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share (at December 31, 2006, aggregate 75,000 stock options).

(4) Thomas J. Pernice held warrants assigned by Cappello Capital Corp. to purchase 1,042,443 shares of Common Stock at an exercise price of $0.15 per share, options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share, options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 1,530,000 shares of Common Stock at an exercise price of $0.03 per share (at December 31, 2006, aggregate 2,657,443 stock options and warrants).

(5) Boris Skurkovich, M.D. held options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares at an exercise price of $0.42 per share, options to purchase up to 450,000 shares of Common Stock at an exercise price of $0.16 per share, options to purchase up to 25,000 shares at $0.20 per share, and options to purchase up to 930,000 shares of Common Stock at an exercise price of $0.03 per share (at December 31, 2006, aggregate 1,465,000 stock options).

In May 2005, upon the recommendation of the Company’s Compensation Committee, the directors approved the grant of stock options (“2005 Options”) to the directors and officers and to other employees and consultants. The grant of the 2005 Options was made subject to approval by the stockholders of an increase in the number of shares of common stock reserved for the Company’s 2000 Omnibus Equity Incentive Plan (“Plan Share Increase”) in an amount sufficient to cover the 2005 Options. The Company expensed the 2005 Options during 2005. As of August 28, 2006, stockholder approval of the Plan Share Increase had not been requested or obtained, and the 2005 Options were deemed cancelled as of August 28, 2006. Accordingly, for the 2005 fiscal year the 2005 Options were not reported as beneficially owned by such directors and officers.

Equity Compensation and Long-Term Incentive Plan Awards

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2006

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,990,000	$0.18	- 0 -
Equity compensation plans not approved by security holders (2)	- 0 -		- 0 -

(1) 2000 Omnibus Equity Incentive Plan terminated in March 2007.

(2) Stock Bonus Plan

The Company adopted a Stock Bonus Plan (“Stock Bonus Plan”) in January 2000 and reserved 10,000,000 shares of Common Stock to be issued thereunder, of which 7,596,211 shares have been granted and issued as of December 31, 2006. In December 2000, the Board of Directors approved the Company’s OEI Plan and reserved 4,000,000 shares of Common Stock to be issued thereunder to employees, consultants and directors, subject to annual increases equal to the lesser of 2.5% of the then outstanding shares of Common Stock or 250,000 shares. As of December 31, 2006, no shares had been granted under the OEI Plan. As of December 31, 2006, options to purchase approximately 4,990,000 shares had been granted under the OEI Plan. In March 2007, the Board of Directors approved the termination of the OEI Plan, and it has been terminated.

Prior to January 2001, the Company granted other stock options and warrants to purchase Company Common Stock which were not granted pursuant to any equity compensation plan. In addition, as of February 7, 2003, the Company granted warrants to purchase 50,000 shares of Common Stock at an exercise price of $0.16 per share to each of the following consultants: Dr. Seji Haba and Joseph Tartel. Subject to the terms applicable to such grants, the foregoing warrants became exercisable in three equal installments commencing on February 7, 2004, and expire seven years from the grant date. The warrants cease to vest upon complete termination of the recipient’s services as a consultant, employee, officer or director of the Company.

During December 2005, the Company granted BioPharm Development Group LLC, of which director Keith Gregg is a managing director, warrants to purchase up to 60,000 shares of Common Stock at an exercise price of $0.10 per share for consulting services. Subject to the terms of such warrants, the warrants vest in three equal annual installments that commenced December 31, 2006. During the third quarter of 2005, the Company granted BioEquity Partners warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $0.20 per share for consulting services, partly in connection with the Company’s Phase I clinical trials at Georgetown University Medical Center to study an investigational treatment for AIDS. Subject to the terms of such warrants, the warrants became exercisable on March 20, 2006, and expire on March 20, 2015. The Company granted Dr. Yehuda Shoenfeld, Director of the Center for Autoimmune Diseases at the Israel Sheba Medical Center, warrants to purchase up to 10,000 shares of Common Stock at an exercise price of $0.20 per share for services as a member of the Company’s scientific advisory board. Subject to the terms of such warrants, the warrants are presently exercisable, and expire on February 24, 2015.

In March 2007, the Board of Directors approved a new equity incentive plan for employees, directors and consultants, subject to stockholder approval.

FINANCIAL STATEMENTS

The financial statements are included herewith and incorporated herein by reference beginning with the Table of Contents on Page F-1.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of the Company through the date of this Form SB-2.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby have been passed upon for us by Rutter Hobbs & Davidoff Incorporated, 1901 Avenue of the Stars, Suite 1700, Los Angeles, California 90067-4301.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2006, and December 31, 2005, have been audited by Williams & Webster, P.S., independent auditors, to the extent and for the periods set forth in their report, which is included in this prospectus and the related registration statement, in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement and any other materials that we file with the SEC and may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains all information filed electronically by us, including reports, proxy and information statements. The address of the SEC’s Website is http://www.sec.gov.

We have filed a registration statement on Form SB-2 under the Securities Act, of which this Prospectus forms a part, to register with the SEC the shares of common stock being offered by this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may read and copy any document we file at the prescribed rates from the public reference of securities maintained by the SEC as described above.

INDEX TO FINANCIAL STATEMENTS OF

ADVANCED BIOTHERAPY, INC.

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)

BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$1,109,501	$850,061
Prepaid expenses and other current assets	182,367	243,682

Total Current Assets	1,291,868	1,093,743

Property and equipment, net	161,458	178,528
Other assets:
Equipment deposits	232,977	232,977
Deferred financing costs, net	811,926	690,379
Security deposits	15,062	15,062

TOTAL ASSETS	$2,513,291	$2,210,689

See notes to condensed financial statements.

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)
BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

	March 31, 2007	December 31, 2006
	(Unaudited)
CURRENT LIABILITIES
Notes payable	$—	$119,901
Accounts payable and accrued expenses	617,042	582,023
Professional fees payable	207,688	213,981
Accrued registration rights penalties payable	721,175	536,333
Accrued interest payable	345,365	257,797
Accrued settlement with former officers	480,000	450,000
Accrued employees compensation	110,497	116,668
Dividends payable	—	122,135

Total Current Liabilities	2,481,767	2,398,838
Convertible debentures(net of debt discount $5,233,610 and $4,324,341, respectively)	621,779	539,578
Detachable warrants	1,219,913	1,654,336
Non employee stock options	4,453	9,548
Conversion option on convertible debentures	14,596,542	4,400,688
Conversion option on series A convertible preferred stock	130,016	125,585
Conversion option on series B convertible preferred stock	67,691	67,096
Accrued settlement with former officers	135,000	195,000

Total Long Term Liabilities	16,775,394	6,991,831
Total Liabilities	19,257,161	9,390,669

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ DEFICIENCY
Series A Convertible preferred stock, $.01 par value, 3,000,000 shares authorized; 2,134,811 and 1,851,423 shares issued and outstanding, respectively, liquidation preference $2,134,811 and $1,851,423, respectively	21,348	18,514
Series B Convertible preferred stock, $.01 par value, 7,000,000 shares authorized; 1,690,584 and 1,333,432 shares issued and outstanding, respectively, liquidation preference $845,292 and $666,716, respectively	16,906	13,335
Common stock, $.001 par value; 200,000,000 shares authorized; 34,567,972 issued and 31,890,972 outstanding in 2007 and 33,767,972 shares issued and 31,090,972outstanding in 2006 respectively	34,567	33,767
Additional paid-in capital	19,259,869	19,158,556
Deficit accumulated during the development stage	(36,073,883)	(26,401,475)
Treasury stock, at cost, 2,677,000 and shares issued	(2,677)	(2,677)
Total Stockholders’ Deficiency	(16,743,870)	(7,179,980)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$2,513,291	$2,210,689

See notes to condensed financial statements.

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,		Cumulative For the Period From February 7, 1997 (inception) through March 31,
	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)
DEVELOPMENT REVENUES	$—	$—	$69,800
DEVELOPMENT COSTS	—	—	20,000
GROSS PROFIT	—	—	49,800
OPERATING EXPENSES
Research and development	149,083	339,433	10,034,709
Selling, general and administrative	559,367	982,875	12,764,631
Related party legal expense	—	—	544,881
Write-off of public offering costs	—	—	501,992
TOTAL OPERATING EXPENSES	708,450	1,322,308	23,846,213
OPERATING LOSS	(708,450)	(1,322,308)	(23,796,413)
OTHER EXPENSES
Change in fair value of non employee stock options, warrants and conversion options	8,607,072	3,505,237	8,346,255
Registration rights penalties	184,842	—	721,175
Interest and other expenses, net	172,044	92,760	1,628,533
NET LOSS	(9,672,408)	(4,920,305)	(34,492,376)
Series A Convertible Preferred Stock beneficial conversion feature	—	—	1,161,249
Series B Convertible Preferred Stock beneficial conversion feature	—	—	420,258
Deemed dividend on issuance of additional Series A Convertible Preferred Stock Warrants	—	—	449,500
Accumulated Dividends on Series A Convertible Preferred Stock	21,348	15,500	163,074
Accumulated Dividends on Series B Convertible Preferred Stock	14,793	11,316	82,488
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC AND DILUTED	$(9,708,549)	$(4,947,121)	$(36,768,945)
Basic and diluted net loss per share	$(0.31)	$(0.16)
Weighted average number of shares outstanding	31,300,972	30,571,761

See notes to condensed financial statements.

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' DEFICIENCY
For the Three Months Ended March 31,2007

										Deficit
										Accumulated
					Series A		Series B		Additional	During the
	Common Stock		Treasury Stock		Preferred Stock		Preferred Stock		Paid-in-	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance at January 1, 2007	33,767,972	33,767	(2,677,000)	(2,677)	1,851,423	18,514	1,333,432	13,335	19,158,556	(26,401,475)	(7,179,980)

Issuance of dividends on series A Convertible
Preferred Stock to settle accrued dividends	—	—	—	—	283,388	2,834	—	—	71,223	—	74,057
Issuance of dividends on series B Convertible	—	—	—	—	—	—	—	—	—	—	—
Preferred Stock to settle accrued dividends	—	—	—	—	—	—	357,152	3,571	44,507	—	48,078
Reclass of conversion option on preferred shares	—	—	—	—	—	—	—	—	(46,732)	—	(46,732)
issued to settle dividends	—	—	—	—	—	—	—	—	—	—	—
Conversion of convertible debenture to common stock	800,000	800	—	—	—	—	—	—	7,733	—	8,533
Reclass of the fair value of the conversion option	—	—	—	—	—	—	—	—	—	—	—
upon conversion of debenture	—	—	—	—	—	—	—	—	9,200	—	9,200
Stock option compensation expense	—	—	—	—	—	—	—	—	15,382	—	15,382
Net Loss	—	—	—	—	—	—	—	—	—	(9,672,408)	(9,672,408)
										—
Balance at March 31, 2007 (Unaudited)	34,567,972	34,567	(2,677,000)	(2,677)	2,134,811	21,348	1,690,584	16,906	19,259,869	(36,073,883)	(16,743,870)

See notes to condensed financial statements

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

	For the Three Months ended March 31,		Cumulative For the Period From February 7, 1997 (inception) through March 31,
	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,672,408)	$(4,920,305)	$(34,492,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,070	21,002	997,614
Loss on disposal of net assets	—	—	20,584
Unrealized loss from foreign currency transactions	—	—	19,271
Warrants issued to related party for legal services	—	—	95,000
Warrants and stock options compensation expense	15,382	394,276	2,532,627
Issuance of common stock as compensation	—	64,030	774,530
Amortization of original issue discount	—	—	329,625
Amortization of deferred financing costs	88,214	34,120	486,492
Amortization of debt discount on convertible debentures	90,731	32,394	323,541
Write off of deferred offering costs	—	—	37,000
Change in fair value of non-employee stock options, warrants and conversion options	8,607,072	3,505,237	8,346,255
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	61,315	58,338	380,150
Other assets	—	—	(149,307)
Accounts payable and accrued expenses	35,019	42,774	950,303
Professional fees payable	(6,293)	19,680	68,626
Accrued license fees	—	(323,000)	94,500
Accrued interest payable	87,568	72,515	365,030
Accrued employee compensation	(6,171)	—	110,497
Accrued registration right payable	184,842	—	721,175
Accrued settlement with former officers	(30,000)	(30,000)	615,000

NET CASH USED IN OPERATING ACTIVITIES	(527,659)	(1,028,939)	(17,373,863)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	—	(60,702)	(1,294,809)

CASH FLOWS FROM FINANCING ACTIVITIES

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

	For the Three Months ended March 31,		Cumulative For the Period From February 7, 1997 (inception) through March 31,
	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Proceeds from (costs of) issuance of common stock	—	—	12,522,477
Net proceeds from issuance of Series A preferred stock	—	—	1,518,928
Net proceeds from issuance of Series B preferred stock	—	—	491,688
Proceeds from issuance of warrants	—	—	40,000
Proceeds from options exercised	—		44,880
Issuance of bridge note payable	—	—	1,025,000
Payment of deferred financing costs	(73,000)	(122,032)	(660,154)
Proceeds from convertible debenture, net	980,000	980,000	5,615,000
Repayment of notes payable	(119,901)	(57,192)	(819,646)

NET CASH PROVIDED BY FINANCING ACTIVITIES	787,099	800,776	19,778,173

NET INCREASE(DECREASE) IN CASH	259,440	(288,865)	1,109,501

CASH AND CASH EQUIVALENTS -Beginning	850,061	868,363	—

CASH AND CASH EQUIVALENTS - Ending	$1,109,501	$579,498	$1,109,501

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:

Interest	$1,072	$5,457	$977,068
Income Taxes	—	—	4,509

Non cash investing and financing activities:

Conversion of bridge notes	—	—	1,065,625
Conversion of accounts payable to notes payable	—	—	237,861
Insurance premiums financed using a note	—		745,257
Cashless exercise of stock options resulting the issuance of 27,399 shares of common stock.	—	—	27
Issuance of collateral shares in Company’s name	—	—	2,677
Beneficial conversion charge attributable to Series A preferred stock	—	—	1,161,249
Beneficial conversion charge attributable to Series B preferred stock	—	—	420,258
Deemed dividend on issuance of warrants to series A preferred stockholders	—	—	449,500
Dividends accrued on preferred stock	—	—	199,864

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

For the Three Months ended March 31,		Cumulative For the Period From February 7, 1997 (inception) through March 31,
2007	2006	2007
(Unaudited)	(Unaudited)	(Unaudited)
Settlement of accrued dividend by issuance of Preferred stock	122,135	—	199,864
Recovery of Trilogy warrants	—	—	44,000
Conversion option liability on the convertible debenture	2,000,000	851,852	6,101,883
Reclassification of conversion option liability on convertible preferred stock	(46,732)	152,166	774,825
Reclassification of non-employee stock option	—	—	104,927
Detachable warrants liability - convertible debenture	840,000	157,000	6,371,780
Reclassification of detachable warrants	—	—	636,412
Warrants issued to settle license fee	—	—	94,500
Detachable warrants issued as deferred financing costs	116,761	62,064	357,640
Reclassification of conversion option on debenture to equity	9,200	—	(5,884)
Conversion of debenture to common stock	8,530	—	19,612

See notes to condensed financial statements.

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)
Notes to Condensed Financial Statements (unaudited)

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. formerly known as OmniCorder Technologies Inc. (the “Company”) was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR® System (“System”).

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

NOTE 2 - Summary of Significant Accounting Policies

Accounting Policies

The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company’s financial statements as filed in its Annual Report on Form 10-KSB for the year ended December 31, 2006. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Company has been presented as a “development stage enterprise” in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company’s primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR® System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Management’s Liquidity Plans

Management estimates that the Company will require additional cash resources during 2007, based upon its current operating plan and condition. As of May 1, 2007, the Company anticipates that its cash requirements to fund these activities as well as other operating or investing cash requirements over the next 4 months will be greater than its current cash on hand. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. If the Company is unable to obtain sufficient funds in the next 4 months, the Company will further reduce the size of its organization and may be forced to reduce and/or curtail its production and operations, all of which could have a material adverse impact on its business prospects. In the event that the Company cannot raise additional capital and the Company defaults on the November 2005, September and October 2006 Securities Purchase Agreements, the investors could take a first priority security interest in all of its goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property pursuant to executed a Security Agreement and an Intellectual Property Security Agreement. The Investors have the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements, all of which could have a material adverse impact on the Company’s business prospects. The Company’s success depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR® system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company’s ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

As of March 31, 2007, the Company had cash balances and working capital deficit of $1,109,501 and $1,189,899, respectively, and total stockholders’ deficiency of $16,743,870. At May 1, 2007, the Company had approximately $853,000 in cash balances.

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through March 31, 2007 of $36,073,883 and cash flows used in operating activities during the development stage of $17,373,863. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities.

On December 14, 2004, the Company received gross proceeds of $1,550,000 in a completed a private placement of 1,550,000 shares of its series A convertible preferred stock. (See Note 5 Series A Convertible Preferred Stock) The Company issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering, the warrant exercise price was reduced to $0.50 per share. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company’s option, additional shares of series A convertible preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company could receive an additional $1,395,000 if all of the warrants issued to the investors in the December 2004 private placement are exercised. There can be no assurance as to how many, if any, warrants will be exercised.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. (See Note 5, Proprietary Rights Offering) The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company’s option, additional shares of series B convertible preferred stock. The warrants have an exercise price of $0.75 per share and will expire August 10, 2010. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many, if any, warrants will be exercised.

On November 14, 2005, September 12, 2006 and October 31, 2006 the Company entered into Securities Purchase Agreements with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC (“the Purchasers”) for the sale of an aggregate $5,875,000 in secured convertible notes and an aggregate of 63,100,000 warrants to purchase shares of the Company’s common stock.. The secured convertible notes mature in 2.9 years at various dates through February 23, 2010. (See Note 4).

The secured convertible notes bear interest at 8%. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. At the Company’s option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. On August 17, 2006, the Company withdrew the Registration Statement. The Company filed a new registration statement on September 13, 2006, with amendments filed December 8, 2006, January 11, 2007, February 8, 2007 and February 13, 2007 in accordance with the September 5, 2006 amended Securities Purchase Agreement. The SEC declared the registration statement effective February 13, 2007. Because the registration statement had not been declared effective within 120 days from November 14, 2005, the Company accrued liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares of common stock or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest. As of March 31, 2007, the Company has accrued approximately $721,000 in liquidated damages. The Company will continue to accrue liquidated damages because all of shares underlying the convertible notes and warrants were not registered under the February 14, 2007 Prospectus filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission.

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $574,000 (430,500 euros) as of March 31, 2007. These components utilize Quantum Well Infrared Photodetectors (“QWIP”) technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

The Company does not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to its stockholders.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management’s judgments associated with deferred income tax valuation allowance, valuation of derivative liabilities and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Convertible Debentures and Derivative Liabilities

In November 2005, September 2006 and October 2006, the Company entered into Securities Purchase Agreements for convertible notes and warrants. (See Note 4). The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance of Emerging Issues Task Force Issue No. 19 (“EITF 00-19”). The convertible notes are recorded at their residual value. The resultant discount is accreted up to the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments the Company reclassified these instruments from equity to a liability based on their fair values on November 14, 2005 (See Notes 5 & 6).

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. Actual period close common stock prices, applicable volatility rates, remaining contractual life and the period close risk free interest rate for the instruments expected remaining life are the key assumptions used in the Black Scholes valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the quarters ended March 31, 2007 and 2006, the Company recorded a charge of $8,607,072 and $3,505,237 respectively, as a result of the change in fair value of these derivative instruments as follows:

	Quarter	Quarter
	Ended	Ended
	March 31, 2007	March 31, 2006

Conversion option on convertible debenture (see Note 4)	$10,045,057	$1,765,109
Conversion option on Series A convertible preferred stock (see Note 5)	(21,252)	687,810
Conversion option on Series B convertible preferred stock (see Note 5)	(20,454)	231,235
Detachable warrants (see Note 5)	(1,391,184)	755,488
Non employee stock options (see Note 6)	(5,095)	65,595
Total Change in Fair Value	$8,607,072	$3,505,237

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. For full disclosure of the Company’s revenue recognition policies, refer to the Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2006.

Loss Per Common Share

Loss per share (“EPS”) is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the convertible debenture and conversion of the series A and series B convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive. Securities that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

Total potential common shares as of March 31, 2007:

Warrants to purchase common stock	69,172,719
Options to purchase common stock	7,943,935
Series A convertible preferred stock	19,405,432
Series B convertible preferred stock	7,692,157
Convertible debenture:	1,027,261,012
1,131,475,255

Total subsequently issued and potential common shares as of May 9, 2007:

Common shares issued April 1, 2007 through May 9, 2007	2,500,000
Warrants to purchase common stock	72,101,890
Options to purchase common stock	7,943,935
Series A convertible preferred stock	19,405,432
Series B convertible preferred stock	7,692,157
Convertible debenture:	2,337,845,108
2,447,488,522

Stock-Based Compensation

The Company accounts for stock options using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment”, (“SFAS 123 (R)”). As a result, the Company’s net loss before taxes for the quarters ended March 31, 2007 and 2006 included expenses of $8,587 and $292,981, respectively, for the fair value of stock options granted to employees and outside directors. As of March 31, 2007 there was $75,416 of total unrecognized compensation related to stock options granted which is expected to be recognized over an approximate 2 year period. The fair value of the Company’s common stock options are estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility, (2) risk-free interest rates and (3) expected life. The weighted average fair value of options at the date of grant using the Black-Scholes fair value based methodology for options granted in the year ended December 31, 2006 was estimated at $0.26. There were no new stock option awards granted in the three months ended March 31, 2007.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value because of their short nature.

Impact of Recently Issued Accounting Standards

In February 2006, the FASB issued SFAS No. 155 ''Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140'' (''SFAS 155''). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The adoption of this pronouncement did not have a material effect on the Company's financial position, results of operations, or cash flows.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. The Company has elected to record penalties in other expense and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of operations. There were no amounts accrued for penalties or interest as of or during the three months ended March 31, 2007. No interest or penalties on income taxes have been recorded during the three months ended March 31, 2007. Tax years subject to examination are 2003 through 2006. The adoption of FIN 48 did not have a material effect on the Company's consolidated financial position or results of operations

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will evaluate the impact of adopting SFAS 157 but does not expect that it will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued FASB Staff Position ("FSP") EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP amends various authoritative literature notably FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”.

This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on the Company's financial position, results of operations, or cash flows.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”). EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19 , “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,”. The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. We do not expect the adoption of EITF 06-6 to have a material impact on our consolidated financial position, results of operations or cash flows.

In November 2006, the FASB ratified EITF Issue No. 06-7, Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under FAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The Company is currently evaluating the impact of this guidance on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS 159). Under the provisions of SFAS 159, Companies may choose to account for eligible financial instruments, warranties and insurance contracts at fair value on a contract-by-contract basis. Changes in fair value will be recognized in earnings each reporting period. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to and plans to adopt the provisions of SFAS 159 beginning in the first quarter of 2008. The Company is currently assessing the impact of the adoption of SFAS 159.

NOTE 3 - Accrued Settlement with Former Officers

Accrued settlement with former officers, current and non-current, represent the settlement amounts for payroll deferred by the former Chief Executive Officer ("CEO") and former Chief Financial Officer ("CFO"), which aggregated $615,000 and $645,000 at March 31, 2007 and December 31, 2006, respectively. (See Note 8, Litigation).

NOTE 4 - Securities Purchase Agreement

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company’s common stock. As of July 25, 2006, the Purchasers provided the Company $3,100,000 of the $4,000,000. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such, these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month

In addition the Company, entered into a Registration Rights Agreement whereby it was required to file a registration statement with the SEC within the 45 days of the November 14, 2005 and was required to use its best efforts to have the registration statement declared effective within 120 days of November 14, 2005. Effective January 1, 2007, the Registration Rights Agreement is accounted for in accordance with FSF EITF 00-19-2. The Registration Rights Agreement required that the number of shares of common stock included in the registration statement was equal to 200% of the common stock underlying the sum of the number of shares issuable upon conversion of the notes and the number of shares issuable upon exercise of the warrants. The Company filed a registration statement on December 22, 2005 and an amended registration statement on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. The registration statement was withdrawn on August 17, 2006. The Company filed a new registration statement for the amended Securities Purchase Agreement on September 13, 2006 in which, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and the Company agreed that it would register an aggregate of up to 30% of its outstanding shares of common stock underlying the secured convertible notes. The Company filed an amended registration statement to reduce the number of shares to 6,000,000 on December 8, 2006, January 11, 2007 February 8, 2007 and February 13, 2007. The SEC declared the registration statement effective February 13, 2007.

Pursuant to the Registration Rights Agreement, the Company will be subject to liquidation damages of two percent per month of the then outstanding principal amount of the secured convertible notes in the following instances:

1. If the registration statement is not declared effective within 120 days from November 14, 2005.

2. If the Company fails to timely file all reports with the SEC pursuant to the Securities Exchange Act of  1934.

3. If the Company fails to maintain effectiveness of the registration statement after it has been declared effective.

4. If the Company's common stock is not listed for quotation on the Nasdaq National Market, Nasdaq  Capital Market, New York Stock Exchange, American Stock Exchange once listed there or ceases to be  traded on the Over-the-Counter Bulletin Board or equivalent replacement exchange.

Since the registration statement exceeded the 120 day time requirement to be declared effective and only a portion of the shares underlying the convertible notes and warrants were registered under the February 14, 2007 Prospectus filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission, the Company accrued approximately $721,000 in liquidated damages as of March 31, 2007.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company’s common stock issued in its own name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

In connection with the closing on November 14, 2005 of the first tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $612,903. The fair value of the warrants on the date of issuance was $160,048. As such the convertible notes were recorded on the date of issuance at the residual value of $227,049. On January 4, 2006 in the 2nd tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $851,852 and the fair value of the warrants on the date of issuance was $157,000. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $8,852 charge which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The convertible note was recorded at the residual value of $0. On May 10, 2006, in the advance of the 3rd tranche of $600,000 of convertible notes and warrants for 600,000 shares of common stock, the fair value of the conversion option on the date of issuance of the note was $400,000 and the fair value of the warrants on the date of issuance was $109,200. As such the convertible notes were recorded on the date of issuance at the residual value of $90,800. On July 24, 2006 in the final advance of the 3rd tranche of $500,000 of convertible notes and warrants for 500,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $586,957 and the fair value of the warrants on the date of issuance was $122,897. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $209,854 charge which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The convertible note will be recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company’s common stock.

The Purchasers provided the Company with the funds as follows:

•	$275,000 was disbursed on September 12, 2006;

•	$250,000 was disbursed on October 4, 2006 and

•	$250,000 was disbursed on November 6, 2006.

The secured convertible notes bear interest at 8%, unless the Company’s common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such, these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company’s option, in any month where the current stock price is below the Initial Market Price which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares of common stock or cash, at the Company’s election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes.

In connection with the closing on September 12, 2006 of the first tranche of $275,000 of convertible notes and warrants for 20,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion options on the date of issuance of the notes was $207,456 for September 12, 2006, $402,174 on October 4, 2006 and $290,541 on November 6, 2006. The fair value of the warrants on the date of issuance was $3,662,522. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $3,594,978 charge which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. In the 2nd and 3rd tranche, on October 4, 2006 and November 6 2006 the fair value of the conversion option exceeded the face value of the convertible notes. The Company recorded charges of $152,174 and $40,541 respectively, which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The convertible notes were recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company’s common stock.

The Purchasers provided the Company with the funds as follows:

•	$1,000,000 was disbursed on October 31, 2006;

•	$1,000,000 was disbursed on February 27, 2007.

The secured convertible notes bear interest at 8%, unless the Company’s common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such, these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company’s option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term “Initial Market Price” means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company’s election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes.

In connection with the October 31, 2006 Securities Purchase Agreement, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrant shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion options on the date of issuance of the notes was $750,000 on October 31, 2006 and $2,000,000 on February 23, 2007. The fair value of the warrants on the date of issuance was $1,320,000 and $840,000 respectively. On October 31, 2006 the fair value of the conversion options and warrants exceeded the face value of the convertible notes; the Company recorded a $1,070,000 charge which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. On February 23, 2007, the fair value of the conversion options and warrants exceeded the face value of the convertible notes and the Company recorded a $1,840,000 charge in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the quarter ended March 31, 2007. The convertible notes were recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

Pursuant to the November 14, 2005, September 12, 2006 and October 31, 2006 Securities Purchase Agreements, the Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreements. The market price is determined by averaging the last reported sale prices for the Company’s shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by the Company in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

Under the terms of the November 2005, September 2006 and October 2006 Securities Purchase Agreements, the full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. Events of default include:

1.	The Company fails to pay the principal or interest on convertible note.

2.	The Company fails to issue shares of its common stock to the purchasers upon notice of conversion.

3.	The Company fails to timely file Registration statement in accordance with the terms of the note.

4.	The Company breaches any material covenant contained in the Securities Purchase Agreements.

5.	Breach of representations or warranties by the Company which result in a material adverse effect on the rights of the purchasers.

6.	The Company grants a security interest of its assets to another entity or creditor.

7.	Any judgment filed against the Company for more than $50,000 will remain unbonded unless agreed to by the purchasers.

8.	Bankruptcy, insolvency reorganization or liquidation filed by or against the Company.

9.
The Company fails to maintain the listing of its common stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Capital Market, the New  York Stock Exchange, or the American Stock Exchange.

In addition, the Company granted the Purchasers a security interest in substantially all of the Company’s assets and intellectual property. In the event that the Company defaults on the November 2005, September and October 2006 Securities Purchase Agreements, the investors could take a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property pursuant to executed a Security Agreement and an Intellectual Property Security Agreement. The Investors have the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements, all of which could have a material adverse impact on the Company’s business prospects.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. Actual period close common stock price ($0.02), applicable volatility rates (152.77% - 165.50%), remaining contractual life (2.71 yrs.- 8.75 years) and the period close risk free interest rate for the instruments expected remaining life (4.54% - 4.58%) are the key assumptions used in the valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument. The change in the fair value of the conversion option for the years ended March 31, 2007 and 2006 was a charge of $10,045,057 and $1,765,109, respectively.

During the quarter ended March 31, 2007, the Company received Notices of Conversion from the Purchasers as follows:

	Dollar	Price	Common
Date of	Of Note	per	Stock
Conversion	Converted	Share	Issued
2/13/2007	$1,500	$0.0150	100,000
2/27/2007	1,500	$0.0150	100,000
3/2/2007	1,600	$0.0160	100,000
3/6/2007	1,200	$0.0120	100,000
3/9/2007	980	$0.0098	100,000
3/16/2007	610	$0.0061	100,000
3/22/2007	570	$0.0057	100,000
3/28/2007	570	$0.0057	100,000
Total	$8,530		800,000

As of March 31, 2007, the secured convertible notes issued pursuant to the Securities Purchase Agreements mature as follows:

For the Year Ending	Note
December 31,	Amount
2008	$980,388
2009	3,875,000
2010	1,000,000
Total	$5,855,388
Less debt discount	(5,233,609)
$621,779

NOTE 5 - Stockholders' Equity

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization.

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company’s former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

Series A Convertible Preferred Stock

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,161,249 to deficit accumulated during the development stage in fiscal 2004. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were issued by the subscription rights offering consummated on August 10, 2005, the conversion price of its series A convertible preferred stock was reduced to $0.50 per share and the exercise price of the warrants was reduced to $0.50 per share. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors. The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during fiscal 2005. As a result of the issuance of the secured convertible notes and warrants under the November 14, 2005, September 12, 2006 and the October 31, 2006 Securities Purchase Agreements, the series A preferred stock conversion price was reduced pursuant to the anti-dilution clause of the certificate of designation.

Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. With each tranche of the November 2005, the September 21, 2006, and the October 31, 2006 Securities Purchase Agreements, anti-dilution provision was triggered. As a result of the February 23, 2007 funding the conversion price of the series A preferred stock was reduced to $0.11 per share. The original investment price of $1.00 per share for the series A preferred stock is divided by the $0.11 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 9.09 shares of common stock for a total of 19,405,432 shares of common stock. The conversion price of the series A preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company’s common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at the Company’s option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq Capital Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock. The 10-day volume-weighted average price of our common stock was $0.206. The Company inadvertently issued an additional 183,869 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006, the Board of Directors approved the payment of dividends in series A preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock as dividends. The 10 day volume-weighted average price of our common stock was $0.047.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4) Because of this, the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition, the series A convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series A convertible preferred stock. As such, the November 14, 2005 sale of convertible debentures caused the series A convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series A convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series A convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $586,182. In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $135,037. Excess of fair value over the dividend payable of $60,600 was recorded as a charge of $74,437 in the statement of operation in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. In January 2007, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $25,683. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $21,252 and a charge of $687,810 for the change in fair value for the quarters ended March 31, 2007 and 2006, respectively, in its statement of operations. The fair value of the series A conversion option was $130,016 and $125,585 at March 31, 2007 and December 31, 2006 respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.02), applicable volatility rates (222.23%), remaining contractual life (0.71 years) and the period close risk free interest rate for the instruments remaining contractual life (5.06%).

Proprietary Rights Offering

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible originally on a one-to-one basis into shares of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27, the Company recorded a non-cash charge of approximately $420,000 during fiscal 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of the Company’s common stock issuable pursuant to the conversion terms on the date of issuance. As a result of the issuance of the secured convertible notes and warrants under the November 14, 2005, September 12, 2006 and the October 31, 2006 Securities Purchase Agreements, the series B preferred stock conversion price was reduced pursuant to the anti-dilution clause of the certificate of designation.

Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 shares of common stock. With each tranche of the November 2005, the September 21, 2006, and the October 31, 2006 Securities Purchase Agreements, anti-dilution provision was triggered. As a result of the February 23, 2007 funding the conversion price of the series B preferred stock was reduced to $0.11 per share. The original investment price of $0.50 per share for the series B preferred stock is divided by the $0.11 per share and result in the conversion of every 1 share of series B preferred stock held can be converted series B preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company’s common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at the Company’s option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq Capital Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006, the Board of Directors approved the payment of dividends in series B preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series B preferred stock were issued 357,152 shares of series B preferred stock as dividends. The 10 day volume-weighted average price of our common stock was $0.047.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series B preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4) Because of this, the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition, the series B convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series B convertible preferred stock. As such, the November 14, 2005 sale of convertible debentures caused the series B convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS 133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series B convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series B convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $244,533. In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $17,129. In June 2006, 36,237 series B preferred shares were converted into 50,369 shares of common stock. Under the guidance of EITF 00-19, the Company re-measured the conversion option of these shares and reclassified the conversion liability of $9,158 to equity. In January 2007, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $21,049. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $20,454 and a charge of $231,235 for the change in fair value for the quarters ended March 31, 2007 and 2006, respectively, in its statement of operations. The fair value of the series B conversion option was $67,691 and $67,096 at March 31, 2007 and December 31, 2006 respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.02), applicable volatility rates (180.95%), remaining contractual life (1.36 years) and the period close risk free interest rate for the instruments remaining contractual life (4.90%).

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The Company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 5). These warrants were immediately exercisable at $1.50 per share through December 19, 2006. These warrants expired unexercised.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 10, 2010. On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock which expire on August 10, 2010.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy Capital Partners, Inc. (“Trilogy”). Trilogy agreed to act as finder to seek financing and other strategic relationships for the Company. Under this agreement, if the Company received any financing from a qualified introduction during the fee agreement period, the Company would be required to pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and was to terminate one year following the termination of Trilogy as finder. Either Trilogy or the Company could terminate the agreement at any time.

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requested, to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement had an initial term of 12 months and was terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy was to be paid $12,500 per month and was issued 2,400,000 warrants to purchase shares of the Company's common stock. Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $600,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget of not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement.

On November 17, 2005, the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Securities Purchase Agreement the Company entered into on November 14, 2005 with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) 4,000,000 warrants. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all rights, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company. The Company paid $93,000 related to this settlement as of December 31, 2006 with $42,000 allocated to the recovery of warrants.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company’s common stock.

The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005, the Purchasers received 1,000,000 warrants, on January 4, 2006 the Purchasers received 1,000,000 warrants, on May 10, 2006 the Purchasers received 600,000 warrants and on July 25, 2005 the Purchasers received 500,000 warrants. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

Pursuant to an amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 378,445, 395,310, 173,580 and 133,776 shares of our common stock at an exercise price of $0.65 per share on November 14, 2005, January 4, 2006, May 10, 2006 and July 24, 2006, respectively. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the first tranche, second tranche, and the first and final advance of the third tranche, respectively. The Company recorded the fair value of the warrants as deferred financing costs and amortizes the expense on a straight line basis over the term of the loan.

On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company’s common stock.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom earned a finders fee of $50,375 in cash of which $17,875 was paid on September 18, 2006, $16,250 was paid on October 19, 2006 and $16,250 was paid on November 27, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (see Note 6). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.068 for the 1st tranche, 2nd tranche, and the final tranche, respectively. The Company recorded the fair value of the warrants as deferred financing costs and amortizes the expense on a straight line basis over the term of the loan.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to purchase 40,000,000 shares of the Company’s common stock.

The warrants are issued pro rata upon each investment tranche. On each October 31, 2006 and February 23, 2007 the Purchasers received 20,000,000 warrants. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement . The market price is determined by averaging the last reported sale prices for the Company’s shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between the Company and Axiom, Axiom will earn a finders fee of $130,000 in cash in which has been accrued on our financial statement for the quarter ended March 31, 2007. In addition, Axiom will receive five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 1,151,393 and 1,777,778 will be granted after May 1, 2007. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.069 and $0.045 for the 1st tranche and final tranche, respectively. The Company recorded the fair value of the warrants as deferred financing costs and amortizes the expense on a straight line basis over the term of the loan.

The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. Because of this, the Company would not have sufficient authorized shares to settle exercises of the warrants issued to the Purchasers or Axiom on the date of issuance. In addition, the underlying shares of the Purchasers warrants were subject to the liquidating damages provisions of the Registration Rights Agreement. If the registration statement that was filed by the Company is not declared effective within 120 days from November 14, 2005 or fails to maintain effectiveness of the registration statement then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares or cash. In accordance with the provisions of EITF 00-19 both the Purchasers and Axiom warrants were recorded as liabilities at their fair values on the date of issuance of $160,048 and $60,569, respectively. In January 2006, the warrants issued to both the Purchasers and Axiom in connection with the 2nd tranche was recorded as liabilities at their fair values on the date of issuance of $157,000 and $62,064, respectively. On May 10, 2006, the warrants issued to both the Purchasers and Axiom in connection with the advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $109,200 and $31,592, respectively. On July 24, 2006, the warrants issued to both the Purchasers and Axiom in connection with the final advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $122,879 and $32,909, respectively. In connection with the September 12, 2006 Securities Purchase Agreement the warrants issued to both the Purchasers and Axiom in connection with the 1st tranche were recorded as liabilities at their fair values on the date of issuance of $3,662,522 and $16,882, respectively. On October 4, 2006 and November 6, 2006, the warrants issued Axiom in connection with the 2nd and 3rd tranche were recorded as liabilities at their fair values on the date of issuance of $19,226 and $17,636, respectively. In connection with the October 31, 2006 Securities Purchase Agreement the warrants to be issued to the Purchasers were recorded as liabilities at their fair values on October 31, 2006 and February 23, 2007 of $1,320,000.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. Because of this, the Company might not have sufficient authorized shares in the future to settle exercises of its other issued warrants. Under the guidance of EITF 00-19, share settlement of the Company's other issued warrants could no longer be considered within their control. The Company reclassified these other warrants to a liability based on the fair value on November 14, 2005 of $636,412. The Company will re-measure the fair value of the warrants at the end of each reporting period and record the change in fair value in its statement of operations.

On January 30, 2006, Company entered into a settlement agreement and mutual release (“Settlement Agreement”) with Lockheed Martin (“Lockheed”). (See Note 11 - Litigation) Under the terms of the Settlement Agreement, the Company agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company’s common stock at $0.65 per share. Because of the convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement (See Note 6), the Company might not have sufficient authorized shares in the future to settle exercises of these issued warrants. Under the guidance of EITF 00-19, the Company classified these warrants as liability based on their fair value of $94,500 on the date of grant.

The Company re-measured the fair value of all its issued warrants at March 31, 2007. The change in fair value for the quarters ended March 31, 2007 and 2006 were a gain of $1,391,184 and charge of $755488, respectively. The change of fair value is reported in the Company’s statement of operations. The fair value of the warrants was $1,219,913 and $1,654,336 at March 31, 2007 and December 31, 2006, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the warrants. The significant assumptions used include the actual period closing price of the Company's common stock ($0.02), remaining contractual life (from 2.71 - 8.75 years), applicable volatility rates (152.77% - 165.50%) and the period close risk free interest rate for the instruments remaining contractual life (4.54% - 4.58%).

As of March 31, 2007 and 2006, the Company had warrants outstanding to purchase an aggregate of 69,172,719 and 7,443,086 common shares respectively.

A summary of stock warrant activity is as follows:

	March 31, 2007
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding, beginning of year	49,172,719	$0.29
Warrants granted	20,000,000	0.08
Warrants exercised	—	—
Warrants forfeited	—	—
Outstanding, end of year	69,172,719	$0.23
Exercisable, end of year	69,172,719	$0.23

NOTE 6 - Stock Option Plans

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

For the quarters ended March 31, 2007 and 2006, under the 1998 stock option plan, options to purchase 3,423,380 and 3,807,853 shares of common stock were outstanding, respectively. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property. On June 26, 2006, our stockholders approved to amend the 2005 Plan to increase the number of grants available under the Plan from 5,000,000 to 10,000,000.

For the quarters ended March 31, 2007 and 2006, under the 2005 Plan, 4,520,555 stock options and 330,000 restricted stock and 4,360,000 stock options and 330,000 restricted stock, respectively, have been granted.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4). Because of this, the Company might not have sufficient authorized shares in the future to settle exercises of its non-employee issued stock options. Under the guidance of EITF 00-19, share settlement of the Company's non employee issued stock options could no longer considered to be within the their control. The Company reclassified these non-employee stock options to a liability based on the fair value of the stock options on November 14, 2005 of $104,927. The Company re-measured the fair value of the non-employee stock options. For the quarters ended March 31, 2007 and 2006, a gain of $5,095 and a charge of $65,595, respectively, were recorded as a change in fair value in its statement of operations. The fair value of the Company's non-employee stock options was $4,453 and $9,548 at March 31, 2007 and December 31, 2006, respectively. The Company used the Black Scholes Valuation model to determine the fair value. The significant assumptions used include the actual period closing price of the Company's common stock ($0.02), applicable volatility rates (154.91% - 237.52%), remaining contractual life (0.57 -3.42 years) and the period close risk free interest rate for the instruments remaining contractual life (4.54%-5.06%).

A summary of activity under the stock option plans is as follows:

March 31, 2007
		Weighted		Weighted
		Average	Aggregate	Average
		Exercise	Intrinsic	Grant Date
	Shares	Price	Value	Fair Value
Outstanding, beginning of year	7,943,935	$0.74	—	—
Options granted	—	—	—	—
Options exercised	—	—	—	—
Options forfeited	—	—	—	—
Outstanding, end of year	7,943,935	$0.74
Exercisable, end of year	7,591,623	$0.76

NOTE 7 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997, with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company was contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company also was obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provided for Dr. Anbar to advise management on the optimization of its technology. The agreement awarded Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. On February 13, 2006, in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement expired February 1, 2007.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

NOTE 8 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 430,500 Euros or $574,000 (at the current exchange rates) as of March 31, 2007. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space, which lease expires November 30, 2009. In addition, the Company leases office space in Mahwah, New Jersey under a 6 month lease which will expire on May 30, 2007 at a monthly rental rate of approximately $2,900.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of March 31, 2007 are as follows:

Amount
Nine Months Ending December 31, 2007	$53,000
Year Ending December 31, 2008	65,100
Year Ending December 31, 2009	61,800
Total	$179,900

Rent expense charged to operations for the three months ended March 31, 2007 and March 31, 2006 and for period February 7, 1997 (inception) to March 31, 2007 amounted to $26,643, $16,254, and $361,509, respectively.

Litigation

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties completed discovery and a final pretrial conference was held on August 17, 2005. On June 5, 2006 we entered into a Settlement and Release Agreement (“Agreement”) with our former Chief Financial Officer. The Agreement disposes of and resolves all disputes, claims, issues and differences between the former chief financial officer and the Company.

The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. (“Settlement Amount”). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal (b) the sum of $70,000 was paid to counsel for the former CFO on November 16, 2006 after the execution of the October 31, 2006 Security Purchase Agreement for the financing of $2,000,000 of gross proceeds, and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth (15th) of each month beginning January 15, 2007.

The Company is not aware of any other pending or threatened legal proceedings.

Employment and Consulting Agreements

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. Due to the financial condition of the Company, this contract was not renewed. However, Mr. O’Connor continues his employment under the same salary arrangement as the expired employment agreement. The employment agreement provided that Mr. O'Connor received a fixed salary at an annual rate of $225,000. The Company issued to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of the Company's common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company paid Mr. O'Connor the balance of his prior employment contract bonus of $55,000 in two equal installments in April 2005 and January 2006.. Based upon the attainment of specified performance goals determined by the Company’s Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O’Connor’s employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company’s financial situation supports such payment. In September 2006, all employees were asked to defer part of their salaries due to the Company’s declining financial position. After the Company entered the October 31, 2006 Securities Purchase Agreement, all employees began to receive their full compensation except for Mr. O’Connor who continues to defer approximately $2,100 per month. At March 31, 2007 the Company had recorded deferred compensation of $110,497 of which $55,769 was deferred for Mr. O’Connor.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remained a member of the Board of Directors until he voluntarily resigned his position on April 30, 2007. The agreement, which terminated Mr. Fauci's previous employment agreement with the Company, provided that Mr. Fauci performed consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expired December 2006. Mr. Fauci was nominated at the 2005 and 2006 annual meetings of stockholders to continue as a board member per the settlement agreement. The agreement also provided for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's settlement of accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. As of March 31, 2007 the Company owed Mr. Fauci $50,000 in consulting fees and $525,000 for the settlement of deferred accrued salary.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. On February 13, 2006 in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement expired February 1, 2007.

The following table summarizes the aggregate commitments under employment and related agreement obligations as of March 31, 2007:

Aggregate Commitment
Nine months ending December 31, 2007	440,000
Year ending December 31, 2008	135,000
Totals	$575,000

NOTE 9 - Related Party Transactions

On January 3, 2006 the Company issued shares of series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2005. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 48,616 shares of series A convertible preferred stock as dividends. The Company’s former director, George Benedict received 19,447 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 8,869 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 5,913 shares and Michael Davis received 591 shares of series B preferred stock as dividends.

On January 2, 2007 the Company issued shares of series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2006. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 45,708 shares of series A convertible preferred stock as dividends. The Company’s former director, George Benedict received 18,283 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 42,556 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 28,371 shares and Michael Davis received 2,827 shares of series B preferred stock as dividends.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mark A. Fauci, a member of the board of directors. The agreement, which terminated Mr. Fauci's previous employment with the Company, provided that Mr. Fauci performed consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expired December 2006. Mr. Fauci was nominated at the 2005 and 2006 annual meetings of stockholders to continue as a board member per the settlement agreement. Mr. Fauci voluntarily resigned his position on the board of directors on April 30, 2007. The agreement also provided for a three-year payout schedule of the obligation to pay Mr. Fauci's settlement of accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. As of March 31, 2007 the Company paid Mr. Fauci $350,000 for consulting fees and $100,000 for settlement of deferred salary.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in the Company's name, and (ii) to grant to ,their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of the Board of Directors was compensated $95,000 for his service in this role to the Company. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure the Company’s Board. The Company offered Dr. Davis a new consulting contract in January 2006, whereby he will provide medical and scientific expertise for the Company. Dr, Davis will be compensated $5,000 per month for his consulting services. This agreement was amended in May 2006. Dr. Davis’ compensation was reduced to $2,500 per month for June through September 2006. As of October 1, 2006 the agreement was amended and Dr. Davis’ compensation was increased to $4,000 per month. In the quarter ended March 31, 2007, the Company paid Dr. Davis $12,000.

NOTE 10 - Subsequent Events

From April 1, 2007 through May 9, 2007, the Company received Notices of Conversion from the Purchasers as follows:

Date of Conversion	$/ Amount Note Converted	Price per Share	Common Stock Issued
4/02/2007	$1,425	$0.0057	250,000
4/04/2007	1,425	$0.0057	250,000
4/09/2007	1,300	$0.0052	250,000
4/12/2007	1,350	$0.0054	250,000
4/17/2007	1,350	$0.0054	250,000
4/20/2007	1,150	$0.0046	250,000
4/25/2007	850	$0.0034	250,000
4/30/2007	675	$0.0027	250,000
5/03/2007	625	$0.0025	250,000
5/08/2007	625	$0.0025	250,000
	$10,775		2,500,000

On May 1, 2007, Mark Fauci informed the Company that he was voluntarily resigning his position from the Company’s Board of Directors for personal reasons, effective immediately.

NOTE 11 - Accounting for the Uncertainty in Income Taxes

The Company has adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"("FIN 48"), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

Based on the company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. The Company's evaluation was performed for tax years ended 2003 through 2006, the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes. Penalties are recorded in other expense and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of operations. There were no amounts accrued for penalties or interest as of or during the three months ended March 31, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the Board of Directors and Stockholders
Advanced BioPhotonics Inc.

We have audited the accompanying balance sheets of Advanced BioPhotonics Inc. (the “Company”) (A Development Stage Enterprise) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficiency, and cash flows for the years ended December 31, 2006 and 2005, and for the period from February 7, 1997 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioPhotonics Inc. (A Development Stage Enterprise) as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, and for the period from February 7, 1997 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $26,401,475, and cash flows used in operating activities of $16,846,204 during the development stage, which commenced on February 7, 1997 through December 31, 2006. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Melville, New York
April 9, 2007

Advanced BioPhotonics Inc. (A Development Stage Enterprise) BALANCE SHEETS

	December 31, 2006	December 31, 2005

CURRENT ASSETS
Cash and cash equivalents	$850,061	$868,363
Prepaid expenses and other current assets	243,682	207,589

Total Current Assets	1,093,743	1,075,952

Property and equipment, net	178,528	176,827
Other assets:
Equipment deposits	232,977	257,983
Deferred financing costs, net	690,379	220,962
Security deposits	15,062	9,662

TOTAL ASSETS	$2,210,689	$1,741,386

The accompanying notes are an integral part of these financial statements.

Advanced BioPhotonics Inc. (A Development Stage Enterprise) BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

	December 31, 2006	December 31, 2005
CURRENT LIABILITIES
Notes payable	$119,901	$152,512
Accounts payable and accrued expenses	582,023	426,326
Professional fees payable	213,981	242,171
Accrued license fees	—	323,000
Accrued registration rights penalties	536,333	—
Accrued interest payable	257,797	19,665
Accrued settlement with former officers	450,000	504,632
Deferred employees compensation	116,668	—
Dividends payable	122,135	77,729

Total Current Liabilities	2,398,838	1,746,035
Convertible debentures(net of debt discount $ 4,324,341 and $758,171, respectively)	539,578	241,829
Detachable warrants	1,654,336	878,708
Non employee stock options	9,548	104,483
Conversion option on convertible debentures	4,400,688	891,892
Conversion option on series A convertible preferred stock	125,585	602,387
Conversion option on series B convertible preferred stock	67,096	251,293
Accrued settlement with former officers	195,000	435,000

Total Long Term Liabilities	6,991,831	3,405,592
Total Liabilities	9,390,669	5,151,627

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Series A Convertible preferred stock, $.01 par value, 3,000,000 shares authorized; 1,851,423 and 1,550,000 shares issued and outstanding, respectively, liquidation preference $1,851,423 and $1,550,000, respectively	18,514	15,500
Series B Convertible preferred stock, $.01 par value, 7,000,000 shares authorized; 1,333,432 and 1,293,202 shares issued and outstanding, respectively, liquidation preference $666,716 and $646,601, respectively	13,335	12,932
Common stock, $.001 par value; 200,000,000 shares authorized; 33,767,972 issued and 31,090,972 outstanding in 2006 and 33,072,772 shares issued and 30,395,772 outstanding in 2005 respectively	33,767	33,073
Additional paid-in capital	19,158,556	18,848,900
Deficit accumulated during the development stage	(26,401,475)	(22,317,969)
Treasury stock, at cost, 2,677,000 shares issued	(2,677)	(2,677)
Total Stockholders’ Deficiency	(7,179,980)	(3,410,241)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$2,210,689	$1,741,386

The accompanying notes are an integral part of these financial statements.

Advanced BioPhotonics Inc. (A Development Stage Enterprise) STATEMENTS OF OPERATIONS

	For the Years Ended December 31,		Cumulative For the Period From February 7, 1997 (inception) through December 31,
	2006	2005	2006

DEVELOPMENT REVENUES	$—	$—	$69,800
DEVELOPMENT COSTS	—	—	20,000
GROSS PROFIT	—	—	49,800
OPERATING EXPENSES
Research and development	1,166,403	1,898,015	9,885,626
Selling, general and administrative	2,528,124	3,538,032	12,205,264
Related party legal expense	—	—	544,881
Write-off of public offering costs	—	—	501,992
TOTAL OPERATING EXPENSES	3,694,527	5,436,047	23,137,763

OPERATING LOSS	(3,694,527)	(5,436,047)	(23,087,963)
OTHER (INCOME) EXPENSE
Change in fair value of non employee stock options, warrants and conversion options	(584,006)	323,189	(260,817)
Registration rights penalties	536,333	—	536,333
Interest and other expenses, net	436,652	22,257	1,456,489

NET LOSS	(4,083,506)	(5,781,493)	(24,819,968)

Series A Convertible Preferred Stock beneficial conversion feature	—	703,128	1,161,249
Series B Convertible Preferred Stock beneficial conversion feature	—	420,258	420,258
Deemed dividend on issuance of additional Series A Convertible Preferred Stock Warrants	—	449,500	449,500
Accumulated Dividends on Series A Convertible Preferred Stock	77,143	64,583	141,726
Accumulated Dividends on Series B Convertible Preferred Stock	50,081	17,614	67,695
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC AND DILUTED	$(4,210,730)	$(7,436,576)	$(27,060,396)
Basic and diluted net loss per share	$(0.14)	$(0.25)
Weighted average number of shares outstanding	30,757,104	30,107,408

The accompanying notes are an integral part of these financial statements.

Advanced BioPhotonics Inc. (A Development Stage Enterprise) STATEMENT OF STOCKHOLDERS’ (DEFICIENCY) / EQUITY For the Period February 7, 1997 (Inception) Through December 31, 2006

										Deficit
										Accumulated
					Series A		Series B			During
	Common		Treasury		Preferred		Preferred		Additional	the	Stock
	Stock		Stock		Stock		Stock		Paid-in-	Development	Subscription
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Issuance of common stock to founders	10,301,259	$10,301	—	—	—	$—	—	—	$6,419	$—	$(15,070)	$1,650

Sale of common stock at $.55 per share, net of expenses of $35,164	361,437	361	—	—	—	—	—	—	164,469	—	—	164,830

Issuance of common stock warrants to related party for legal services	—	—	—	—	—	—	—	—	75,000	—	—	75,000

Sale of common stock warrants to related party	—	—	—	—	—	—	—	—	40,000	—	(30,000)	10,000

Net loss	—	—	—	—	—	—	—	—	—	(168,516)	—	(168,516)

Balance at December 31, 1997	10,662,696	10,662	—	—	—	—	—	—	285,888	(168,516)	(45,070)	82,964

Issuance of common stock to founders	2,710,858	2,711	—	—	—	—	—	—	1,689	—	—	4,400

Sale of common stock at $.55 per share, net of expenses of $62,900	885,539	886	—	—	—	—	—	—	426,209	—	—	427,095

Issuance of common stock for research and development	271,086	271	—	—	—	—	—	—	149,729	—	—	150,000

Issuance of common stock warrants to related party for legal services	—	—	—	—	—	—	—	—	20,000	—	—	20,000

Cash received from sale of common stock warrant	—	—	—	—	—	—	—	—	—	—	30,000	30,000

Issuance of common stock warrants in connection with sale of bridge notes	—	—	—	—	—	—	—	—	329,625	—	—	329,625

Net loss	—	—	—	—	—	—	—	—	—	(1,594,054)	—	(1,594,054)

Balance at December 31, 1998	14,530,179	14,530	—	—	—	—	—	—	1,213,140	(1,762,570)	(15,070)	(549,970)

Conversion of bridge notes into common stock	1,433,015	1,433	—	—	—	—	—	—	789,192	—	—	790,625

Issuance of common stock for research and development	135,543	136	—	—	—	—	—	—	74,864	—	—	75,000

Sale of common stock at $1.14 per share	945,282	945	—	—	—	—	—	—	1,073,055	—	—	1,074,000

Net loss	—	—	—	—	—	—	—	—	—	(1,547,973)	—	(1,547,973)

Balance at December 31, 1999	17,044,019	$17,044	—	—	—	—	—	—	$3,150,251	$(3,310,543)	$(15,070)	$(158,318)

The accompanying notes are an integral part of these financial statements.

Advanced BioPhotonics Inc.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY), Continued
For the period from February 7, 1997 (inception) through December 31,2006

										Deficit
										Accumulated
										During
	Common		Treasury		Series A		Series B		Additional	the	Stock
	Stock		Stock		Preferred Stock		Preferred Stock		Paid-in-	Development	Subscription
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Issuance of common stock for research anddevelopment	135,543	$136	—	—	—	—	—	—	$74,864	$—	$—	$75,000

Issuance of common stock for services rendered	8,810	9	—	—	—	—	—	—	10,001	—	—	10,010

Sale of common stock at $1.14 and $1.38 per share for691,269 and 924,156shares, respectively	1,615,425	1,615	—	—	—	—	—	—	2,058,786	—	—	2,060,401
												—
												—
Issuance of stock options and warrants for services rendered	—	—	—	—	—	—	—	—	51,357	—	—	51,357

Net loss	—	—	—	—	—	—	—	—	—	(1,446,203)	—	(1,446,203)

Balance at December 31, 2000	18,803,797	18,804	—	—	—	—	—	—	5,345,259	(4,756,746)	(15,070)	592,247

Issuance of common stock for services rendered	12,322	12	—	—	—	—	—	—	29,988	—	—	30,000
Sale of common stock at $2.44 per share	164,294	164	—	—	—	—	—	—	399,836	—	—	400,000
Issuance of stock options and warrants for												—
services rendered	—	—	—	—	—	—	—	—	21,012	—	—	21,012
												—

Net loss	—	—	—	—	—	—	—	—	—	(1,675,158)	—	(1,675,158)

Balance at December 31, 2001	18,980,413	18,980	—	—	—	—	—	—	5,796,095	(6,431,904)	(15,070)	(631,899)

Issuance of common stock in
accordance with anti-dilution provisions	164,294	164	—	—	—	—	—	—	(164)	—	—	—
Sale of common stock at $1.22 and $.97 per
share for 102,684 and 385,065 shares, respectively	487,749	488	—	—	—	—	—	—	499,512	—	—	500,000
Issuance of stock options and warrants
for services rendered	—	—	—	—	—	—	—	—	595,188	—	—	595,188

Net loss	—	—	—	—	—	—	—	—	—	(1,511,997)	—	(1,511,997)

Balance at December 31, 2002	19,632,456	19,632	—	—	—	—	—	—	6,890,631	(7,943,901)	(15,070)	(1,048,708)

Advanced BioPhotonics Inc.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY), Continued
For the period from February 7, 1997 (inception) through December 31,2006

Deficit
Accumulated
During
Common		Treasury		Series A		Series B		Additional	the	Stock
Stock		Stock		Preferred Stock		Preferred Stock		Paid-in-	Development	Subscription
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Elimination of subscription receivable	—	—	—	—	—	—	—	—	(15,070)		15,070	—
Sale of common stock at $.97 per share	1,317,849	1,318	—	—	—	—	—	—	1,282,084	—	—	1,283,402
Issuance of stock options and warrants
for services rendered	—	—	—	—	—	—	—	—	691,377			691,377
Issuance of common stock in accordance with												—
antidilution provisions	107,821	108	—	—	—	—	—	—	(108)			—
												—
Exercise of warrants	480,274	480	—	—	—	—	—	—	(480)			—
Issuance of common shares to shareholders of company acquired in reverse acquisition	1,133,600	1,134	—	—	—	—	—	—	(1,134)			—
Net assets acquired in reverse acquistion									20,584			20,584
Sale of common stock for cash at $1.375 per share, net	5,486,027	5,486	—	—	—	—	—	—	6,702,924			6,708,410
Conversion of Bridge Loan at $1.375 per share	200,000	200	—	—	—	—	—	—	274,800			275,000
Issuance of common stock for offering services	1,212,073	1,212	—	—	—	—	—	—	(1,212)			—

Net loss	—	—	—	—	—	—	—	—	—	(2,375,919)	—	(2,375,919)

Balance at December 31, 2003	29,570,100	$29,570	—	—	—	—	—	—	$15,844,396	$(10,319,820)	$—	$5,554,146

Issuance of stock options and warrants
for services rendered	—	—	—	—	—	—	—	—	53,156			53,156
Issuance of stock granted for services
rendered	15,000	15	—	—	—	—	—	—	43,485			43,500
Sale of preferred stock at $1.00 per share	—	—	—	—	1,550,000	15,500	—	—	1,534,500			1,550,000
Seriers A Convertible Preferred Stock
beneficial conversion feature	—	—	—	—	—	—	—	—	458,121	(458,121)		-
Costs incurred asssociated with sale of stock and
reverse acquisition	—	—	—	—	—	—	—	—	(101,711)			(101,711)
Costs incurred asssociated with sale of Series A
preferred stock	—	—	—	—	—	—	—	—	(31,072)			(31,072)
Exercise of options	76,101	76	—	—	—	—	—	—	41,924			42,000
Exercise of options (cashless)	27,388	27	—	—	—	—	—	—	(27)			-
Adjustment of Sale of common stock for cash at $1.375 per share, net (Unaudited)	7,300	7	—	—	—	—	—	—	(7)

Net Loss										(4,635,149)		(4,635,149)
	—	—	—	—	—	—	—	—	—	—	—	—
Balance at December 31, 2004	29,695,889	29,695	—	—	1,550,000	15,500	—	—	17,842,765	(15,413,090)	—	2,474,870

Advanced BioPhotonics Inc.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY), Continued
For the period from February 7, 1997 (inception) through December 31,2006

Deficit
Accumulated
During
Common		Treasury		Series A		Series B		Additional	the	Stock
Stock		Stock		Preferred Stock		Preferred Stock		Paid-in-	Development	Subscription
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Total

Exercise of options	5,218	6	—	—	—	—	—	—	2,875	—	—	2,881
Issuance of common stock for												—
services rendered	580,000	580	—	—	—	—	—	—	409,920	—	—	410,500
Issuance of warrants for services rendered	—	—	—	—	—	—	—	—	600,000	—	—	600,000
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	85,096	—	—	85,096
Preferred stock dividend												—
Sale of Series B preferred stock at $0.50 per share	—	—	—	—	—	—	1,407,867	14079	689,854	—	—	703,933
Seriers B Convertible Preferred Stock												—
beneficial conversion feature	—	—	—	—	—	—	—	—	420,258	(420,258)	—	—
Seriers A Convertible Preferred Stock												—
beneficial conversion feature	—	—	—	—	—	—	—	—	703,128	(703,128)		—
Costs incurred asssociated with sale of Series B												—
preferred stock	—	—	—	—	—	—	—	—	(212,245)			(212,245)
Conversion of Seriers B Convertible Preferred Stock												—
to common stock	114,665	115	—	—	—	—	(114,665)	(1,147)	1,032	—	—	—
Issuance of Treasury Stock	2,677,000	2,677	(2,677,000)	(2,677)	—	—	—	—	—			—
Series A Convertible Preferred Stock issued as in-kind dividend									(62,000)	—		(62,000)
Series B Convertible Preferred Stock issued as in-kind dividend									(15,729)			(15,729)
Deemed Dividend	—	—	—	—	—	—	—	—	(449,500)	0		(449,500)
Reclass conversion option- Series A convertible
preferred stock	—	—	—	—	—	—	—	—	(586,182)			(586,182)
Reclass conversion option- Series B convertible												—
preferred stock	—	—	—	—	—	—	—	—	(244,533)			(244,533)
Reclass anti dilution warrants to liabilty	—	—	—	—	—	—	—	—	449,500			449,500
Reclass non-employee options to liability	—	—	—	—	—	—	—	—	(104,927)			(104,927)
Reclass detachable warrants to liability	—	—	—	—	—	—	—	—	(636,412)			(636,412)
Costs incurred asssociated with convertible note financing	—	—	—	—	—	—	—	—	(44,000)			(44,000)
												—

Net Loss	—	—	—	—	—	—	—	—	—	(5,781,493)		(5,781,493)

Balance at December 31, 2005	33,072,772	33,073	(2,677,000)	(2,677)	1,550,000	15,500	1,293,202	12,932	18,848,900	(22,317,969)	—	(3,410,241)

Issuance of dividends on series A Convertible
Preferred Stock	—	—	—	—	301,423	3,014			(3,014)	—	—	—
Issuance of dividends on series B Convertible
Preferred Stock	—	—	—	—	—	—	76,467	765	(765)	—	—	—
Stock option compensation expense	—	—	—	—	—	—	—	—	336,549	—	—	336,549
Issuance of common stock for
services rendered	337,000	337	—	—	—	—	—	—	63,693	—	—	64,030
Conversion of convertible debenture to common stock	307,831	307	—	—	—	—	—	—	10,774	—	—	11,081
Reclass conversion option of convertible debenture
to equity	—	—	—	—	—	—	—	—	15,084	—	—	15,084
Conversion of Seriers B Convertible Preferred Stock
to common stock	50369	50	—	—	—	—	(36,237)	(362)	312	—	—	—
Reclass conversion option- Series B convertible
preferred stock to equity	—	—	—	—	—	—	—	—	9158	—	—	9,158
Series A Convertible Preferred Stock issued as in-kind dividend	—	—	—	—	—	—	—	—	(74,057)	—	—	(74,057)
Series B Convertible Preferred Stock issued as in-kind dividend	—	—	—	—	—	—	—	—	(48,078)	—	—	(48,078)
Net Loss	—	—	—	—	—	—	—	—	—	(4,083,506)	—	(4,083,506)

Balance at December 31, 2006	33,767,972	33,767	(2,677,000)	(2,677)	1,851,423	18,514	1,333,432	13,335	19,158,556	(26,401,475)	—	(7,179,980)

The accompanying notes are an integral part of these financial statements.

Advanced BioPhotonics Inc. (A Development Stage Enterprise) STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,		Cumulative For the Period from February 7, 1997 (inception) through December 31,
	2006	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,083,506)	$(5,781,493)	$(24,819,968)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84,008	133,338	980,544
Loss on disposal of net assets	—	—	20,584
Unrealized loss from foreign currency transactions	—	—	19,271
Warrants issued to related party for legal services	—	—	95,000
Warrants and stock options compensation expense	336,549	685,096	2,517,245
Issuance of common stock for services provided	64,030	410,500	774,530
Amortization of original issue discount	—	—	329,625
Amortization of deferred financing costs	200,546	9,607	398,278
Amortization of debt discount on convertible debentures	218,031	14,779	232,810
Write off of deferred offering costs	—	37,000	37,000
Change in fair value of non-employee stock options, warrants and conversion options	(584,006)	323,189	(260,817)

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	163,743	169,617	318,835
Other assets	(5,400)	8,038	(149,307)
Accounts payable and accrued expenses	136,032	101,671	915,284
Professional fees payable	(8,190)	83,109	74,919
Accrued license fees	(228,500)	323,000	94,500
Accrued interest payable	257,797	19,665	277,462
Accrrued employee compensation	116,668	—	116,668
Accrued registration rights penalties	536,333	—	536,333
Accrued settlement with former officers	(294,632)	(46,923)	645,000

NET CASH USED IN OPERATING ACTIVITIES	(3,090,497)	(3,509,807)	(16,846,204)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(60,704)	(165,163)	(1,294,809)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (costs of) issuance of common stock	—	—	12,522,477

	For the Years Ended December 31,		Cumulative For the Period from February 7, 1997 (inception) through December 31,
	2006	2005	2006
Net proceeds from issuance of Series A preferred stock	—	—	1,518,928
Net proceeds from issuance of Series B preferred stock	—	491,688	491,688
Proceeds from issuance of warrants	—	—	40,000
Proceeds from options exercised	—	2,880	44,880
Issuance of bridge note payable	—	—	1,025,000
Payment of deferred financing costs	(374,654)	(65,000)	(587,154)
Proceeds from convertible debenture, net	3,740,000	895,000	4,635,000
Repayment of notes payable	(232,447)	(184,947)	(699,745)

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,132,899	1,139,621	18,991,074

NET (DECREASE) INCREASE IN CASH	(18,302)	(2,535,349)	850,061

CASH AND CASH EQUIVALENTS -Beginning	868,363	3,403,712	—

CASH AND CASH EQUIVALENTS —Ending	$850,061	$868,363	$850,061

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:

Interest	$6,501	$5,457	$975,996
Income Taxes	$—	$—	$4,509

Non cash investing and financing activities:

Conversion of bridge notes	$—	$—	$1,065,625
Conversion of accounts payable to notes payable	$—	$—	$237,861
Insurance premiums financed using a note	$199,836	171,576	$745,247
Cashless exercise of stock options resulting the issuance of 27,399 shares of common stock.	$—	$—	$27
Issuance of collateral shares in Company’s name	$—	$2,677	$2,677
Beneficial conversion charge attributable to Series A preferred stock	$—	$1,161,249	$1,161,249
Beneficial conversion charge attributable to Series B preferred stock	$—	$420,258	$420,258

Deemed dividend onissuance of warrants to series A preferred stockholders	$—	$449,500	$449,500
Dividends accrued on preferred stock	$122,135	$77,729	$199,864
Settlement of accrued dividend by issuance of preferred stock	$77,729	—	$77,729

	For the Years Ended December 31,		Cumulative For the Period from February 7, 1997 (inception) through December 31,
	2006	2005	2006
Recovery of Trilogy warrants	$—	$44,000	$44,000
Conversion option liability on the convertible debenture	$3,488,980	$612,903	$4,101,883
Reclassification of conversion option liability on convertible preferred stock	$(9,158)	$830,715	$821,557
Reclassification of non-employee stock option	—	$104,927	$104,927
Detachable warrants liability —convertible debenture	$5,371,733	$160,047	$5,531,780
Reclassification of detachable warrants	—	$636,412	$636,412
Warrants issued to settle license fee	$94,500	—	$94,500
Detachable warrants issued as deferred financing costs	$180,309	$60,570	$240,879
Reclassification of conversion option on debenture to equity	$(15,084)	—	$ (15,084)
Conversion of debenture to common stock	$11,082	—	$11,082

The accompanying notes are an integral part of these financial statements.

Advanced BioPhotonics Inc.
(A Development Stage Enterprise)

Notes to the Financial Statements

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. formerly known as OmniCorder Technologies Inc. (the “Company”) was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR® System (“System”).

In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR® System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR® System throughout the European Union (“EU”). The CE marking (an acronym for the French "Conformite Europeenne") certifies that a product has met EU health, safety, and environmental requirements, which ensure consumer safety. The Company believes that it will generate revenues from the sale of licenses and sale of the medical device to commercial, institutional and clinical customers to use its technology for plastic and reconstructive surgery, cancer therapy treatment monitoring, neurosurgery, cancer detection and cardiac surgery applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

In April 2005, the Company received notice that it had been awarded a New Technology Ambulatory Procedure Code (APC) for usage of its system in providing the service “dynamic infrared blood perfusion imaging.” The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. To secure a CPT code which is issued by the American Medical Association, the Company would need to build a history of claims submissions using the APC for the use of its system over a three year period beginning April 2005, in order to demonstrate the viability of the technology. The service associated with the use of the BioScanIR® system has been assigned APC Code 1502 and HCPCS Code C9723. At December 31, 2006, the Company had not submitted any claims using the APC code.

On June 7, 2005, the Company changed its corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by its stockholders at the 2005 annual meeting of stockholders.

The Company filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission on December 23, 2005 pursuant to which a majority of its stockholders had approved by written consent an amendment to the Company’s certificate of incorporation to increase its authorized common stock from 50,000,000 shares to 200,000,000 shares. The Company filed an amendment for the increased authorized common shares to the certificate of incorporation with the state of Delaware on February 1, 2006.

Recapitalization Transaction

On December 19, 2003, the Company completed a transaction with Promos, Inc. (“Promos”) in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos’ shares of common stock (the “Recapitalization”). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.

Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 8), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos’ common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos’ common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm’s-length negotiations between the parties.

As more fully described in Note 8, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has been presented as a “development stage enterprise” in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company’s primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR® System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Management’s Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2006 of $26,401,475 and cash flows used in operating activities during the development stage of $16,846,204. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities.

On December 14, 2004, the Company received gross proceeds of $1,550,000 in a completed a private placement of 1,550,000 shares of its Series A convertible preferred stock. (See Note 8 Series A Convertible Preferred Stock) The Company issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering, the warrant exercise price was reduced to $0.50 per share. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company’s option, additional shares of series A convertible preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010.  The Company could receive an additional $1,395,000 if all of the warrants issued to the investors in the December 2004 private placement are exercised. There can be no assurance as to how many warrants will be exercised.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. (See Note 8, Proprietary Rights Offering) The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company’s option, additional shares of series B convertible preferred stock. The warrants have an exercise price of $0.75 per share and will expire August 10, 2010. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised.

On September 23, 2005, the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or (iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company. The agreement expired on November 7, 2006.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC (“the Purchasers”) for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. (See Note 7, Securities Purchase Agreement.) On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. At September 30, 2006, the Purchasers have provided the $3,100,000 in proceeds to the Company.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. At the Company’s option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. On August 17, 2006, the Company withdrew the Registration Statement. The Company filed a new registration statement on September 13, 2006, with amendments filed December 8, 2006, January 11, 2007, February 8, 2007 and February 13, 2007 in accordance with the September 5, 2006 amended Securities Purchase Agreement. The SEC declared the registration statement effective February 13, 2007. Because the registration statement had not been declared effective within 120 days from November 14, 2005, the Company accrued liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares of common stock or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest. As of December 31, 2006, the Company has accrued approximately $536,000 in liquidated damages.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. On November 15, 2005, the Purchasers received 1,000,000 warrants, on January 4, 2006 the Purchasers received 1,000,000 warrants, on May 10, 2006 the Purchasers received 600,000 warrants and on July 24, 2006 the Purchasers received 500,000 warrants. There can be no assurance to how many, if any, of these warrants will be exercised. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom earned a finders fee of $201,500 in cash of which $65,000 was paid on November 16, 2005, $65,000 was paid on January 6, 2006, $39,000 was paid on May 12, 2006 and $32,500 was paid on August 1, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005, 395,310 were granted on January 4, 2006, 173,580 were granted on May 10, 2006 and 133,776 were granted on July 24, 2006. (See Note 8). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche, 1st advance and the final advance of the 3rd tranche, respectively.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company’s common stock.

The Purchasers provided the Company with the funds as follows:

•	$275,000 was disbursed on September 12, 2006;

•	$250,000 was disbursed on October 4, 2006 and

•	$250,000 was disbursed on November 6, 2006.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company’s option, in any month where the current stock price is below the Initial Market Price, which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of the secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company’s assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares of common stock or cash, at it’s election, an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.. The market price is determined by averaging the last reported sale prices for the Company shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom earned a finders fee of $50,375 in cash of which $17,875 was paid on September 18, 2006, $16,250 was paid on October 19, 2006 and $16,250 was paid on November 27, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (See Note 8). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.068 for the 1st tranche, 2nd tranche, and the final tranche, respectively.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company’s common stock.

The Purchasers are obligated to provide the Company with the funds as follows:

•	$1,000,000 was disbursed on October 31, 2006;

•	$1,000,000 was disbursed on February 27, 2007

The proceeds of the offering will be used support the Company’s commercialization activities for its BioScanIR® System and for working capital.

The secured convertible notes bear interest at 8%, unless the Company’s common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company’s option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term “Initial Market Price” means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company’s assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company’s election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.. The market price is determined by averaging the last reported sale prices for the Company’s shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between the Company and Axiom, Axiom will earn a finders fee of $130,000 in cash in which $65,000 for the 1st tranche has been accrued on our financial statement for the year ended December 31, 2006 and $65,000 will be accrued on our financial statement for the quarter ended March 31, 2007. In addition, Axiom will receive five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 1,151,393 and 1,777,778 will be granted after April 9, 2007. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.069 and $0.045 for the 1st tranche and final tranche, respectively.

On November 15, 2006, the Company received a Notice of Conversion from the Purchasers and issued an aggregate of 307,831 shares of free-trading common stock pursuant to the requirements of Rule 144, as promulgated under the Securities Act of 1933, as amended, which represents 1% of the Company’s outstanding common stock. This is a partial conversion of the $3,100,000 notes the Company has issued to the Purchasers under the November 2005 Securities Purchase Agreement. The conversion price was $.036 per share for a total of $11,081.

From January 1, 2007 through April 9, 2007, the Company received Notices of Conversion from the Purchasers and issued 1,550,000 shares of free-trading common stock pursuant to the Company’s February 14, 2007 Prospectus filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission, relating to the resale by the selling shareholders (the purchasers) of up to 6,000,000 shares of its common stock underlying a portion of the secured convertible notes in a principal amount of $3,100,000 from the November 14, 2005 Securities Purchase Agreement. The aggregate dollar amount for these conversions was $12,680.

As of December 31, 2006, the Company had cash balances and working capital deficit of $850,061 and $1,305,095, respectively, and total stockholders’ deficiency of $7,179,980. At April 9, 2007, the Company had approximately $969,000 in cash balances (unaudited).

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $568,000 (430,500 euros) as of December 31, 2006. These components utilize Quantum Well Infrared Photodetectors (“QWIP”) technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

Management estimates that the Company will require additional cash resources during 2007, based upon its current operating plan and condition. The Company anticipates that its cash requirements to fund these activities as well as other operating or investing cash requirements over the next 4 months will be greater than its current cash on hand. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. If the Company is unable to obtain sufficient funds during the 2nd quarter 2007, the Company will further reduce the size of its organization and may be forced to reduce and/or curtail its production and operations, all of which could have a material adverse impact on its business prospects. In the event that the Company cannot raise additional capital and the Company defaults on the November 2005, September and October 2006 Securities Purchase Agreements, the investors could take a first priority security interest in all of its goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property pursuant to executed a Security Agreement and an Intellectual Property Security Agreement. The Investors have the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements, all of which could have a material adverse impact on the Company’s business prospects. The Company’s success depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR® system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company’s ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company does not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to its stockholders.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management’s judgments associated with deferred income tax valuation allowance, valuation of derivative liabilities, fair value of stock based compensation and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2006 the uninsured cash balance at one bank was approximately $750,000.

Property and Equipment

Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Software Development Costs

Software development costs have been charged to operations as incurred since technological feasibility for the Company’s computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

Convertible Debentures and Derivative Liabilities

In November 2005, September 2006 and October 2006, the Company entered into Securities Purchase Agreements for convertible notes and warrants. (See Note 7).  The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance of Emerging Issues Task Force Issue No. 19 (“EITF 00-19”). The convertible notes are recorded at their residual value. The resultant discount is accreted up to the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments the Company reclassified these instruments from equity to a liability based on their fair values on November 14, 2005 (See Notes 7 & 8).

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. Actual period close common stock prices, applicable volatility rates, remaining contractual life and the period close risk free interest rate for the instruments expected remaining life are the key assumptions used in the Black Scholes valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the years ended December 31, 2006 and 2005, the Company recorded a $584,006 gain and $323,289 charge respectively, as a result of the change in fair value of these derivative instruments as follows:

	Year	Year
	Ended	Ended
	December 31, 2006	December 31, 2005

Conversion option on convertible debenture (see Note 7)	$5,185,731	$278,889
Conversion option on Series A convertible preferred stock (see Note 8)	(611,839)	16,205
Conversion option on Series B convertible preferred stock (see Note 8)	(192,080)	6,760
Detachable warrants (see Note 8)	(4,870,913)	21,779
Non employee stock options (see Note 9)	(94,905)	(444)

Total (gain) / charge	$(584,006)	$323,189

Research and Development

Research and development costs are charged to operations as incurred.

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the “Summary of Significant Accounting Policies-Basis of Presentation.” Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

1. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

2. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

3. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

Patents

Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

Employee Benefit Plans

The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Also, available to eligible employees at their cost, through a third party provider, are dental and long term disability insurance. In fiscal 2005 the Company established a 401-K plan through a third party provider for its employees. At this time, the Company does not contribute any money to the plan. The Company has a Stock Based Compensation Plans as described in Note 9.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Foreign Currency Transactions

The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR® System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred a transaction loss of $671 for the year ended December 31, 2006 and none for the year ended December 31, 2005. The Company had $19,942 resulting from foreign currency transactions included in interest and other expenses for the period from February 7, 1997 (inception) to December 31, 2006 in the accompanying financial statements.

Loss Per Common Share

Loss per share (“EPS”) is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the convertible debenture and conversion of the series A and series B convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive. Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

Total potential common shares as of December 31, 2006:
Warrants to purchase common stock	49,172,719
Options to purchase common stock	7,943,935
Series A convertible preferred stock	10,293,912
Series B convertible preferred stock	3,706,941
Convertible debenture:	267,248,242
338,365,749

Total potential common shares as of April 9, 2007:
Common shares issued January 1, 2007 through April 9, 2007	1,550,000
Warrants to purchase common stock	72,101,890
Options to purchase common stock	7,943,935
Series A convertible preferred stock	19,405,432
Series B convertible preferred stock	7,692,157
Convertible debenture:	1,108,188,972
1,216,882,386

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment”, (“SFAS 123 (R)”), using the modified-prospective-transition method. As a result, the Company’s net loss before taxes for the year ended December 31, 2006 was $340,735 ($0.01 per share) lower than if it had continued to account for share-based compensation under the Accounting Principles Board (“APB”) opinion No. 25. “Accounting for Stock Issued to Employees” (“APB 25”). As of December 31, 2006 there was $98,302 of total unrecognized compensation related to stock options granted which is expected to be recognized over an approximate 2.25 year period.

Prior to January 1, 2006, the Company’s stock-based employee compensation plans were accounted for under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation, (“SFAS No. 123”). Except for one employee whose stock option grant had intrinsic value, the Company did not recognize stock-based compensation cost in its statement of operations for periods prior to January 1, 2006 as all other options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. However, compensation expense was recognized under APB 25 for certain options granted to non-employees of the Company based upon the intrinsic value (the difference between the exercise price on the date of grant and the deemed fair value of the common stock.

For the year ending December 31, 2005, as permitted under SFAS No. 148, “Accounting for Stock-Based Compensation - Transition an Disclosure”, which was amended SFAS No. 123, the Company elected to continue to follow intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB No. 25, and related interpretations including FASB Interpretation No.44, “Accounting for Certain Transactions Involving Stock Compensation”, an interpretation of APB No.25. No stock-based employee compensation cost is reflected in operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

SFAS No. 123R required the Company to expense stock options based on grant date fair value in its financial statements. In 2006, the Company recognized compensation expense for the stock options ratably over the vesting period. In fiscal 2005, $18,000 compensation expense has been recognized for options granted to an employee that had an exercise price less than the market value of the underlying common stock on the date of grant. The effect on 2005 net loss and net loss per share had the Company applied the fair value recognition using the Black-Scholes option pricing model is presented in the following proforma table:

For the Year Ended December 31, 2005
Net loss attributable to common stockholders - basic and diluted	$(7,436,576)
Add:
Stock based employee compensation expense included in net loss	18,000
Deduct:
Total stock-based employee compensation expense determined under fair value-based method for all awards	(2,912,157)
Pro forma net loss attributable to common stockholders	$(10,330,733)
Basic and diluted net loss per share as reported	$(0.25)
Basic and diluted pro forma net loss per share	$(0.34)

For the year ended December 31, 2005 the fair value of the Company’s common stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 126.14%-135.80%, (2) risk-free interest rates of 3.66%-4.18% and (3) expected lives of 5 - 10 years. The weighted average fair value of option s at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2005 was estimated at $0.83.

For the year ended December 31, 2006 the fair value of the Company’s common stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of (131.12% - 131.47%),, (2) risk-free interest rates of 4.68%-4.79% and (3) expected lives of (3.5 - 5.0 years). The weighted average fair value of option s at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2006 was estimated at $0.26.

Impact of Recently Issued Accounting Standards

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material effect on the Company’s financial position or results of operations.

In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on the Company’s financial position or results of operations in future periods.

In October 2005, the FASB issued FASB Staff Position (“FSP”) FAS 123(R)-2, “Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R)”, which provides clarification of the concept of mutual understanding between employer and employee with respect to the grant date of a share-based payment award. This FSP provides that a mutual understanding of the key terms and conditions of an award shall be presumed to exist on the date the award is approved by management if the recipient does not have the ability to negotiate the key terms and conditions of the award and those key terms and conditions will be communicated to the individual recipient within a relatively short time period after the date of approval. This guidance was applicable upon the initial adoption of SFAS 123(R). The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

In February 2006, the FASB issued SFAS No. 155 ''Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140'' (''SFAS 155''). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company's financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company will evaluate the impact of adopting SFAS 157 but does not expect that it will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in the first fiscal year ending after November 15, 2006. Adoption of SAB 108 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued FASB Staff Position ("FSP") EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP amends various authoritative literature notably FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The Company is in the process of determining the effect, if any, the adoption of this FSP will have on its consolidated financial statements.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”). EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19 , “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,”. The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. We do not expect the adoption of EITF 06-6 to have a material impact on our consolidated financial position, results of operations or cash flows.

In November 2006, the FASB ratified EITF Issue No. 06-7, Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under FAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The Company is currently evaluating the impact of this guidance on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS 159). Under the provisions of SFAS 159, Companies may choose to account for eligible financial instruments, warranties and insurance contracts at fair value on a contract-by-contract basis. Changes in fair value will be recognized in earnings each reporting period. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to and plans to adopt the provisions of SFAS 159 beginning in the first quarter of 2008. The Company is currently assessing the impact of the adoption of SFAS 159.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value because of their short nature.

Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - Property and Equipment

Property and equipment consists of the following:

	December	December 31,
	2006	2005
Research and development equipment	$886,540	$800,831
Office equipment	73,905	73,905
Furniture and fixtures	26,804	26,804
Leasehold Improvements	21,075	21,075
	1,008,324	922,615
Less: accumulated depreciation and
Amortization	829,796	745,788
	$178,528	$176,827

Depreciation and amortization expenses charged to operations for the years ended December 31, 2006 and 2005 and for the period February 7, 1997 (inception) to December 31, 2006 was $84,008, $133,338 and $980,544, respectively.

NOTE 4 - Notes Payable

The Company financed its annual insurance premiums over a five month period in 2006 and a nine-month period in 2005 with one financing Company. The notes payable balances at December 31, 2006 and 2005 were $119,901 and $152,512, respectively. The balance as of December 31, 2006 is due in monthly installments approximating $40,000 including interest at the rate of 8.75 % per annum through March 2007.

NOTE 5 - Income Taxes

The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

	December 31, 2006	December 31, 2005
Deferred tax assets(liabilities):
Net operating loss carryforward	$8,747,000	$7,346,000
Property and equipment	27,000	25,000
Accrued expenses	341,000	412,000
Stock based compensation	380,000	267,000
Valuation allowance	(9,495,000)	(8,050,000)
Net Deferred Tax Asset	$—	$—

The expiration dates for the net operating loss carry forward are as follows:

2019	$2,746,000
2020	1,467,000
2021	1,688,000
2022	1,260,000
2023	1,607,000
2024	4,867,000
2025	4,731,000
2026	3,501,000
$21,867,000

The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized. The Company’s effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes and cumulative effect for a change in accounting principle as follows:

	For the Years Ended
	December 31,
	2006	2005

Tax provision at statutory rate	(34%)	(34%)
Non deductible expenses	4%	3%
State tax benefit	(5%)	(5%)
Other	0%	(2%)
Change in valuation allowance for net deferred tax assets	35%	38%
	0%	0%

The change in the valuation allowance for deferred tax assets are summarized as follows:

	Years Ended December 31,
	2006	2005
Beginning Balance	$8,050,000	$5,854,000
Change in Allowance	1,445,000	2,196,000
Ending Balance	$9,495,000	$8,050,000

As of December 31, 2006, the Company has net operating loss carryforwards of $21,867,000 available to offset future taxable income. These carryforwards will expire at various dates through 2026. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - Settlement of Officers’ Salaries

Settlement of officers' salaries, current and non-current, represent the settlement amounts for payroll deferred by the former Chief Executive Officer ("CEO") and former Chief Financial Officer ("CFO"), which aggregated $645,000 and $939,632 at December 31, 2006 and, 2005, respectively. (See Note 11, Litigation).

NOTE 7 - Securities Purchase Agreement

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company’s common stock. As of July 25, 2006, the Purchasers provided the Company $3,100,000 of the $4,000,000. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such, these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month

In addition the Company, entered into a Registration Rights Agreement whereby it was required to file a registration statement with the SEC within the 45 days of the November 14, 2005 and was required to use its best efforts to have the registration statement declared effective within 120 days of November 14, 2005. The Registration Rights Agreement required that the number of shares of common stock included in the registration statement was equal to 200% of the common stock underlying the sum of the number of shares issuable upon conversion of the notes and the number of shares issuable upon exercise of the warrants. The Company filed a registration statement on December 22, 2005 and an amended registration statement on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. The registration statement was withdrawn on August 17, 2006. The Company filed a new registration statement for the amended Securities Purchase Agreement on September 13, 2006 in which, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and the Company agreed that it would register an aggregate of up to 30% of its outstanding shares of common stock underlying the secured convertible notes. The Company filed an amended registration statement to reduce the number of shares to 6,000,000 on December 8, 2006, January 11, 2007 February 8, 2007 and February 13, 2007. The SEC declared the registration statement effective February 13, 2007.

Pursuant to the Registration Rights Agreement, the Company will be subject to liquidation damages of two percent per month of the then outstanding principal amount of the secured convertible notes in the following instances:

1. If the registration statement is not declared effective within 120 days from November 14, 2005.

2. If the Company fails to timely file all reports with the SEC pursuant to the Securities Exchange Act of 1934.

3. If the Company fails to maintain effectiveness of the registration statement after it has been declared effective.

4. If the Company's common stock is not listed for quotation on the Nasdaq National Market, Nasdaq Capital Market, New York Stock Exchange, American Stock Exchange once listed there or ceases to be traded on the Over-the-Counter Bulletin Board or equivalent replacement exchange.

Since the registration statement exceeded the 120 day time requirement to be declared effective, the Company accrued approximately $536,000 in liquidated damages as of December 31, 2006.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company’s common stock issued in its own name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

In connection with the closing on November 14, 2005 of the first tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $612,903. The fair value of the warrants on the date of issuance was $160,048. As such the convertible notes were recorded on the date of issuance at the residual value of $227,049. On January 4, 2006 in the 2nd tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $851,852 and the fair value of the warrants on the date of issuance was $157,000. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $8,852 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The convertible note was recorded at the residual value of $0. On May 10, 2006, in the advance of the 3rd tranche of $600,000 of convertible notes and warrants for 600,000 shares of common stock, the fair value of the conversion option on the date of issuance of the note was $400,000 and the fair value of the warrants on the date of issuance was $109,200. As such the convertible notes were recorded on the date of issuance at the residual value of $90,800. On July 24, 2006 in the final advance of the 3rd tranche of $500,000 of convertible notes and warrants for 500,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $586,957 and the fair value of the warrants on the date of issuance was $122,897. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $209,854 charge which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The convertible note will be recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company’s common stock.

The Purchasers provided the Company with the funds as follows:

•	$275,000 was disbursed on September 12, 2006;

•	$250,000 was disbursed on October 4, 2006 and

•	$250,000 was disbursed on November 6, 2006.

The secured convertible notes bear interest at 8%, unless the Company’s common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such, these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company’s option, in any month where the current stock price is below the Initial Market Price which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares of common stock or cash, at the Company’s election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes.

In connection with the closing on September 12, 2006 of the first tranche of $275,000 of convertible notes and warrants for 20,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion options on the date of issuance of the notes was $207,456 for September 12, 2006, $402,174 on October 4, 2006 and $290,541 on November 6, 2006. The fair value of the warrants on the date of issuance was $3,662,522. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $3,594,978 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. In the 2nd and 3rd tranche, on October 4, 2006 and November 6 2006 the fair value of the conversion option exceeded the face value of the convertible notes. The Company recorded charges of $152,174 and $40,541 respectively, which was included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The convertible notes were recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company’s common stock.

The Purchasers are obligated to provide the Company with the funds as follows:

•	$1,000,000 was disbursed on October 31, 2006;

•	$1,000,000 was disbursed on February 27, 2007.

The secured convertible notes bear interest at 8%, unless the Company’s common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such, these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company’s option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term “Initial Market Price” means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company’s election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes.

In connection with the October 31, 2006 Securities Purchase Agreement, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion options on the date of issuance of the notes was $750,000 on October 31, 2006 and $2,000,000 on February 23, 2007. The fair value of the warrants on the date of issuance was $1,320,000 and $840,000 respectively. On October 31, 2006 the fair value of the conversion options and warrants exceeded the face value of the convertible notes; the Company recorded a $1,070,000 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. On February 23, 2007, the fair value of the conversion options and warrants exceeded the face value of the convertible notes and the Company will record a $1,840,000 charge in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options in the 1st quarter 2007. The convertible notes were recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

Pursuant to the November 14, 2005, September 12, 2006 and October 31, 2006 Securities Purchase Agreements, the Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreements. The market price is determined by averaging the last reported sale prices for the Company’s shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

Under the terms of the November 2005, September 2006 and October 2006 Securities Purchase Agreements, the full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. Events of default include:

1.	The Company fails to pay the principal or interest on convertible note.

2.	The Company fails to issue shares of its common stock to the purchasers upon notice of conversion.

3.	The Company fails to timely file Registration statement in accordance with the terms of the note.

4.	The Company breaches any material covenant contained in the Securities Purchase Agreements.

5.	Breach of representations or warranties by the Company which result in a material adverse effect on the rights of the purchasers.

6.	The Company grants a security interest of its assets to another entitiy or creditor.

7.	Any judgment filed against the Company for more than $50,000 will remain unbonded unless agreed to by the purchasers.

8.	Bankruptcy, insolvency reorganization or liquidation filed by or against the Company.

9.
The Company fails to maintain the listing of its common stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, or the American Stock Exchange.

In addition, the Company granted the Purchasers a security interest in substantially all of the Company’s assets and intellectual property. In the event that the Company defaults on the November 2005, September and October 2006 Securities Purchase Agreements, the investors could take a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property pursuant to executed a Security Agreement and an Intellectual Property Security Agreement. The Investors have the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements, all of which could have a material adverse impact on the Company’s business prospects.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. Actual period close common stock price ($0.04), applicable volatility rates (140.46% - 172.89%), remaining contractual life (2.96 yrs.- 9.0 years) and the period close risk free interest rate for the instruments expected remaining life (4.60% - 4.82%) are the key assumptions used in the valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument. The change in the fair value of the conversion option for the years ended December 31, 2006 and 2005 was a charge of $5,185,731 and $278,889, respectively.

As of December 31, 2006, the secured convertible notes issued pursuant to the Securities Purchase Agreements mature as follows:

For the Year Ending	Note
December 31,	Amount
2008	$988,919
2009	3,875,000
Total	$4,863,919

NOTE 8 - Stockholders’ Equity

Initial Capitalization and Founders’ shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company’s board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company’s board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization.

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company’s former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

Series A Convertible Preferred Stock

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,161,249 to deficit accumulated during the development stage in fiscal 2004. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were issued by the subscription rights offering consummated on August 10, 2005, the conversion price of its series A convertible preferred stock was reduced to $0.50 per share and the exercise price of the warrants was reduced to $0.50 per share. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors. The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during fiscal 2005. As a result of the issuance of the secured convertible notes and warrants under the November 14, 2005, September 12, 2006 and the October 31, 2006 Securities Purchase Agreements, the series A preferred stock conversion price was reduced pursuant to the anti-dilution clause of the certificate of designation.

Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. With each tranche of the November 2005 Securities purchase Agreement, anti-dilution provision was triggered on November 14, 2005, January 4, 2006, May 10, 2006 and July 24, 2006 reducing the conversion price of the series A preferred stock to $0.44, $0.39, $0.36 and $0.34 per share respectively. On September 12, 2006 and October 31, 2006, the Company entered into new Securities Purchase Agreements with the purchasers which further triggered anti-dilution. On September 12, 2006, October 4, 2006, October 31, 2006, and November 6, 2006, the conversion price of the series A preferred stock was reduced further to $0.33, $.31, $0.21 and $0.18 per share, respectively. The original investment price of $1.00 per share for the series A preferred stock is divided by the $0.18 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 5.56 shares of common stock for a total of 10,293,912 shares of common stock. On February 23, 2007, the conversion price of the series A preferred stock was reduced further to $0.11 per share. The original investment price of $1.00 per share for the series A preferred stock is divided by the $0.11 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 9.09 shares of common stock for a total of 19,405,432 shares of common stock. The conversion price of the Series A preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company’s common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at the Company’s option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq Capital Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock. The 10-day volume-weighted average price of our common stock was $0.206. The Company inadvertently issued an additional 183,869 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006, the Board of Directors approved the payment of dividends in series A preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock as dividends. The 10 day volume-weighted average price of our common stock was $0.047.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4) Because of this, the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition, the series A convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series A convertible preferred stock. As such, the November 14, 2005 sale of convertible debentures caused the series A convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series A convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series A convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $586,182. In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $135,037. Excess of fair value over the dividend payable of $60,600 was recorded as a charge of $74,437 in the statement of operation in change of fair value of non-employee stock options, warrants and conversion options during the year ended December 31, 2006. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $611,839 and $16,205 for the change in fair value for the years ended December 31, 2006 and 2005, respectively, in its statement of operations. The fair value of the Series A conversion option was $125,586 and $602,387 at December 31, 2006 and 2005 respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.04), applicable volatility rates (172.99%), remaining contractual life (0.95 years) and the period close risk free interest rate for the instruments remaining contractual life (5.00%).

Proprietary Rights Offering

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible originally on a one-to-one basis into shares of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27, the Company recorded a non-cash charge of approximately $420,000 during fiscal 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of the Company’s common stock issuable pursuant to the conversion terms on the date of issuance. As a result of the issuance of the secured convertible notes and warrants under the November 14, 2005, September 12, 2006 and the October 31, 2006 Securities Purchase Agreements, the series B preferred stock conversion price was reduced pursuant to the anti-dilution clause of the certificate of designation.

Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 shares of common stock. With each tranche of the November 2005 Securities purchase Agreement, anti-dilution provision was triggered on November 14, 2005, January 4, 2006, May 10, 2006 and July 24, 2006 reducing the conversion price of the series B preferred stock to $0.44, $0.39, $0.36 and $0.34 per share respectively. On September 12, 2006 and October 31, 2006, the Company entered into new Securities Purchase Agreements with the purchasers which further triggered anti-dilution. On September 12, 2006, October 4, 2006, October 31, 2006, and November 6, 2006, the conversion price of the series B preferred stock was reduced further to $0.33, $.31, $0.21 and $0.18 per share, respectively. The original investment price of $0.50 per share for the series B preferred stock is divided by the $0.18 per share and result in the conversion of every 1 share of series B preferred stock held can be converted into 2.78 shares of common stock for a total of 3,706,964 shares of common stock. On February 23, 2007, the conversion price of the series B preferred stock was reduced further to $0.11 per share. The original investment price of $0.50 per share for the series B preferred stock is divided by the $0.11 per share and result in the conversion of every 1 share of series B preferred stock held can be converted into 4.55 shares of common stock for a total of 7,692,157 shares of common stock. The conversion price of the Series B preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company’s common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at the Company’s option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq Capital Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006, the Board of Directors approved the payment of dividends in series B preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series B preferred stock were issued 357,152 shares of series B preferred stock as dividends. The 10 day volume-weighted average price of our common stock was $0.047.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series B preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 7) Because of this, the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition, the series B convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series B convertible preferred stock. As such, the November 14, 2005 sale of convertible debentures caused the series B convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series B convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series B convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $244,533. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $192,168 and $6,790 for the change in fair value for the years ended December 31, 2006 and 2005, respectively, in its statement of operations. The fair value of the Series B conversion option is $67,096 and $251,293 December 31, 2006 and 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.04), applicable volatility rates (161.62%), remaining contractual life (1.61 years) and the period close risk free interest rate for the instruments remaining contractual life (4.82%).

In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $17,129. In June 2006, 36,237 series B preferred shares were converted into 50,369 shares of common stock. Under the guidance of EITF 00-19, the Company re-measured the conversion option of these shares and reclassified the conversion liability of $9,158 to equity.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 10, 2010. On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock which expire on August 10, 2010.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy Capital Partners, Inc. (“Trilogy”). Trilogy agreed to act as finder to seek financing and other strategic relationships for the Company. Under this agreement, if the Company received any financing from a qualified introduction during the fee agreement period, the Company would be required to pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and was to terminate one year following the termination of Trilogy as finder. Either Trilogy or the Company could terminate the agreement at any time. There are no assurances that Trilogy will be able to locate suitable investors or that the Company will close a transaction with investors introduced by Trilogy.

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requested, to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement had an initial term of 12 months and was terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy was to be paid $12,500 per month and was issued 2,400,000 warrants to purchase shares of the Company's common stock.. Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $600,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget of not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement.

On November 17, 2005, the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Securities Purchase Agreement the Company entered into on November 14, 2005 with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) 4,000,000 warrants. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all rights, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company. The Company paid $93,000 related to this settlement as of December 31, 2006 with $42,000 allocated to the recovery of warrants.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company’s common stock.

The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005, the Purchasers received 1,000,000 warrants, on January 4, 2006 the Purchasers received 1,000,000 warrants, on May 10, 2006 the Purchasers received 600,000 warrants and on July 25, 2005 the Purchasers received 500,000 warrants. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

Pursuant to an amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 378,445, 395,310, 173,580 and 133,776 shares of our common stock at an exercise price of $0.65 per share on November 14, 2005, January 4, 2006, May 10, 2006 and July 24, 2006, respectively. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the first tranche, second tranche, and the first and final advance of the third tranche, respectively. The Company recorded the fair value of the warrants as deferred financing costs and amortizes the expense on a straight line basis over the term of the loan.

On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company’s common stock.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $50,375 in cash of which $17,875 was paid on September 18, 2006, $16,250 was paid on October 19, 2006 and $16,250 will be paid in November 2006. In addition, Axiom has received five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (see Note 7). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.068 for the 1st tranche, 2nd tranche, and the final tranche, respectively. The Company recorded the fair value of the warrants as deferred financing costs and amortizes the expense on a straight line basis over the term of the loan.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to purchase 40,000,000 shares of the Company’s common stock.

The warrants are issued pro rata upon each investment tranche.  On each October 31, 2006 and February 23, 2007 the Purchasers received 20,000,000 warrants. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement . The market price is determined by averaging the last reported sale prices for the Company’s shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company’s principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between the Company and Axiom, Axiom will earn a finders fee of $130,000 in cash in which $65,000 for the 1st tranche has been accrued on our financial statement for the year ended December 31, 2006 and $65,000 will be accrued on our financial statement for the quarter ended March 31, 2007. In addition, Axiom will receive five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 1,151,393 and 1,777,778 will be granted after April 9, 2007. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.069and $0.045 for the 1st tranche and final tranche, respectively. The Company recorded the fair value of the warrants as deferred financing costs and amortizes the expense on a straight line basis over the term of the loan.

The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. Because of this, the Company would not have sufficient authorized shares to settle exercises of the warrants issued to the Purchasers or Axiom on the date of issuance. In addition, the underlying shares of the Purchasers warrants were subject to the liquidating damages provisions of the Registration Rights Agreement. If the registration statement that was filed by the Company is not declared effective within 120 days from November 14, 2005 or fails to maintain effectiveness of the registration statement then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares or cash. In accordance with the provisions of EITF 00-19 both the Purchasers and Axiom warrants were recorded as liabilities at their fair values on the date of issuance of $160,048 and $60,569, respectively. In January 2006, the warrants issued to both the Purchasers and Axiom in connection with the 2nd tranche was recorded as liabilities at their fair values on the date of issuance of $157,000 and $62,064, respectively. On May 10, 2006, the warrants issued to both the Purchasers and Axiom in connection with the advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $109,200 and $31,592, respectively. On July 24, 2006, the warrants issued to both the Purchasers and Axiom in connection with the final advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $122,879 and $32,909, respectively. In connection with the September 12, 2006 Securities Purchase Agreement the warrants issued to both the Purchasers and Axiom in connection with the 1st tranche were recorded as liabilities at their fair values on the date of issuance of $3,662,522 and $16,882, respectively. On October 4, 2006 and November 6, 2006, the warrants issued Axiom in connection with the 2nd and 3rd tranche were recorded as liabilities at their fair values on the date of issuance of $19,226 and $17,636, respectively. In connection with the October 31, 2006 Securities Purchase Agreement the warrants issued to the Purchasers were recorded as liabilities at their fair values on the date of issuance of $1,320,000.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. Because of this, the Company might not have sufficient authorized shares in the future to settle exercises of its other issued warrants. Under the guidance of EITF 00-19, share settlement of the Company's other issued warrants could no longer be considered within their control. The Company reclassified these other warrants to a liability based on the fair value on November 14, 2005 of $636,412. The Company will re-measure the fair value of the warrants at the end of each reporting period and record the change in fair value in its statement of operations.

On January 30, 2006, Company entered into a settlement agreement and mutual release (“Settlement Agreement”) with Lockheed Martin (“Lockheed”). (See Note 11 - Litigation) Under the terms of the Settlement Agreement, the Company agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company’s common stock at $0.65 per share. Because of the convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement (See Note 7), the Company might not have sufficient authorized shares in the future to settle exercises of these issued warrants. Under the guidance of EITF 00-19, the Company classified these warrants as liability based on their fair value of $94,500 on the date of grant.

The Company re-measured the fair value of all its issued warrants at December 31, 2006. The change in fair value for the years ended December 31, 2006 and 2005, were gains of $4,870,913 and $21,779, respectively. The change of fair value is reported in the Company’s statement of operations. The fair value of the warrants was $1,654,337 and $878,708 at December 31, 2006 and 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the warrants. The significant assumptions used include the actual period closing price of the Company's common stock ($0.04), remaining contractual life (from .01 - 9.00 years), applicable volatility rates (140.46% - 172.89%) and the period close risk free interest rate for the instruments remaining contractual life (4.70% - 4.75%).

As of December 31, 2006 and 2005, the Company had warrants outstanding to purchase an aggregate of 49,172,719 and 5,547,776 common shares respectively.

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes (“Bridge Notes”) to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 9 - Stock Option Plan and Warrants

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

For the year ended December 31, 2006 and 2005, under the 1998 stock option plan, options to purchase 3,423,380 and 3,841,493 shares of common stock were outstanding, respectively. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property. On June 26, 2006, our stockholders approved to amend the 2005 Plan to increase the number of grants available under the Plan from 5,000,000 to 10,000,000.

As of December 31, 2006 4,850,555 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 4,520,555 were stock option grants. As of December 31, 2005, 3,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 2,883,000 were stock options. On March 14, 2006, the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10-year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company’s 2005 Incentive Plan for their service to the Company in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. The Company’s audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company’s 2005 Incentive Plan. In aggregate, the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $233,100 on the date of the grant. On the same date, the Board of Directors granted the Company’s Senior Vice President stock options to purchase 667,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The stock option vests over a three-year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to the Company’s Senior Vice President was $124,062 on the date of the grant. On September 18, 2006, the Company granted stock options to purchase 160,555 shares of its common stock to an individual who was appointed to the Board of Directors at the June 26, 2006 annual meeting. Of the stock options granted, the stock option execisable into 150,000 shares of its common stock for his service to the Company in 2006 and the stock option exercisable into 10,555 shares of its common stock in lieu of cash payment for his participation, attendance at meetings and service to the Company from June 26, 2006 to September 30, 2006. The 10-year stock options vest immediately and have an exercise price of $0.28 per share. The fair value of the options on the date of grant was $21,996. The fair value of the option grants have been recorded as a compensation charge in accordance with SFAS 123(R). The Company used the Black Scholes Valuation model to determine fair value. For the 2006 grants, the significant assumptions used include the closing price of the Company's common stock on the date of grant ($0.16 - $0.24), applicable volatility rates (131.12% - 131.47%), expected life (3.5 - 5.0 years) and the period close risk free interest rate for the instruments expected life (4.680%-4.79%).

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 7). Because of this, the Company might not have sufficient authorized shares in the future to settle exercises of its non-employee issued stock options. Under the guidance of EITF 00-19, share settlement of the Company's non employee issued stock options could no longer considered to be within the their control. The Company reclassified these non-employee stock options to a liability based on the fair value of the stock options on November 14, 2005 of $104,927. The Company re-measured the fair value of the non-employee stock options. For the years ended December 31, 2006 and 2005, a gain of $94,935 and $444, respectively, was recorded as a change in fair value in its statement of operations. The fair value of the Company's non-employee stock options was $9,548 and $104,483 at December 31, 2006 and 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value. The significant assumptions used include the actual period closing price of the Company's common stock ($0.04), applicable volatility rates (139.87% - 182.89%), remaining contractual life (0.01 -3.67 years) and the period close risk free interest rate for the instruments remaining contractual life (4.74%-5.00%).

A summary of activity under the stock option plans is as follows:

	December 31, 2006				December 31, 2005
		Weighted		Weighted		Weighted		Weighted
		Average	Aggregate	Average		Average	Aggregate	Average
		Exercise	Intrinsic	Grant Date		Exercise	Intrinsic	Grant Date
	Shares	Price	Value	Fair Value	Shares	Price	Value	Fair Value
Outstanding, beginning of year	6,724,490	$0.94	—	—	3,039,875	$0.73	—	—
Options granted	1,937,555	0.26	—	0.20	4,305,500	0.83	—	0.27
Options exercised	—	—	—	—	(5,218)	0.55	—	—
Options forfeited	(718,110)	1.29	—	—	(615,667)	2.24	—	—
Outstanding, end of year	7,943,935	$0.74			6,724,490	$0.94
Exercisable, end of year	7,409,248	$0.77			6,671,240	$1.06

The following table summarizes stock option information as of December 31, 2006:

Weighted Average	Number Outstanding	Weighted Average	Options
Exercise	at December 31,	Remaining	No. Exercisable
Prices	2006	Contractual life	12/31/06

$ 0.24	1,110,000	9.21	1,110,000
$ 0.28	160,555	9.72	160,555
$ 0.30	667,000	4.20	166,750
$ 0.30	1,000,000	8.82	1,000,000
$ 0.55	162,659	1.27	162,659
$ 0.66	200,000	3.49	200,000
$ 0.92	13,500	3.49	13,500
$ 0.97	1,379,527	1.32	1,379,527
$ 1.000	2,654,500	8.06	2,623,250
$ 1.13	264,925	3.67	264,925
$ 1.200	13,500	3.49	13,500
$ 1.375	250,000	6.75	250,000
$ 2.43	24,644	0.25	24,644
$ 3.75	6,000	3.49	6,000
$ 4.00	37,125	4.05	33,938
	7,943,935	3.89	7,409,248

The following tables summarize unvested stock option information as of December 31, 2006:

		Weighted- Average
		Exercise
Nonvested Shares	Shares	Price
Nonvested, January 1, 2006	53,250	$1.36
Granted	1,937,555	$0.26
Vested	1,456,118	$0.25
Forfeited	—	—
Nonvested, December 31. 2006	534,687	$0.36

	Number Outstanding	Weighted Average	Unvested
Exercise	at December 31	Remaining	Options
Prices	2006	Contractual life	12/31/06
$0.30	667,000	4.20	500,250
$1.00	62,500	3.13	31,249
$4.00	12,750	2.33	3,188
	742,250	2.90	534,687

A summary of stock warrant activity is as follows:

	December 31, 2006		December 31, 2005
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding, beginning of year	5,547,776	$0.78	1,915,397	$1.06
Warrants granted	43,843,132	0.23	6,032,379.63
Warrants exercised	(218,189)	1.50	—	—
Warrants forfeited	—	—	(2,400,000)	.50
Warrants expired	—	—	—	—
Outstanding, end of year	49,172,719	$0.29	5,547,776	$0.78
Exercisable, end of year	49,172,719	$0.29	5,547,776	$0.78

The following table summarizes warrants information as of December 31, 2006:

	Warrants Outstanding
	Number Outstanding	Weighted Average	Weighted	Warrants Number Exercisable
	at	Remaining	Average	at
Exercise	December 31,	Contractual	Exercise	December 31,
Prices	2006	Life	Price	2006
$0.08	20,000,000	6.84	$0.08	20,000,000
$0.30	20,000,000	6.70	$0.30	20,000,000
$0.50	465,000	2.96	$0.50	465,000
$0.65	3,843,132	4.93	$0.65	3,843,132
$0.65	1,378,445	3.87	$0.65	1,378,445
$0.75	1,550,000	3.61	$0.75	1,550,000
$0.75	703,934	3.61	$0.75	703,934
$0.97	1,232,208	5.67	$0.97	1,232,208
	49,172,719	6.34	$0.29	49,172,719

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The Company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 8). These warrants were immediately exercisable at $1.50 per share through December 19, 2006. These warrants expired unexercised.

The Company issued warrants to purchase 465,000 shares of its common stock to investors in its December 14, 2004 Private Placement (Note 8). These warrants were immediately exercisable at $1.10 per share through December 14, 2009. In August 2005, the exercise price of the warrants was reduced to $0.50 per share after the consummation of the rights offering pursuant to anti dilution provision. In October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9, 2010.

The Company issued warrants to purchase 703,934 shares of its common stock to investors in its Proprietary Rights Offering August 10, 2005 (Note 8). These warrants are immediately exercisable at $0.75 per share through August 9, 2010.

The Company issued warrants to purchase an aggregate of 3,100,000 shares of its common stock to the Purchasers in the Securities Purchase Agreement with each investment tranche on November 15, 2005, January 4, 2006, May 10, 2006 and July 24, 2006. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

The Company issued warrants to purchase 378,445, 395,310, 173,580, and 133,776 shares of its common stock to Axiom pursuant to an amended Finder's Fee Agreement on November 15, 2005, January 4, 2006, May 10, 2006 and July 24, 2006, respectively. The warrants are exercisable into common stock at an exercise price of $0.65 per share for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price of (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the first, second, third and final tranche respectively.

On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers and issued warrants to purchase 20,000,000 shares of the Company’s common stock. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase shares of the Company’s common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (see Note 9). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.068 for the 1st tranche, 2nd tranche, and the final tranche, respectively.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers and issued warrants to purchase 20,000,000 shares of the Company’s common stock. On February 23, 2007, upon receiving the closing of the final tranche of $1,000,000 of the October 31, 2006 Securities Purchase Agreement, the Company issued the Purchasers warrants to purchase 20,000,000 shares of the Company’s common stock. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

After the Company entered the Securities Purchase Agreement, and in following the guidance of EITF 00-19, the Company reclassified all of its warrants issued, as a liability recorded at fair value on November 14, 2005. (See Note 8 “Warrants”). All subsequent issuances are recorded as a derivative liability at their respective fair values on date of grant. The Company will remeasure the fair value at the end of each reporting period and record the change in fair value in its statement of operation.

NOTE 10 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997, with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company was contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company also was obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. On February 13, 2006, in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

In September 1998, the Company entered into a license agreement with Lockheed pursuant to which the Company initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time the Company entered into the license agreement with Lockheed, it believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues the Company derived from utilization of the EQWIP technology.

In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. (Note 11, Commitments and Contingencies, Litigation).

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and a fair value of $94,500, as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. (Note 11, Commitments and Contingencies, Litigation). The Company does not believe that the termination of the license granted under the agreement with Lockheed will have a significant impact on its business. In accordance with the provisions of EITF 00-19, the warrants were recorded as a liability at fair value on the date of grant. The Company will re-measure the fair value at the end of each recording period and record the change in fair value in its statement of operation.

NOTE 11 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH (“AIM”) in the amount of 430,500 Euros or $568,000 (at the current exchange rates) as of December 31, 2006. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space which expires November 30, 2009. In addition, the Company leases office space in Mahwah, New Jersey under a 6 month lease which will expire on May 30, 2007 at a monthly rental rate of approximately $2,900.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2006 are as follows:

For the Year Ending
December 31,	Amount
2007	74,400
2008	65,100
2009	61,800
Total	$201,300

Rent expense charged to operations for the years ended December 31, 2006 and December 31, 2005 and for period February 7, 1997 (inception) to December 31, 2006 amounted to $86,253, $66,364 and $334,866, respectively.

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed. In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believed that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed from the Company, the license agreement by its terms had become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believed that it had no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed believed that royalties were due and had demanded payment. The Company had conducted exploratory discussions with Lockheed regarding terms for a potential settlement of this matter in order to avoid these potential substantial litigation costs and other professional fees.

On January 30, 2006, Company entered into the Settlement Agreement with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning EQWIP technology the Company and Lockheed entered into on September 29, 1998 (“License Agreement”) and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that the Company and Lockheed entered into on June 24, 1998 (the “Definitive Contract”). Under the terms of the Settlement Agreement the Company agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and the Company also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company’s common stock for $0.65 per share. In consideration for this settlement payment, Lockheed has agreed to release the Company and terminate all prior agreements and understandings between Lockheed and the Company, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, the Company agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. The Company does not believe that the loss of the license granted under the agreement with Lockheed will have a significant impact on it. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties completed discovery and a final pretrial conference was held on August 17, 2005. On June 5, 2006 we entered into a Settlement and Release Agreement (“Agreement”) with our former Chief Financial Officer. The Agreement disposes of and resolves all disputes, claims, issues and differences between us.

The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. (“Settlement Amount”). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal. (b) the sum of $70,000 was paid to counsel for the former CFO on November 16, 2006 after the execution of the October 31, 2006 Security Purchase Agreement for the financing of $2,000,000 of gross proceeds, and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth (15th) of each month beginning January 15, 2007.

The Company is not aware of any other pending or threatened legal proceedings.

Employment and Consulting Agreements

On February 13, 2006, the Company entered into a letter of agreement with The Investor Relations Group, Inc. (“IRG”). Under the Agreement, on a month-to-month basis, IRG will provide investor relations services for the Company. In consideration for its services, the Company will pay IRG $10,000 per month. The Company terminated this agreement October 31, 2006. In addition, the Company delivered 325,000 restricted shares of the Company’s common stock to IRG. These shares will be restricted for a period of two years from the date of execution of the Agreement. The restricted shares had a fair value of $61,750 on the date of grant. The Company recorded the expense of the restricted stock at its fair value in its statement of operation.

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of the Company's common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. The Company paid the $55,000 bonus to Mr. O'Connor in two equal installments, April 2005 and January 2006. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O’Connor’s employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company’s financial situation supports such payment. In September 2006, all employees were asked to defer part of their salaries due to the Company’s declining financial position. After the Company entered the October 31, 2006 Securities Purchase Agreement, all employees began to receive their full compensation except for Mr. O’Connor who continues to defer approximately $2,100 per month. At December 31, 2006 the Company had recorded deferred compensation of $116,668 of which $21,996 was for Mr. O’Connor.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the Board of Directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a Board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. As of December 31, 2006 the Company owed Mr. Fauci $80,000 in consulting fees and $525,000 for the settlement of deferred accrued salary.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. On February 13, 2006 in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

The following table summarizes the aggregate commitments under employment and related agreement obligations as of December 31, 2006:

Aggregate Commitment
Year ending December 31, 2007	461,500
Year ending December 31, 2008	195,000

Totals	$656,500

NOTE 12 - Related Party Transactions

Among the purchasers of the Company's series A convertible preferred stock were Jed Schutz and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. A former director, George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock at an exercise price of $0.50. Mr. Benedict resigned from the Company’s board effective December 31, 2005. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants.

Among the purchasers of the Company's series B convertible preferred stock were Jed Schutz, Joseph T. Casey, Dr. Michael Davis, each of whom is a director of the Company and former director George Benedict. Mr. Schutz and Mr. Benedict each purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On January 3, 2006 the Company issued shares of series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2005. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 48,616 shares of series A convertible preferred stock as dividends. The Company’s former director, George Benedict received 19,447 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 8,869 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 5,913 shares and Michael Davis received 591 shares of series B preferred stock as dividends.

On January 2, 2007 the Company issued shares of series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2006. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 45,708 shares of series A convertible preferred stock as dividends. The Company’s former director, George Benedict received 18,283 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 42,556 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 28,371 shares and Michael Davis received 2,827 shares of series B preferred stock as dividends.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mark A. Fauci, a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of the obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. As of December 31, 2006 the Company paid Mr. Fauci $320,000 for consulting fees and $100,000 for settlement of deferred salary.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in the Company's name, and (ii) to grant to ,their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of the Board of Directors was compensated $95,000 for his service in this role to the Company. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. The Company offered Dr. Davis a new consulting contract in January 2006, whereby he will provide medical and scientific expertise for the Company. Dr, Davis will be compensated $5,000 per month for his consulting services. This agreement was amended in May 2006. Dr. Davis’ compensation was reduced to $2,500 per month for June through September 2006. As of October 1, 2006 the agreement was amended and Dr. Davis’ compensation was increased to $4,000 per month. In the year ended December 31, 2006, the Company paid Dr. Davis $20,000.

NOTE 13 - Public Offering Costs

The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 14 -Subsequent Events

On February 18, 2007, David Wright informed the Company that he was voluntarily resigning as the Company’s Vice President of Operations to pursue other opportunities, effective immediately.

On February 14, 2007, the Company filed a Prospectus pursuant to Rule 424(b)(3) with the Securities and Exchange Commission, relating to the resale by the selling shareholders (the purchasers) of up to 6,000,000 shares of its common stock underlying a portion of the secured convertible notes in a principal amount of $3,100,000 from the November 14, 2005 Securities Purchase Agreement. In accordance with the October 31, 2006 Securities Purchase Agreement, the purchasers disbursed $1,000,000 in the final tranche to the Company on February 27, 2007. From January 1, 2007 through April 9, 2007, the purchasers have converted an aggregate of $12,680 of the principal amount of the debenture for a total of 1,550,000 shares of common stock underlying the converted notes. As of April 9, 2007 the Company owes the purchasers an aggregate $5,851,238 of which $3,076,238 is for the November 2005 Securities Purchase Agreement, $775,000 is for the September 2006 Securities Purchase Agreement, and $2,000,000 is for the October 2006 Securities Purchase Agreement.

On April 9, 2007, James Wavle informed the Company that he was voluntarily resigning his position from the Company’s Board of Directors for personal reasons, effective immediately.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, such person may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in the view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The Certificate of Incorporation of the Company provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (which term includes any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith and such indemnification will inure to the benefit of the indemnity's heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officer and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by the Company in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the SEC registration fee.

Registration Fee - Securities and Exchange Commission	$1611.92(1)
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$1,500
Blue Sky Fees and Expenses	$3,600
Printing	$10,000
Subscription Agent and Information Agent Fees and Expenses	$48,000
Miscellaneous	$5,000
Total	$168,100

(1) Previously paid with the Form SB-2 filed on February 5, 2007
(2) To be supplied by Amendment to this Registration Statement

Recent Sales of Unregistered Securities

On October 16, 2006, the Company filed a Form 8-K announcing that it had completed the sale of common stock to Richard P. Kiphart and other new investors in the aggregate amount of $5.4 million. That investment, plus the previous $1.1 million invested by Richard P. Kiphart around August 28, 2006, completed the $6.5 million capital raise previously announced by the Company.

PART II - EXHIBITS

Exhibit Number	Description

2.1
Agreement of Merger dated as of July 14, 2000, between the Registrant, a Delaware corporation, and Advanced Biotherapy Concepts, Inc., a Nevada corporation. Filed as Appendix A to Registrant’s Proxy Statement dated July 14, 2000, and incorporated herein by reference.

3.1	Certificate of Incorporation of Registrant. Filed as an exhibit to Registrant’s 10-QSB for the quarter ended September 30, 2000, and incorporated herein by reference. [1]

3.2	Bylaws of Registrant. Filed as an exhibit to Registrant’s 10-QSB for the quarter ended September 30, 2000, and incorporated herein by reference.[2]

3.3	Certificate of Amendment of Certificate of Incorporation of Registrant filed December 26, 2002, in the office of the Delaware Secretary of State.[3]

3.4	Form of Amendment to Certificate of Incorporation. Filed as an exhibit to Registrant’s Form 8-K on October 16, 2006.

4.1	Form of Registrant’s Common Stock Certificate. Filed as an exhibit to Registrant’s Form 10-QSB filed on June 10, 1999, and incorporated herein by reference.

4.2
Form of 2002 Subordinated Convertible Pay-In-Kind Note due June 1, 2006, dated November 14, 2002. Filed as an exhibit to Registrant’s Form 10-QSB and 10-QSB/A for the quarter ended June 30, 2002, and incorporated herein by reference.

5.1	Opinion of Rutter Hobbs & Davidoff Incorporated.**

10.1
Form of Stock Bonus Plan. Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December, 1999. Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December, 1999.

10.2
Form of Common Stock Purchase Warrant in favor of Cappello Capital Corporation. Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended March 31, 2000, and incorporated herein by reference.

10.3	Form of 2000 Omnibus Equity Incentive Plan. Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by reference.

1 Exhibit 3.1 was erroneously identified as Exhibit 2.2 in the original filing and is correctly identified herein.

2 Exhibit 3.2 was erroneously identified as Exhibit 2.3 in the original filing and is correctly identified herein.

3 Exhibit 3.3 was erroneously identified as Exhibit 2.4 in the original filing and is correctly identified herein.

10.4	Form of Option Agreement. Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by reference.

10.5	Form of 10% Convertible Subordinated Debt Instrument. Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended June 30, 2000, and incorporated herein by reference.

10.6	Form of Convertible Subordinated Debt Purchase Agreement. Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by reference.

10.7	Form of Investor Rights Agreement. Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by reference.

10.8
Form of 2002 Subordinated Convertible Pay-In-Kind Note due September 30, 2004. Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended March 31, 2002, and incorporated herein by reference.

10.9	Form of Investor Rights Agreement dated as of April 15, 2002. Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended March 31, 2002, and incorporated herein by reference.

10.10
Form of 2002 Subordinated Convertible Pay-In-Kind Note due June 1, 2006, as corrected for the payment maturity date on page 2 thereof. Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended September 30, 2002, and incorporated herein by reference.

10.11	Form of Investor Rights Agreement dated as of June 1, 2002. Filed as an exhibit to Registrant’s Form 10-QSB/A for the quarter ended June 30, 2002, and incorporated by reference herein.

10.12
Form of Integrated Project Service Agreement for Pilot Formulation and Filling Area dated March 31, 2003. Filed on January 30, 2004, as Exhibit 10.12 to the Company’s Form 10-QSB/A for the period ended March 31, 2003, and incorporated by reference herein.

10.13
Form of Agreement between the State Institute of Transplantation and Artificial Organs of the Ministry of Health of the Russian Federation and Advanced Biotherapy, Inc. Filed as an exhibit to Registrant’s Form 8-K/A on July 14, 2004.

10.14	Form of 2003 Subordinated Convertible Pay-In-Kind Note Due 2007. Filed as an exhibit to Registrant’s Form 8-K on October 28, 2004 and incorporated by reference herein.[4]

4 Exhibit 10.14 was erroneously identified as Exhibit 10.12 in the original filing, as Exhibit 10.13 in subsequent filings, and is correctly identified herein.

10.15	Form of the Investor Rights Agreement. Filed as an exhibit to Registrant’s Form 8-K on October 28, 2004 and incorporated by reference herein.[5]

10.16	Form of 2005 Subordinated Convertible Pay-In-Kind Note due September 30, 2009. Filed as an exhibit to Registrant’s Form 10-QSB for the period ended June 30, 2005.[6]

10.17	Form of Amended Investor Rights Agreement.[7]

10.18	Form of Share Purchase and Debt Restructure Agreement. Filed as an exhibit to Registrant’s Form 8-K on August 30, 2006.[8]

23.1	Consent of Williams & Webster, P.S. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

23.2	Consent of Williams & Webster, P.S.**

Consent of Rutter Hobbs & Davidoff Incorporated is contained in Exhibit 5.1.

99.1	Form of Instructions for Use of Subscription Right. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

99.2	Notice of Guaranteed Delivery Sub. Rights. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

99.3	Broker-Dealer Letter to Nominees. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

99.4	Letter to Stockholders -Record Holders. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

99.5	Letter to Clients of Broker-Dealers. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

99.6	Form of Nominee Holder Certification. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

99.7	Beneficial Owner Election Form. Previously filed as an exhibit to the Registration Statement filed on Form SB-2 on February 5, 2007.

**Filed herewith.

PART II - UNDERTAKINGS

(a) Rule 415 Offering.

The Undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

5 Exhibit 10.15 was erroneously identified as Exhibit 10.13 in the original filing, as Exhibit 10.14 in subsequent filings, and is correctly identified herein.

6 Exhibit 10.16 was erroneously identified as Exhibit 10.15 in the original filing and is correctly identified herein.

7 Exhibit 10.17 was erroneously identified as Exhibit 10.16 in the original filing and is correctly identified herein.

8 Exhibit 10.18 was erroneously identified as Exhibit 10.17 in the original filing and is correctly identified herein.

Act of 1933, as amended (“Securities Act”);

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement on Form SB-2; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) Request for Acceleration of Effective Date.

“Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Chicago, State of Illinois, on May 23, 2007.

ADVANCED BIOTHERAPY, INC.

/s/ Christopher W. Capps	/s/ Michael G. Bansley
Christopher W. Capps, President and Chief Executive Officer	Michael G. Bansley Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher W. Capps Christopher W. Capps	President and Chief Executive Officer	May 23, 2007

/s/ Michael G. Bansley Michael G. Bansley	Chief Financial Officer and Controller	May 23, 2007
/s/ Joseph A. Bellanti Joseph A. Bellanti, M.D.	Director	May 23, 2007

/s/ Keith Gregg Keith Allen Gregg	Director	May 23, 2007

/s/ Richard P. Kiphart Richard P. Kiphart	Director	May 23, 2007

/s/ Thomas J. Pernice Thomas J. Pernice	Director	May 23, 2007

/s/ John R. Capps John R. Capps	Director	May 23, 2007

/s/ Boris Skurkovich Boris Skurkovich, M.D.	Director	May 23, 2007